15386122.L















                         FINANCING AGREEMENT

                     Dated as of April 13, 1994

                                among

                     LONE STAR INDUSTRIES, INC.

                                 and

                   NEW YORK TRAP ROCK CORPORATION,

                            as Borrowers

                                 and

                The CIT Group/Business Credit, Inc.,

                              as Lender


                          TABLE OF CONTENTS




Page


SECTION 1.     Definitions, Etc.1

               1.1   Definitions1
               1.2   Accounting Terms22
               1.3   Other Terms22
               1.4   Construction22

SECTION 2.     Conditions Precedent23

               2.1   Conditions to Initial Revolving Loans
and
                      Letters of Credit23

                     (a) Lien Searches23
                     (b) Casualty Insurance23
                     (c) UCC Filings23
                     (d) Employee Benefit Plans23
                     (e) Examination & Verification23
                     (f) Opinions23
                     (g) Pledge Agreement24
                     (h) Additional Documents24
                     (i) Board Resolution24
                     (j) Corporate Organization24
                     (k) Officer's Certificate24
                     (l) Absence of Default24
                     (m) Plan of Reorganization25
                     (n) Reorganization; Mergers25
                     (o) Legal Restraints/Litigation25
                     (p) Disbursement Authorization25
                     (q) Adequate Protection Payments25
                     (r) Performance of Agreements26
                     (s) Employee Settlement Agreements26
                     (t) Related Documents26
                     (u) Confirmation Order26
                     (v) Default under Related Documents26
                     (w) Governmental Approval26
                     (x) Aspects of Reorganization26
                     (y) Cash Management System27
                     (z) Pension Obligations27
                     (aa)Additional Availability27
                     (bb)Financial Statements27
                     (cc)Intercreditor Agreement27
             (dd)Borrowing Base Certificate27
             (ee)Trademark Security Agreement27

               2.2   Conditions to Each Revolving Loan and
                      Letter of Credit27

                     (a) Representations and Warranties; No
                          Event of Default28
                     (b) LIBOR Borrowing Notice28
                     (c) Disbursement Authorization28

SECTION 3.     Revolving Loans28

               3.1   Determination of Revolving Loans;
Notices28
               3.2   Security Interest in Accounts29
               3.3   Representations and Warranties
Regarding
                      Accounts30
               3.4   Collection of Accounts 30
               3.5   Account Notices32
               3.6   Accounting for Payments33
               3.7   Monthly Statements33
               3.8   Prepayments; Termination of
                      Commitment33

SECTION 4.     Letters of Credit34

               4.1   Issuance of Letters of Credit34
               4.2   Letters of Credit Guaranty34
               4.3   Indemnification35
               4.4   Disclaimers35
               4.5   Actions with respect to Letters of
Credit36
               4.6   Resolutions with respect to Letters of
Credit36
               4.7   Licenses; Taxes36
               4.8   Subrogation37

SECTION 5.     Collateral37

               5.1   Grant of Collateral37
               5.2   Description38
               5.3   Disposition of Collateral38
               5.4   Survival of Security Interest39
               5.5   Remedies39
               5.6   Other Liens Held as Collateral39

SECTION 6.     Representations and Warranties39

               6.1   Organization39
               6.2   Power; Authority; Consents40
               6.3   Full Disclosure41
               6.4   Margin Regulations42
               6.5   Related Documents42
               6.6   Compliance with Bankruptcy Code43
               6.7   Solvency43
               6.8   Priority; Title43
               6.9   Trade Names44
               6.10  Subsidiaries44
               6.11  Insurance44
               6.12  Locations of Offices; Records and
Inventory44
               6.13  Affiliate Transactions44
               6.14  Environmental Matters44
               6.15  Employee Grievances45
               6.16  Bank Accounts46
               6.17  Returns46
               6.18  Merged Subsidiaries46
               6.19  Intellectual Property46

SECTION 7.     Covenants46

               7.1   Compliance with Bankruptcy Documents46
               7.2   Books and Records; Access; Change of
Offices;
                      Change in Collateral47
               7.3   Collateral Records47
               7.4   Compliance with Applicable Laws48
               7.5   Insurance48
               7.6   Taxes49
               7.7   Compliance with ERISA49
               7.8   ERISA Notice49
               7.9   Compliance with Laws; Environmental
Matters50
               7.10  Public Reports51
               7.11  Financial Reporting51
               7.12  EBITDA54
               7.13  Notice of Additional Subsidiaries;
Additional
                      Documents54
               7.14  Prohibited Transactions55

                     (a) Negative Pledge55
                     (b) No Additional Indebtedness55
                     (c) Borrowing Against Collateral55
                     (d) Sale of Assets55
                     (e) Merger; Consolidation, Etc.55
                     (f) Guaranties55
                     (g) Advances; Loans; Investments56
                     (h) Restricted Payments57
                     (i) No Defeasance; Prepayment57
                     (j) Additional Trade Names57

               7.15  Limitations on Leases and Capital
                      Expenditures57
               7.16  Interest Coverage Ratio58
               7.17  Leverage Ratio58
               7.18  Notice of Environmental Matters58
               7.19  Amendment or Waiver of Related
Documents
                      and Confirmation Order59
               7.20  Account Agreements59
               7.21  Locations of Collateral59
               7.22  No Affiliate Transactions60
               7.23  Notice of Additional Trademarks60
               7.24  Notice of Rosebud Advances or
                       Investments60
               7.25  Production Payments60


SECTION 8.     Interest, Fees and Expenses61

               8.1   Interest on Revolving Loans61

                     (a) Interest Rate61
                     (b) Interest Payment Dates61
                     (c) Eurodollar Rate Not Determinable;
Inability
                          to Determine Interest Rate;
Illegality or
                          Impropriety61
                     (d) Increased Costs; Capital Adequacy
                          Circumstances62
                     (e) Indemnity64
                     (f) Regulation D Compensation65
                     (g) Continuation and Conversion of
Loans65

               8.2   Calculations of Interest and Fees66
               8.3   Letter of Credit Fees66
               8.4   Additional Letter of Credit Fees  66
               8.5   Out-of-Pocket Expenses; Documentation
Fee67
               8.6   Line of Credit Fee67
               8.7   Loan Facility Fee67
               8.8   Administration Fee67
               8.9   Expenses of Lender67
               8.10  Authorization to Charge Accounts67

SECTION 9.     Powers. .67

SECTION 10.    Events of Default and Remedies68

               10.1  Event of Default68
               10.2  Remedies71

SECTION 11.    Termination73


SECTION 12.    Miscellaneous74

               12.1  Waivers74
               12.2  Payments; Expenses; Taxes;
Indemnification74
               12.3  Entire Agreement75
               12.4  Assignments and Participations75
               12.5  Maximum Rate76
               12.6  Severability76
               12.7  Counterparts76
               12.8  Jury Trial76
               12.9  Guaranty77
               12.10     Notices77
               12.11     Governing Law78
               12.12     Confidentiality78
               12.13     Releases of Collateral79


EXHIBITS

Exhibit A - Guaranty
Exhibit B - Pledge Agreement
Exhibit C - Borrowing Base Certificate
Exhibit D - Lockbox Agreement
Exhibit E - Blocked Account Agreement
Exhibit F - Depository Account Agreement
Exhibit G - Trademark Agreement
Exhibit H - Mortgage's Waiver, License and Agreement
Exhibit I - Release Certificate

SCHEDULES

Schedule 1.1A -    Intentionally Omitted
Schedule 1.1B -    Pledged Subsidiaries
Schedule 1.1C -    Existing Liens
Schedule 1.1D -    Existing Indebtedness
Schedule 1.1E -    Employee Settlement Agreements
Schedule 2.1A -    Searches
Schedule 2.1N -    Merged Subsidiaries
Schedule 3.4A -    Ready Mix Facilities
Schedule 6.9  -    Trade Names
Schedule 6.10 -    Subsidiaries
Schedule 6.11 -    Insurance
Schedule 6.12 -    Locations
Schedule 6.13 -    Affiliate Transactions
Schedule 6.14 -    Environmental Matters
Schedule 6.15 -    Employee Grievances
Schedule 6.16 -    Bank Accounts
Schedule 6.17 -    Tax Suits
Schedule 6.19 -    Intellectual Property
Schedule 7.7  -    ERISA Disclosure
Schedule 7.14(F) - Existing Guarantees





        THE CIT GROUP/BUSINESS CREDIT, INC., a New York
corporation
(hereinafter the "Lender"), with offices located at 1211
Avenue of
the Americas, New York, New York 10036, is pleased to
confirm the
terms and conditions under which the Lender shall make
revolving
loans, advances and other financial accommodations to Lone
Star
Industries, Inc., a Delaware corporation with a principal
place of
business at 300 First Stamford Place, Stamford, CT 06912-
0014
("LSI") and New York Trap Rock Corporation, a Delaware corporation with a principal place of business at 162 Old Mill Road, West
Nyack, New York 10994 ("Trap Rock" and together with LSI, each a
"Company" and collectively, the "Companies").

                           R E C I T A L S

        WHEREAS, any term used in these recitals without definition is used as hereinafter defined;

        WHEREAS, on December 10, 1990 and December 21, 1990, the
Debtors filed petitions for relief under Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the
Southern District of New York (the "Bankruptcy Court"), all of which cases are jointly administered;

        WHEREAS, as part of the Plan of Reorganization, the Company will retain the Core Assets (as defined in the Plan of Reorganization) and transfer the Non-Core Assets (as defined in the
Plan of Reorganization) to Rosebud Holdings, Inc.
("Rosebud"), a
Delaware corporation and wholly owned subsidiary of the Company formed pursuant to the Plan of Reorganization (the "Asset Transfer");

        WHEREAS, the Companies have requested that the Lender finance the ongoing working capital requirements of the Companies and certain of their subsidiaries; and

        WHEREAS, the Lender is willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

        SECTION 1.  Definitions, Etc.

        1.1 Definitions. The following terms shall have the following respective meanings:

        Accounts shall mean all of the Companies' now existing and hereafter acquired: (a) accounts and accounts receivable, (whether or not specifically listed on schedules furnished to the Lender), and any and all instruments, documents and chattel paper, including, without limitation, all accounts created by or arising from all of the Companies' sales of goods or rendition of services to its customers, and all accounts and accounts receivable arising from sales or rendition of services made under any of the Companies' trade names, or through any of the Companies' divisions;
(b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods;
(d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

        Affiliate shall mean, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Person who is a director or executive officer of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in connection with others or any group.

        Anniversary Date shall mean the first anniversary of the date of this Financing Agreement and the same date in every year thereafter.

        Asset Proceeds Note Indenture shall mean the
Indenture dated
as of March 29, 1994 among Rosebud and the Asset Proceeds
Note
Indenture Trustee pursuant to which the Asset Proceeds Notes are issued, as such indenture may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Asset Proceeds Note Indenture Trustee shall mean the
Trustee
as defined in the Asset Proceeds Note Indenture, and any successor trustee appointed thereunder.

        Asset Proceeds Notes shall mean the 10% Asset
Proceeds Notes
due 1997 issued pursuant to the Asset Proceeds Note
Indenture, as
such notes may be amended, restated or modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Asset Proceeds Notes Guaranty shall mean the
Guarantee
Agreement executed and delivered by LSI in favor of the holders of the Asset Proceeds Notes and dated as of March 29, 1994 pursuant to which LSI guarantees a portion of the obligations of Rosebud under the Asset Proceeds Notes, as such guaranty may be amended, restated or otherwise modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Asset Proceeds Notes Pledge Agreement shall mean the
Pledge
Agreement executed and delivered by LSI in favor of the Collateral
Agent for the holders of the Asset Proceeds Notes and dated
March
29, 1994, as such agreement may be amended, restated or otherwise modified from time to time in accordance with the provisions of
Section 7.19 hereof.

        Asset Transfer has the meaning set forth in the recitals hereto.

        Availability shall mean, at any time, the difference between
(i) the lesser of (a) the Borrowing Base at such time, and
(b) the
Line of Credit and (ii) the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made to the Companies and
(b) the aggregate undrawn and unreimbursed amounts of all Letters of Credit issued on behalf of LSI.

        Bankruptcy Code means Title 11 of the United States
Code, or
any similar United States federal or state law for the relief of debtors.

        Borrowing Base shall mean the difference between (i) sum of
(A) eighty-five percent (85%) of the outstanding Eligible
Accounts
Receivable of the Companies and (B) fifty-five percent (55%) of the aggregate value of Eligible Inventory of the Companies as determined at the lower of cost or market value and excluding all deferred fixed costs in Inventory and (ii) the Borrowing Base
Reserve.

        Borrowing Base Certificate shall have the meaning ascribed to it in Section 7.11(c)(i).

        Borrowing Base Reserve shall mean (i) $1,000,000 prior to
July 31, 1994, (ii) $1,500,000 prior to July 31, 1995, (iii)
$2,000,000 prior to July 31, 1996, (iv) $2,500,000 prior to
July
31, 1997, (v) $3,400,000 prior to January 31, 1998, and (vi)
$4,600,000 prior to July 31, 1998.

        Borrowing Date shall mean any date on which a Revolving Loan is made pursuant to Section 3.1, which date shall be a Business
Day.

        Business Day shall mean any day other than a Saturday,
Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York, provided, that with respect to Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in the London interbank market.

        Capital Expenditures shall mean for any period the aggregate of all expenditures of LSI and its Consolidated Subsidiaries during such period that in conformity with GAAP are required to be included in or reflected by the property, plant and equipment or similar fixed asset account reflected in the Consolidated Balance
Sheet of LSI and its Consolidated Subsidiaries, provided that the term "Capital Expenditures" shall exclude the Net Proceeds of
Permitted Asset Sales which are reinvested, substantially contemporaneously with the receipt of such proceeds, as expenditures of LSI and its Consolidated Subsidiaries for property, plant and equipment. For purposes of this Financing Agreement, a reinvestment of Net Proceeds of Permitted Asset Sales shall be considered to have been made substantially contemporaneously with the receipt of such proceeds if (1) the Board of Directors of the appropriate Person shall have approved the expenditure for property, plant and equipment within 12 months before or 6 months after the consummation of the Permitted Asset Sale and (2) such
Person shall have entered into a definitive agreement for such expenditure for property, plant and equipment or shall have commenced to make such expenditure for property, plant and equipment within 12 months after such Permitted Asset Sale.

        Capital Lease shall mean any lease of property
(whether
real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the
Consolidated Balance Sheet of LSI.

        Chemical Bank Rate shall mean the interest rate per annum publicly announced from time to time by Chemical Bank in New York,
New York as its prime rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the prime rate. The prime rate is not intended to be the lowest rate of interest charged by Chemical
Bank to its borrowers.

        Chemical Bank Rate Loan shall mean a Revolving Loan bearing interest at a rate determined with reference to the Chemical
Bank
Rate.

        Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

        Collateral shall mean all present and future
Accounts,
Inventory, Documents of Title and General Intangibles of the Companies and the proceeds of the foregoing, all capital stock of the Pledged Subsidiaries and all other property subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Person as security for all or any part of the Obligations.

        Confirmation Order means that certain order of confirmation relating to Case Nos. 90 B 21276 to 90 B 21286, 90 B 21334
and
90 B 21335 (HS) in the Southern District of New York, dated
February 17, 1994, as the same may be amended or modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Consolidated Balance Sheet shall mean a consolidated balance sheet for LSI and its Consolidated Subsidiaries eliminating all inter-company accounts and prepared in accordance with GAAP.

        Consolidated Subsidiary shall mean each Subsidiary of LSI other than Rosebud and its Subsidiaries.

        Construction Aggregates shall mean Construction
Aggregates
Limited, a corporation organized under the laws of Nova
Scotia.

        Core Assets has the meaning set forth in Section
1.33 of the
Plan of Reorganization.

        Credit Rating Event of Default shall mean a "Credit
Rating
Event of Default" as defined in the Employee Settlement
Agreements.

        Customarily Permitted Liens shall mean, as to any
Person:

        (a) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

        (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

        (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

        (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other similar restrictions, charges or encumbrances (whether or not recorded) affecting real property and which do not, individually or in the aggregate, detract from the value of such real property and which do not interfere in any material respect with the use or enjoyment of such real property in the ordinary course of such Person's business.

        Debtors means, collectively, each of LSI, Trap Rock, San-Vel
Concrete Corporation, NYTR, Lone Star Cement Inc.,
Construction
Materials Company, I.C. Materials, Inc., Lone Star Prestress
Concrete, Inc., Lone Star Properties, Inc., Southern
Aggregates,
Inc., Lone Star Transportation Corporation, Lone Star
Building
Centers, Inc. and Lone Star Building Centers (Eastern) Inc.
prior
to their reorganization at the Effective Time.

        Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: (a) two percent (2%) and (b) (i) with respect to Chemical Bank Rate Loans, the Chemical Bank Rate set forth in Section 8.1(a)(i) and (ii) with respect to Eurodollar
Loans, the interest rate on Eurodollar Loans set forth in Section
8.1 (a)(ii), which the Lender shall be entitled to receive from the
Companies on all Obligations due the Lender by the Companies to the extent provided in Section 10.2 of this Financing Agreement.

        Disclosure Statement means the Modified Amended
Disclosure
Statement regarding Debtors' Modified Amended Consolidated
Plan of
Reorganization, dated November 4, 1993, filed by the Debtors with the Bankruptcy Court.

        Documentation Fee shall mean the Lender's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing
Agreement, the other Loan Documents, the Collateral and/or the
Obligations.

        Documents of Title shall mean all of the Companies' present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

        Dollar or Dollars and the symbol $ shall mean lawful money of the United States of America.

        EBITDA shall mean, in any period, all earnings of LSI and its Consolidated Subsidiaries before all depreciation, amortization of intangibles, deferred fixed cost in Inventory, write-ups of the value of Inventory made in connection with the fresh start accounting of LSI and its Consolidated Subsidiaries, interest and tax expense and extraordinary gains and losses of LSI and its
Consolidated Subsidiaries for said period, determined in accordance with GAAP.

        Effective Date means the Effective Date defined in Section
1.38 of the Plan of Reorganization.

        Effective Time means the time on the Effective Date at which the Plan of Reorganization becomes effective in accordance with its terms.

        Eligible Accounts Receivable shall mean the gross
amount of
the Companies' accounts receivable that conform to the
warranties
contained herein and at all times continue to be acceptable
to the
Lender in the exercise of its reasonable business judgment
based on
those criteria customary in the commercial finance industry generally or in the lending practices of the Lender, less, without duplication, the sum of (a) any returns, discounts, claims,
credits
and allowances of any nature (whether issued, owing, granted
or
outstanding) and (b) reserves for:  (i) sales to the United
States
of America or to any agency, department or division thereof;
(ii)
foreign sales other than sales secured by stand-by letters
of
credit (in form and substance satisfactory to the Lender)
issued or
confirmed by, and payable at, banks having a place of
business in
the United States of America and payable in United States
currency;
(iii) accounts that remain unpaid more than four (4)
calendar
months from the original statement or billing date or two
(2)
calendar months from the original due date; (iv) contras;
(v) sales
to any Subsidiary or to any Affiliate; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (D) financially unacceptable to the Lender or has a credit rating unacceptable to the Lender; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices, are unpaid more than four (4) calendar months from the original statement or billing date or two
(2) calendar months from the original due date; (ix) an amount representing, historical, returns, discounts, claims, credits and allowances; (x) Accounts for which payments are subject to actual dispute or subject to offset, defense or counterclaim asserted or threatened by the customer; (xi) Accounts that have been terminated or cancelled by customers; (xii) Accounts which do not comply with all Governmental Rules; (xiii) any Account in which the Lender does not have a perfected, first priority, exclusive lien; (xiv) any
Account for which the customer is located in a jurisdiction which requires creditors to be licensed or hold a permit in order to perform the services or sell the items giving rise to such Account or to receive payments on such Account, and the Company entitled to receive payment on such Account is not so licensed or does not hold such permit; (xv) Accounts which are not fully transferable or assignable; and (xvi) Accounts created pursuant to transactions in which the Company entitled to receive payment on such Account is required to obtain a performance or other similar bond in favor of its customer, provided that prior to the date on which the Lender has received UCC searches or other evidence satisfactory to the
Lender establishing the absence of any liens or other encumbrances against the Accounts of the Companies filed with the Secretary of
State of the State of Connecticut and with the towns of Stamford and Greenwich, Eligible Accounts Receivable shall be zero.

        Eligible Inventory shall mean the gross amount of
the
Companies' Inventory that conform to the warranties
contained
herein and which at all times continue to be acceptable to
the
Lender in the exercise of its reasonable business judgment
based
upon those criteria customary in the commercial finance
industry
generally or in the lending practices of the Lender, less
any
work-in-process, supplies (other than raw material), goods
not
present in the United States of America, goods located at
the
premises of third parties (other than warehouses with which
the
Lender has entered into a third-party warehouse letter satisfactory, in form and substance, to the Lender), Inventory in which the Lender does not have a perfected, first priority, exclusive lien, goods returned or rejected by the Companies' customers (other than goods that are undamaged and resalable in the normal course of business), goods to be returned to the
Companies'
suppliers, goods in transit and less any reserves required
by the
Lender in its reasonable discretion for special order goods, market
value declines and bill and hold (deferred shipment) or
consignment
sales, provided that (i) Eligible Inventory must be located
in a
jurisdiction for which the Lender has received UCC searches
or
other evidence satisfactory to the Lender establishing the
absence
of any liens or encumbrance on the Inventory of Companies in such
jurisdiction and (ii) upon the failure of LSI to make any
semi-
annual purchase price payment for minerals pursuant to the Production Payment Agreements in accordance with Section 7.25 hereof, the Lender may, in its sole discretion, exclude from Eligible Inventory all or any part of the Inventory located at
LSI's Greencastle, Indiana and Pryor, Oklahoma cement plants.

        Employee Settlement Agreements shall mean the
settlement
agreements in effect on the Effective Date with (i) the
PBGC, (ii)
the Official Committee of Retired Employees of LSI and its
Subsidiaries, and (iii) LSI's and its Subsidiaries' unions,
and all
material related agreements, documents, instruments,
mortgages,
security agreements and assignments, all as listed on
Schedule 1.1E
hereto, in each case as amended, modified and supplemented
from
time to time in accordance with the provisions of Section
7.19
hereof.

        Environment shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata and ambient air and structures containing asbestos.

        Environmental Claim shall mean any claim, investigation, proceeding, action, order, directive, summons, complaint, citation, notice or inquiry from any Governmental Authority or any third person which could or does result in any Environmental
Damages.

        Environmental Condition shall mean any condition with respect to the Environment, whether or not yet discovered, at, on or under any of the assets of LSI or its Subsidiaries or resulting from any Hazardous Substances released or transported from any of the assets of LSI or its Subsidiaries, which could or does result in any Environmental Damages to LSI, its Subsidiaries or the Lender.

        Environmental Damages shall mean all claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim of whatever kind or nature which are incurred as a result of (i) the existence of Hazardous
Substances at, on or under any of the assets of LSI or its Subsidiaries or resulting from any Hazardous Substances released at or threatened to be released at or transported from any of the assets of LSI or its Subsidiaries, or (ii) the violation of any
Environmental Law by LSI or its Subsidiaries.

        Environmental Laws shall mean all applicable
Governmental
Rules relating to the injury to, or the protection of, the Environment.

        ERISA shall mean the Employee Retirement Income
Security Act
of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

        ERISA Affiliate shall mean each person (as defined in
Section 3(9) of ERISA) which together with LSI and any Subsidiary of LSI would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code.

        Eurodollar Loan shall mean a Revolving Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

        Eurodollar Rate shall mean, with respect to a Eurodollar
Loan for the relevant Interest Period, the rate determined by the
Lender to be the rate at which deposits in Dollars are offered by
Chemical Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such
Interest Period.

        Event(s) of Default shall have the meaning provided for in
Section 10.1 of this Financing Agreement.

        Executive Officers shall mean the Chairman, President, Chief
Executive Officer, Chief Operating Officer, Chief Financial
Officer, Executive Vice President(s), Senior Vice
President(s), any
Vice President, Treasurer, Controller and Secretary of LSI.

        Final Order means an order or judgment of the Bankruptcy
Court as entered on the docket that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Lender or, if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument has expired.

        Financial Statements shall mean the financial statements contained in LSI's SEC Form 10-K for LSI's fiscal year ended
December 31, 1993.

        GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

        General Intangibles shall have the meaning set forth in the
UCC and shall include, without limitation, all present and future right, title and interest of the Companies in and to all contract rights, general intangibles, tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

        Governmental Authority shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, court or other judicial or quasi-judicial tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        Governmental Rule shall mean any statute, law, treaty, rule, code, ordinance, regulation, permit, certificate or order of any
Governmental Authority or any judgment, decree, injunction, writ, order or like action of any Governmental Authority (whether or not having the force of law).

        Guarantors shall mean all Subsidiaries of LSI that guarantee the Obligations of the Companies pursuant to Section 7.13 hereof.

        Guaranty shall mean the guaranty, in the form of Exhibit A hereto, made by a Subsidiary of LSI in favor of the Lender guaranteeing the Obligations and delivered to the Lender pursuant to Section 7.13 hereof.

        Hazardous Substances shall mean any substance: (a) the presence of which requires notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous substance", "hazardous waste", "toxic substance", "toxic waste", or which become regulated as hazardous or toxic under any Environmental Law, including, without limitation, the Comprehensive Environmental Response,
Compensation,
and Liability Act (42 U.S.C. 9601 et seq.), the Resource
Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the
Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), and the Clean Air Act (42 U.S.C. 7401 et seq.); (c) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (d) which contains polychlorinated biphenyls or friable asbestos or urea formaldehyde foam insulation; or
(e) which
contains or emits radon gas.

        Indebtedness shall mean as to any Person, without duplication (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than property including Inventory and services purchased in the ordinary course of business); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a lien, claim or encumbrance, upon specific property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) indebtedness directly or indirectly guaranteed by such
Person and the reimbursement obligations of such Person with respect to letters of credit; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) obligations under Capital Leases; and
(viii) the net obligations under interest rate swaps, currency swaps, options or other similar agreements.

        Interest Coverage Ratio shall mean a ratio determined as of the relevant calculation date by dividing (i) EBITDA for the relevant period by (ii) Interest Expense for the relevant period.

        Interest Expense shall mean total interest expense
(paid or
accrued) of LSI and its Consolidated Subsidiaries, determined in accordance with GAAP on a basis consistent with the latest audited statements of LSI and its Consolidated Subsidiaries.

        Interest Period shall mean, with respect to any Eurodollar
Loan, the period commencing on the Borrowing Date or the date of any continuation or conversion for such Eurodollar Loan, as the case may be, and ending one, three or six months thereafter as a
Company may elect in the applicable notice given to the Lender pursuant to Section 3.1 and/or Section 8.1(g); provided that
(i)
any Interest Period that would otherwise end on a day that is not a
Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business
Day; (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
Period shall end on the last Business Day of the applicable calendar month; and (iii) no Interest Period for any Eurodollar
Loan shall end after the Termination Date. Interest shall accrue from and include the first date of an Interest Period but exclude the last day of such Interest Period.

        Inventory shall mean all of the Companies' present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same, in all stages of production, from raw materials excluding limestone and other minerals located at LSI's facilities in Greencastle, Indiana and Pryor, Oklahoma, through work-in-process to finished goods, and all proceeds thereof of whatever sort, provided that Inventory shall exclude the fuel and spare parts inventory located at LSI's facilities in Oglesby, Illinois, Greencastle, Indiana and Pryor,
Oklahoma.

        Issuing Bank shall mean the bank issuing Letters of Credit for LSI.

        Kosmos Partnership shall have the meaning set forth in the
Employee Settlement Agreements.

        Letter of Credit Guaranty shall mean the guaranty delivered by the Lender to the Issuing Bank of LSI's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

        Letter of Credit Guaranty Fee shall mean the fee the Lender may charge LSI under Section 8.3 of this Financing Agreement for:
(i) issuing the Letter of Credit Guaranty or (ii) otherwise aiding
LSI in obtaining Letters of Credit.

        Letters of Credit shall mean all letters of credit issued with the assistance of the Lender by the Issuing Bank for or on behalf of LSI.

        Leverage Ratio shall mean the ratio determined by dividing
Total Liabilities by Net Worth.

        Line of Credit shall mean the commitment of the Lender to make loans and advances to the Companies, pursuant to
Section 3.1
of this Financing Agreement, and to assist LSI in obtaining
Letters
of Credit, pursuant to Section 4 of this Financing
Agreement, in
the aggregate amount equal to $35,000,000, as such amount may be reduced pursuant to the terms of this Financing Agreement.

        Line of Credit Fee shall (i) mean the fee due to the Lender payable in arrears on the first day of each month for the immediately preceding month for the Line of Credit, and (ii) be determined by multiplying (A) the difference between (x) the Line of Credit and (y) the sum of (1) the average aggregate daily Revolving Loans of the Companies for said month and (2) the average aggregate daily amount available to be drawn under all outstanding
Letters of Credit issued for the account of LSI for such month by
(B) one-half of one percent (1/2 of 1%) per annum for the number of days in said month.

        Loan Documents shall mean this Financing Agreement, the
Pledge Agreement, the Trademark Agreement, each Guaranty and all other documents, agreements, guarantees, instruments, opinions and certificates heretofore, now or hereafter executed and delivered in connection with this Financing Agreement, including all amendments, supplements or modifications of the same.

        Loan Facility Fee shall mean the fee payable to the Lender in accordance with, and pursuant to, the provisions of
Section 8.7
of this Financing Agreement.

        Material Adverse Effect shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise) or prospects of LSI and its Consolidated Subsidiaries, taken as a whole, (ii) the ability of LSI and its Consolidated
Subsidiaries, taken as a whole, to perform their obligations hereunder or under any other Loan Document, (iii) the legality, validity or enforceability of this Financing Agreement or any other
Loan Document, or the rights and remedies of the Lender hereunder or thereunder, or (iv) the aggregate value of the property included in the Borrowing Base, provided that a Material Adverse Effect shall not occur solely by reason of (A) the occurrence of a Credit
Rating Event of Default or (B) a Permitted Asset Sale.

        Minimum Availability Trigger Date shall mean the first date upon which the Availability (without giving effect to the Line of
Credit limitation contained in clause (i) of the definition thereof) has remained, for a period of five (5) consecutive
Business Days, below (i) $10,000,000 at any time during the period from January 1 through June 30 of any year or (y)
$15,000,000 at
any time during the period from July 1 through December 31 of any year.

        Net Proceeds shall mean any amount equal to the cash proceeds received by LSI and its Consolidated Subsidiaries from or in respect of any Permitted Asset Sale (including any cash received as income or other proceeds from any non-cash consideration received in respect of any such transaction), less (w) any reasonable brokerage commissions, financial advisory fees, legal and accounting fees and other fees and expenses incurred by LSI and its Consolidated Subsidiaries in respect of such transaction, (x) any taxes paid or payable by them (as determined reasonably and in good faith by the chief financial officer of LSI) in respect of such transaction, (y) any amounts held by LSI or any of its Consolidated Subsidiaries as a cash reserve as set forth on its regularly prepared balance sheets (or the notes thereto), in accordance with GAAP consistently applied, against any liabilities associated with the assets sold pursuant to such Permitted Asset
Sale and retained by LSI or any of its Consolidated Subsidiaries, including, without limitation, trade payables, payroll and pension and other employment and postemployment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with the sale or other disposition, and (z) any amounts required to discharge any encumbrances not constituting Permitted Encumbrances on the assets sold, leased, conveyed or otherwise disposed of.

        Net Worth shall mean, the excess of (i) the net book value of the assets of LSI and its Consolidated Subsidiaries after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) Total Liabilities, in each case computed and consolidated in accordance with GAAP.

        NYTR shall mean NYTR Transportation Corp., a
Delaware
corporation, which is a wholly-owned direct subsidiary of Trap
Rock.

        Obligations shall mean the aggregate amount of all loans and advances made or to be made by the Lender to the Companies or to others for the Companies' account; any and all indebtedness and obligations which may at any time be owing by a Company to the
Lender howsoever arising, whether now in existence or incurred by a
Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies' assets or property or the assets or property of any other Person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Lender by the Companies under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between a Company and the Lender; indebtedness or obligations incurred by, or imposed on, the Lender as a result of any Environmental Claim (other than as a result of actions of the
Lender constituting gross negligence or willful misconduct) arising out of any Company's operation, premises or waste disposal practices or sites; any Company's liability to the Lender as maker or endorser on any promissory note or other instrument for the payment of money; any Company's liability to the Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lender may make or issue to others for any Company's account, including any accommodation extended with respect to applications for Letters of Credit, the
Lender's acceptance of drafts or the Lender's endorsement of notes or other instruments for a Company's account and benefit.

        Old Lone Star means LSI prior to its reorganization at the
Effective Time.

        Operating Leases shall mean all leases of property
(whether
real, personal or mixed) other than Capital Leases.

        Out-of-Pocket Expenses shall mean all of the Lender's present and future expenses, other than any syndication expenses, incurred in connection with this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Lender in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Lender due to "insufficient funds" of deposited checks and the Lender's standard fee relating thereto, any amounts paid by the Lender, incurred by or charged to the
Lender by the Issuing Bank under the Letter of Credit Guaranty or the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Lender's standard fees relating to the Letters of Credit and any drafts thereunder, without duplication, the fees and expenses of Schulte Roth & Zabel and other counsel to the Lender, the costs and expenses of the
Lender's in-house attorneys, due diligence related expenses and disbursements incurred by the Lender and its professional advisers, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in Section 10.2(b) and 12.2 of this Financing Agreement.

        Payment Note Indenture shall mean the indenture substantially in the form of Exhibit A to the Asset Proceeds Notes
Guaranty, executed and delivered by LSI pursuant to the terms of the Asset Proceeds Notes Guaranty, as such indenture may be amended, restated or otherwise modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Payment Notes shall mean the promissory notes, substantially in the form of Exhibit A to the Payment Note Indenture, executed and delivered by LSI pursuant to the terms of the Asset
Proceeds
Notes Guaranty, as such notes may be amended, restated or otherwise modified from time to time in accordance with Section 7.19 hereof.

        PBGC shall mean the Pension Benefit Guaranty
Corporation.

        Permitted Asset Sale shall mean any sale of assets of LSI or any Consolidated Subsidiary that is not prohibited by, and made in accordance with the terms of, Sections 7.14(d) and 12.13 hereof or by the terms of any Related Document as in effect at the time of such sale.

        Permitted Encumbrances shall mean (i) liens expressly permitted, or consented to, in writing by the Lender; (ii) Purchase
Money Liens; (iii) Customarily Permitted Liens; (iv) liens granted to the Lender by the Companies; (v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time,
$1,000,000 (other than liens bonded or insured to the reasonable satisfaction of the Lender); (vi) liens granted to the Collateral
Agent for the holders of the Asset Proceeds Notes pursuant to the
Asset Proceeds Notes Pledge Agreement; (vii) liens granted to the
PBGC pursuant to the Employee Settlement Agreements; (viii) liens granted to the Senior Note Indenture Trustee on property and funds held by or collected by the Senior Note Indenture Trustee pursuant to the terms of the Senior Note Indenture and any similar liens in favor of the trustee under the Payment Note Indenture; (ix) liens on the West Nyack, New York plant and related facilities (other than Accounts, Inventory, General Intangibles and other Collateral) incurred in connection with the West Nyack Transaction; (x) liens securing Capital Leases permitted by Section 7.15 hereof;
(xi)
liens existing on the date hereof as set forth in Schedule
1.1C
hereto; (xii) any extension of the maturity, refinancing or other modification of the terms of the liens permitted by clauses,
(ii),
(iii), (ix), (x) or (xi) hereof or the Indebtedness secured by such liens, provided, however, that such extension of maturity, refinancing or other modification (A) does not extend the coverage of the lien to other property and (B) after giving effect to the extension, refinancing or modification of the terms thereof or the
Indebtedness secured thereby, the amount of the Indebtedness secured by such lien is not greater than the amount of such Indebtedness outstanding immediately prior to the extension, refinancing or modification; and (xiii) liens, other than liens permitted by clauses (i) through (xii) above and liens on Collateral, securing Indebtedness or other obligations for the payment of money in an aggregate amount not in excess of $2,000,000.

        Permitted Indebtedness shall mean (i) Indebtedness (excluding indebtedness for borrowed money) incurred in the ordinary course of business for working capital purposes, including for raw materials, finished goods, supplies, equipment, services or labor; (ii) Indebtedness secured by the Purchase Money Liens; (iii)
Indebtedness of the Companies which is unsecured and subordinated to the prior payment and satisfaction of the Companies' Obligations to the Lender by means of a subordination agreement in form and substance reasonably satisfactory to the Lender; (iv) Indebtedness arising under the Letters of Credit, this Financing Agreement and the other Loan Documents; (v) deferred taxes and other expenses incurred in the ordinary course of business; (vi) guarantees of the obligations of any Person permitted under Section 7.14(f);
(vii)
Indebtedness arising under the Asset Proceeds Notes
Guaranty, the
Payment Note Indenture and the Payment Notes; (viii) Indebtedness evidenced by the Senior Notes and the Senior Note Indenture;
(ix)
indebtedness arising under the Employee Settlement Agreements; (x) indebtedness arising under the Production Payment Agreements; (xi)
Indebtedness incurred in connection with the West Nyack Transaction; (xii) Indebtedness incurred in connection with Capital
Leases permitted by Section 7.15 hereof; (xiii) Indebtedness existing on the date hereof, as set forth in Schedule 1.1D hereto;
(xiv) any extension of the maturity, refinancing or other modification of the terms of the Indebtedness permitted by clauses
(ii), (iii), (vi), (xi), (xii) or (xiii) hereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to LSI or its Consolidated Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification; and (xv) Indebtedness, other than the Indebtedness permitted by clauses (i) through
(xiv)
above, which Indebtedness together with the amount of all guarantees permitted pursuant to Section 7.14(f)(v) of this Financing Agreement do not exceed the aggregate amount of $10,000,000 at any time outstanding.

        Person shall mean and include any person, employee, individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or Governmental Authority.

        Plan shall mean any multiemployer or single employer plan as defined in Section 4001 of ERISA subject to ERISA, which (i) is maintained or contributed to by (or to which there is an obligation to contribute of), or (ii) at any time during the five calendar years preceding the date of any borrowing under this Financing
Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), LSI, a Subsidiary or an ERISA
Affiliate.

        Plan of Reorganization means that certain Debtors'
Modified
Amended Consolidated Plan of Reorganization, dated November
4,
1993, as amended on February 17, 1994.

        Pledge Agreement shall mean the Pledge and Security
Agreement made by LSI in favor of the Lender, substantially in the form of Exhibit B hereto, securing the Obligations and delivered to the Lender pursuant to Section 2.1(g) hereof, as the same may be amended or otherwise modified from time to time.

        Pledged Subsidiaries shall mean the Subsidiaries of LSI and
LSI's interest in the joint ventures (other than the Kosmos
Partnership) listed on Schedule 1.1B hereto and all Subsidiaries of
LSI and LSI's interest in joint ventures that from time to time are pledged to the Lender pursuant to Section 7.13 hereof as collateral for the Obligations of the Companies.

        Potential Default shall mean any event or condition which has occurred or exists which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

        Production Payment Agreements shall mean the Second Amended and Restated Marketing Contract dated as of March 29, 1994 between
John Fouhey, as Trustee for Selleck Hill Trust and LSI, the
Second
Amended and Restated Conveyance of Production Payment dated as of
March 29, 1994 of LSI to John Fouhey, as Trustee for the
Selleck
Hill Trust, the Amended and Restated Option Agreement dated as of
September 1, 1988, as amended to the date of this Financing Agreement between LSI and John Fouhey, as Trustee for Selleck Hill
Trust, the Amended and Restated Expense and Interest Agreement, dated as of September 1, 1988, as amended to the date of this
Financing Agreement between LSI and John Fouhey, as Trustee for
Selleck Hill Trust and all related agreements, documents and instruments, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions of
Section 7.19 hereof.

        Purchase Money Liens shall mean liens on any property, plant and equipment acquired after the date of this Financing Agreement provided that (i) each such lien shall attach only to the property acquired, (ii) a description of the property so acquired is furnished to the Lender, and (iii) the Indebtedness incurred in connection with such acquisitions shall not, as to LSI and its
Consolidated Subsidiaries, exceed the aggregate amount of $5,000,000 in any fiscal year of LSI, provided, that the amount of
Indebtedness set forth in clause (iii) above shall not include
Indebtedness incurred by LSI or Trap Rock in connection with the
West Nyack Transaction.

        Related Documents shall mean each of the following:
(i) the
Asset Proceeds Note Indenture, the Asset Proceeds Notes, the
Asset
Proceeds Notes Guaranty, the Senior Note Indenture, the
Senior
Notes, the Payment Notes, the Payment Note Indenture, the
Asset
Proceeds Notes Pledge Agreement, the Rosebud Management Agreement, the Production Payment Agreements and the Employee Settlement
Agreements, and (ii) each other document and instrument entered into with respect to the above.

        Reorganization means, collectively, the
reorganization of
the Debtors and the Asset Transfer, each pursuant to the Plan of
Reorganization.

        Reportable Event shall mean an event described in Section
4043(b) of ERISA for which the 30 day period has not been waived.

        Reserve Requirement means, with respect to any Interest
Period, the reserve percentage (expressed as a decimal) equal to the aggregate reserve requirement (including, without limitation, any marginal, basic, emergency, supplemental or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve
System under Regulation D as being then applicable to assets or liabilities of any member bank of the Federal Reserve System (whether or not applicable to the Lender) consisting of and including "Eurocurrency liabilities" (as such term is from time to time defined in Regulation D) with maturities comparable to such
Interest Period, but without the benefit or credit for proration, exemptions or offsets that might otherwise be available from time to time under Regulation D.

        Restricted Payment shall mean (without duplication)
(i) any
dividend or other distribution, direct or indirect, on account of any shares of any class of stock of LSI or any of its Consolidated
Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of (a) any shares of any class of stock of LSI or any of its Consolidated Subsidiaries, (b) any warrants, options or other rights to acquire any shares of any class of stock of LSI or any of its Consolidated Subsidiaries, or
(c) any debt securities convertible into shares of any class of stock of LSI or any of its Consolidated Subsidiaries or warrants, options or other rights to acquire any such shares of stock, now or hereafter outstanding, other than any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of stock owned by LSI or any of its wholly-owned Consolidated Subsidiaries which are Guarantors hereunder.

        Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Companies by the Lender pursuant to Section 3.1 of this Financing Agreement.

        Rosebud Management Agreement shall mean the Management
Services and Asset Disposition Agreement dated as of April
13, 1994
between LSI, Rosebud and certain subsidiaries of Rosebud, as such agreement is amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 7.19 hereof.

        SEC shall mean the Securities and Exchange
Commission or any
successor agency thereto.

        Senior Note Indenture shall mean the Indenture dated
as of
March 29, 1994 among LSI and the Senior Note Indenture
Trustee
pursuant to which the Senior Notes are issued, as such
indenture
may be amended, restated, supplemented or otherwise modified from
time to time in accordance with the provisions of Section
7.19
hereof.

        Senior Note Indenture Trustee shall mean the Trustee as defined in the Senior Note Indenture, and any successor trustee appointed thereunder.

        Senior Notes shall mean the 10% Senior Notes due
2003 issued
pursuant to the Senior Note Indenture, as such notes may be amended, restated or modified from time to time in accordance with the provisions of Section 7.19 hereof.

        Significant Consolidated Subsidiary shall mean each of
Construction Aggregates, Trap Rock and each other
Consolidated
Subsidiary of LSI which has total assets with a book value as reflected in LSI's most recent audited Consolidated Balance Sheet
(or, prior to the first Consolidated Balance Sheet after the Effective Date, LSI's "opening" Consolidated Balance Sheet described in Section 7.11(a) hereof) of greater than or equal to
(i) $1,000,000 with respect to NYTR or (ii) $500,000 with respect to any other Consolidated Subsidiary.

        Subsidiary shall mean, as to any Person, any
corporation,
partnership or other entity of which more than fifty percent
(50%)
of the outstanding securities or other ownership interests, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by such Person and/or one or more Subsidiaries of such Person.

        Termination Date shall mean the third Anniversary of the date of this Financing Agreement, or such other date to which the
Termination Date shall be extended or accelerated pursuant to the terms of this Financing Agreement.

        Total Liabilities shall mean total liabilities of LSI and its Consolidated Subsidiaries determined in accordance with GAAP, on a basis consistent with the latest audited statements of LSI and its Consolidated Subsidiaries (or, prior to the first
Consolidated
Balance Sheet after the Effective Date, LSI's "opening"
Consolidated Balance Sheet described in Section 7.11(a) hereof) excluding any liabilities of Rosebud and its Subsidiaries.

        Trademark Security Agreement shall mean the Security Agreement and Mortgage-Trademarks made by LSI in favor of the
Lender, substantially in the form of Exhibit G hereto, securing the
Obligations and delivered to the Lender pursuant to Section
2.1(ee)
hereof, as the same may be amended or otherwise modified from time to time.

        UCC shall mean the Uniform Commercial Code as in effect in the State of New York.

        Unfunded Current Liability of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under a Plan (excluding any multiemployer plans (as defined in Section 3(37) of ERISA)) as of the close of the most recent plan year, determined in accordance with the Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412
of the Code.

        West Nyack Transaction shall mean the proposed modernization of the West Nyack, New York plant and related facilities owned by
LSI or its Consolidated Subsidiaries, including, without limitation, the first $20,000,000 principal amount of Indebtedness incurred in connection with the proposed modernization.

        1.2 Accounting Terms. Any accounting terms used in this
Financing Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding the definition of GAAP contained in this Financing
Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Lender so as to reflect such change in GAAP.

        1.3 Other Terms. Terms not otherwise defined in this
Financing Agreement which are defined in the UCC shall have the meanings given them in the UCC.

        1.4 Construction. Unless the context of this Financing
Agreement otherwise clearly requires, reference to the plural includes the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase
"and/or." The words "hereof", "herein", "hereunder" and similar terms in this Financing Agreement refer to this Financing Agreement as a whole and not to any particular provision of this Financing
Agreement. The section and other headings contained in this Financing Agreement are for reference purposes only and shall not control or affect the construction of this Financing Agreement or the interpretation thereof in any respect. Section, subsection, exhibit and schedule references are to the Section, subsection, exhibit or schedule referred to in this Financing Agreement unless otherwise specified.

        SECTION 2.  Conditions Precedent

        2.1  Conditions to Initial Revolving Loans and
Letters of
Credit.  The obligation of the Lender to make the initial
Revolving
Loan hereunder or to assist LSI in obtaining the initial
Letter of
Credit hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loan or the issuance of such Letter of Credit, the following conditions precedent:

        (a) Lien Searches - The Lender shall have received tax, judgment and UCC searches satisfactory to the Lender for all locations presently occupied or used by LSI, its Significant
Consolidated Subsidiaries (other than Construction
Aggregates) and
the Subsidiaries set forth in Schedule 2.1(A) hereto.

        (b) Casualty Insurance - LSI shall have delivered to the
Lender evidence satisfactory to the Lender that (i) comprehensive general liability insurance policies, including product liability insurance policies, naming the Lender as additional insured and
(ii) casualty insurance policies naming the Lender as additional insured and loss payee with respect to the Inventory of the Companies are in full force and effect, all as set forth in Section
6.11 of this Financing Agreement.

        (c) UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of the Lender, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the UCC shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Lender a perfected lien on the Collateral.

        (d) Employee Benefit Plans - The Lender shall receive true and correct copies of the most recent annual reports (IRS Forms
5500), including Schedules B thereto, for all employee pension plans (within the meaning of Section 3(2) of ERISA) maintained or sponsored by LSI, each Subsidiary or any ERISA Affiliate for the benefit of employees of LSI, each Subsidiary and any ERISA Affiliate (the "Employee Benefit Plans").

        (e) Examination & Verification - The Lender shall have completed to the satisfaction of the Lender an examination and verification of the Accounts, Inventory, books and records of LSI and its Consolidated Subsidiaries.

        (f) Opinions - Proskauer Rose Goetz & Mendelsohn and the
General Counsel of LSI shall have delivered to the Lender opinions with respect to LSI covering such matters as the Lender may request and in form and substance satisfactory to the Lender and its counsel.

        (g) Pledge Agreement - LSI shall (a) execute and deliver to the Lender the Pledge Agreement and stock powers pledging to the
Lender as additional collateral for the Obligations of the Companies under this Financing Agreement and the other Loan Documents all (or 65% in the case of Pledged Subsidiaries organized outside of the United States) of the issued and outstanding capital stock of the Pledged Subsidiaries and (b) deliver to the Lender the original stock certificates of the Pledged Subsidiaries.

        (h) Additional Documents - The Companies and each Guarantor shall have executed and delivered to the Lender all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and the Lender in form and substance satisfactory to the Lender.

        (i) Board Resolution - The Lender shall have received a copy of the resolutions of the Board of Directors of each of the
Companies authorizing the execution, delivery and performance of
(i) this Financing Agreement and (ii) any other Loan Documents, in each case certified by the Secretary or Assistant Secretary of each of the Companies as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each of the Companies as to the incumbency and signature of the officers of each of the
Companies executing this Financing Agreement and any other
Loan
Documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

        (j) Corporate Organization - The Lender shall have received
(i) a copy of the Certificate of Incorporation of each of the
Companies certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of each of the Companies and certified by the Secretary or Assistant Secretary of each of the Companies.

        (k) Officer's Certificate - The Lender shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to the Lender, certifying that
(i) the representations and warranties contained herein are true and correct on and as of the date hereof; (ii) each of the Companies and each of its Consolidated Subsidiaries is in compliance with all of the terms and provisions set forth herein;
and (iii) no Event of Default or Potential Default has occurred.

        (l) Absence of Default - (i) No Potential Default or Event of Default shall have occurred and (ii) no material adverse change in the financial condition, business, prospects, profits, operations or assets of LSI and/or its Consolidated
Subsidiaries
shall have occurred since December 31, 1993.

        (m) Plan of Reorganization - Each of the conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived (if any such waiver is not adverse to the interests of the Lender) and the Effective Date shall have occurred. The Reorganization shall concurrently become effective in accordance with the Confirmation Order and the Plan of Reorganization and this Financing Agreement.

        (n) Reorganization; Mergers - LSI shall have (i) consummated all transactions, including the Asset Transfer, contemplated by the Reorganization to be consummated on or prior to the Effective Date and (ii) consummated the mergers of each of the
Subsidiaries set forth in Schedule 2.1(N) hereto into LSI which will be so merged on the Effective Date.

        (o)  Legal Restraints/Litigation - There shall be no
(x)
litigation, investigation or proceeding (judicial or administrative) pending or threatened against LSI or its Subsidiaries, or their assets, by any agency, division or department of any county, city, state or federal government (other than (1) the continuing jurisdiction of the Bankruptcy Court arising out of the Reorganization and (2) the investigation by the
Justice Department into the cement industry), (y) judgment, injunction, writ, restraining order or other restraint restraining, prohibiting or, in the reasonable judgment of the Lender, imposing materially adverse conditions upon the consummation of the Reorganization, the transactions contemplated pursuant to the
Reorganization or the consummation of the financing arrangements contemplated by this Financing Agreement, or (z) suit, action, investigation or proceeding (judicial or administrative) pending or, to the best knowledge of LSI, threatened against LSI or its
Subsidiaries, or their assets, which are not disclosed on Schedule
6.14 hereto and which, in the opinion of the Lender are reasonably likely to have a Material Adverse Effect.

        (p) Disbursement Authorization - The Companies shall have delivered to the Lender all information necessary for the Lender to make the initial loans, to be made and/or assist LSI in obtaining the initial Letters of Credit to be issued under this Financing
Agreement, including, but not limited to, disbursement authorizations in form acceptable to the Lender.

        (q) Adequate Protection Payments - LSI shall have paid or caused to be paid all amounts accrued and unpaid through and including the Effective Time with respect to any adequate protection provided under the Bankruptcy Code in accordance with the terms of, and to the extent required by, the Plan of Reorganization.

        (r)  Performance of Agreements - LSI and its
Subsidiaries
shall have performed in all material respects all agreements that the Plan of Reorganization, this Financing Agreement and the other
Loan Documents provide shall be performed by them on or before the
Effective Date except in the case of any such performance that is waived by the party entitled to the benefits thereof, if such waiver is not adverse to the interests of the Lender.

        (s)  Employee Settlement Agreements - The Bankruptcy
Court
shall have entered orders approving the transactions contemplated by the Employee Settlement Agreements.

        (t)  Related Documents - Each of the Related
Documents shall
be in form and substance satisfactory to the Lender and copies of each of the Related Documents and any orders approving such Related
Documents and the transactions contemplated by such Related Documents shall be delivered to the Lender accompanied by a certificate of an Executive Officer of LSI stating that each copy is a true and correct copy thereof.

        (u) Confirmation Order - The Confirmation Order shall have become a Final Order.

        (v)  Default under Related Documents - The
consummation of
the Reorganization has not and will not result in an event of default, termination event or event which with the giving of notice or lapse of time or both would be an event of default or a termination event under any Related Document.

        (w)  Governmental Approval - All necessary
governmental and
third party approvals required to be obtained by LSI or any of its
Subsidiaries, in connection with the Reorganization exclusive of any Governmental Approvals required under any Environmental
Law in
connection with the Asset Transfer, have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon, the consummation of the Reorganization.

        (x) Aspects of Reorganization - The Lender shall be satisfied, in its sole judgment exercised reasonably, with all tax aspects of the Reorganization, the corporate, capital, legal and management structure of LSI and its Subsidiaries immediately after the Reorganization, all shareholder agreements and all financing relating to the Reorganization, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting LSI or any of its Subsidiaries.

        (y) Cash Management System - The cash management system of
LSI and its Consolidated Subsidiaries shall be satisfactory to the
Lender.

        (z) Pension Obligations - Since the dates of filing the most recent annual reports (IRS Forms 5500) by LSI for each Plan, there has been no material adverse change in the funding status of
LSI's, its Subsidiaries' or ERISA Affiliates' pension obligations.

        (aa)  Additional Availability - On the earlier of
(i) the
date on which the Lender makes the initial Revolving Loan to the
Companies under this Financing Agreement or (ii) the date on which
LSI obtains the issuance of the initial Letter of Credit under this
Financing Agreement, after giving effect to all Revolving Loans made on such date and all Letters of Credit issued on such date, the Availability of the Companies (without giving effect to the
Line of Credit limitation contained in clause (i) of the definition thereof) shall not be less than $10,000,000.

        (bb)  Financial Statements -  LSI shall have
delivered to
the Lender a copy of the Financial Statements.

        (cc) Intercreditor Agreement - The Companies shall have delivered to the Lender fully executed originals of the Mortgagee's
Waiver, License and Agreement dated as of April 13, 1994 among LSI, the Lender and the PBGC substantially in the form of Exhibit H hereto.

        (dd) Borrowing Base Certificate - The Companies shall have delivered a Borrowing Base Certificate to the Lender as of the close of business on March 31, 1994 together with such other information with respect to the Accounts and the Inventory of the
Companies as the Lender may reasonably request.

        (ee) Trademark Security Agreement - LSI shall execute and deliver to the Lender the Trademark Security Agreement together with the Assignment for Security (Trademarks) and five originals of the Special Power of Attorney attached as exhibits thereto.

Upon the making of the initial Revolving Loan or the issuance of the initial Letter of Credit, all of the above conditions precedent shall have been deemed satisfied except as LSI and the Lender shall otherwise agree herein or in a separate writing.

        2.W  Conditions to Each Revolving Loan and Letter of
Credit.
On the date of the making of any Revolving Loan or issuance of any
Letter of Credit, including on the earlier of the date of the making of the initial Revolving Loan or the issuance of the initial
Letter of Credit, the following conditions precedent shall be satisfied, or waived, immediately prior to or concurrently with the making of such Revolving Loan or issuance of such Letters of
Credit:

        (a)  Representations and Warranties; No Event of
Default.
The following statements shall be true, and the submission by a
Company to the Lender of a notice of borrowing with respect to a
Revolving Loan and a Company's acceptance of the proceeds of such
Revolving Loan, or a request by LSI for the Lender to join in the application for and/or guarantee the payment or performance of a
Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Companies on the date of such Revolving Credit Loan or on the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in Section 6 of this Financing Agreement and in each other Loan Document, certificate or other writing delivered to the Lender pursuant hereto on or prior to the date of such
Revolving Loan or Letter of Credit are correct on and as of such date as though made on and as of such date, (ii) no Event of Default or Potential Default has occurred and is continuing or would result from the making of the Revolving Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date, and (iii) LSI has made all payments required to be made by LSI under the Production Payment Agreements.

        (b) LIBOR Borrowing Notice - With respect to the making of any Eurodollar Loan, a notice in the form described in
Section 3.1,
by an Executive Officer or the cash manager of LSI, shall have been delivered to the Lender.

        (c) Disbursement Authorization - The Companies shall have delivered to the Lender all information necessary for the Lender to make the loans and/or advances to be made and or to assist
LSI in
obtaining the Letter of Credit to be issued under this Financing
Agreement including, but not limited to, disbursement authorizations in form acceptable to the Lender.

        SECTION 3.  Revolving Loans

        3.1  Determination of Revolving Loans; Notices.  The
Lender
agrees, subject to the terms and conditions of this
Financing
Agreement from time to time, but subject to the Lender's
right to
make "overadvances", to make loans and advances to the
Companies on
a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving
Loans).  The aggregate amount of such loans and advances
shall be
in amounts up to the lesser of (a) the Line of Credit and
(b) the
Borrowing Base then in effect, provided that the Lender
shall not
be required to make any Revolving Loan in an amount in
excess of
the Availability then in effect.  Whenever a Company desires to
borrow, an Executive Officer or the cash manager of LSI
shall
provide written or telephonic notice to the Lender of such
proposed
borrowing, each such notice to be given (i) not later than
12:00
noon (New York City time) on the date of such proposed
borrowing,
in the case of a borrowing consisting of Chemical Bank Rate
Loans,
and (ii) not later than 12:00 noon (New York City time) on
the
third Business Day before the date of such borrowing, in the case
of a borrowing consisting of Eurodollar Loans, setting
forth:  (a)
the date, which shall be a Business Day, on which such
borrowing is
to occur, (b) whether such Revolving Loan is requested to be
a
Chemical Bank Rate Loan or a Eurodollar Loan and, if a
Eurodollar
Loan, the Interest Period requested with respect thereto,
(c) the
principal amount of the Revolving Loan being borrowed, which shall
be in a minimum amount of $1,000,000 and in multiples of
$250,000
in excess thereof in the case of Eurodollar Loans, and (d) the account information where such Revolving Loan is to be received.
Should the Lender for any reason honor requests for loans or advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Lender's sole discretion, subject to any additional terms the
Lender deems necessary. All Revolving Loans shall be due and jointly and severally payable by the Companies on the Termination
Date.

        3.2 Security Interest in Accounts. In furtherance of the continuing assignment and security interest in the Companies'
Accounts, upon the Lender's request and, in any event, after the occurrence of the Minimum Availability Trigger Date, the Companies will, upon the creation of Accounts, execute and deliver to the
Lender on a daily basis in such form and manner as the Lender may reasonably require, solely for the Lender's convenience in maintaining records of Collateral, such confirmatory schedules of
Accounts as the Lender may reasonably request, and such other appropriate reports designating, identifying and describing the
Accounts as the Lender may reasonably require. In addition, upon the Lender's request, the Companies shall provide the Lender with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Lender may reasonably require. Failure to provide the Lender with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Companies hereby authorize the Lender to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

        3.3  Representations and Warranties Regarding
Accounts. Each
Company hereby represents and warrants with respect to its Accounts that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers made by such Company in the ordinary course of its business; the goods and
Inventory being sold and the Accounts created are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of such Company or any tradename identified on Schedule 6.9 hereto;
and the customers of such Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which such
Company has advised the Lender pursuant to Section 3.5.
Each
Company confirms to the Lender that any and all taxes or fees relating to its business, its sales, its Accounts or goods relating thereto, are its sole responsibility and that same will be paid by such Company when due unless being contested by such Company in good faith by appropriate proceedings and that none of said taxes or fees represent a lien on or claim against its Accounts for an amount in excess of $35,000 in the aggregate for all such liens and claims. Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a Material Adverse Effect or adversely affect the ability of such Company to enforce collection of its Accounts due from customers residing in that state. Each Company agrees to maintain such books and records regarding its Accounts as the Lender may reasonably require and agrees that the books and records of such Company will reflect the
Lender's interest in its Accounts. All of the books and records of each Company will be available to the Lender at normal business hours, including any records handled or maintained for a Company by any other company or entity.

        3.4  Collection of Accounts.  (a) On or prior to
June 1,
1994, LSI and Trap Rock shall (i) establish, and shall, during the term of this Financing Agreement, maintain, lockboxes in the name of the Lender identified on Schedule 6.16 hereto (collectively, the
"Lockboxes") with the financial institutions set forth in Schedule
6.16 or such other financial institutions selected by LSI and acceptable to the Lender in its sole discretion (each being referred to as a "Lockbox Bank"), (ii) establish, and shall, during the term of this Financing Agreement, maintain, an account (a
"Collection Account" and, collectively, the "Collection Accounts") in the name of the Lender with each Lockbox Bank, and (iii) in the case of the facilities and other operations of LSI set forth in
Schedule 3.4(A) hereto (the "Ready Mix Facilities"), establish, and shall, during the term of this Financing Agreement maintain, for each Ready Mix Facility a blocked depository account in the name of
LSI (a "Depository Account") with the financial institutions set forth in Schedule 6.16 or such other financial institutions selected by LSI and acceptable to the Lender in its sole discretion
(each being referred to as a "Depository Bank") for the collection of the proceeds of Accounts, Inventory and other Collateral arising from or related to such Ready Mix Facility. Each Company shall irrevocably instruct its account debtors, other than (A) account debtors which prior to the execution of this Financing Agreement have remitted all payments directly to such Company and (B) account debtors arising from or related to a Ready Mix Facility, to remit all payments to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payments to be made directly to the
Collection Accounts and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank. Until the Lender has advised LSI to the contrary after the earlier of (i) the occurrence of an Event of
Default and (ii) the occurrence of a Minimum Availability
Trigger
Date, and subject to Section 3.4(b), each Company may and will enforce, collect and receive all amounts owing on its Accounts for the Lender's benefit and on the Lender's behalf, but at such Company's expense; such privilege shall terminate, at the election of the Lender, upon the occurrence of any Event of Default or a
Minimum Availability Trigger Date. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by a Company from any account debtor, as proceeds from Accounts, proceeds of the sale of Inventory of such Company or as proceeds of any other Collateral, whether in connection with a
Ready Mix Facility or otherwise, shall be held by such Company in trust for the Lender and upon receipt be deposited by such Company in original form and on the date of receipt thereof into a Collection Account, a Depository Account or to account number -
03047170 maintained and owned by the Lender at NationsBank N.A. or another bank acceptable to the Lender in its sole discretion (the
"CIT Concentration Account"). The Companies shall not commingle such collections with the Companies' own funds or with the proceeds of any assets not included in the Collateral or use the same for any other purposes.

        (b)  As a matter of administrative convenience, the
Lender
shall transmit all "collected funds" in the CIT
Concentration
Account on the Business Day of receipt to account number
11023131
maintained in the name of LSI at NationsBank N.A. or another bank acceptable to the Lender in its sole discretion (the "Operating
Account") if received no later than 1:00 p.m., New York time on such Business Day; provided, that, (i) after the occurrence and during the continuance of an Event of Default or (ii) after the occurrence of a Minimum Availability Trigger Date, then, upon notice by the Lender, (x) all funds received in the CIT Concentration Account shall be applied at the end of each Business
Day to reduce the then principal balance of the Revolving Loans, and (y) each Company's right to enforce, collect and receive any amounts owing on the Accounts shall terminate immediately upon notice by the Lender. No checks, drafts or other instrument received by the Lender shall constitute final payment to the Lender unless and until such instruments have actually been collected.

        (c) Each Company, the Lender and each Lockbox Bank shall enter into a three-party agreement substantially in the form of
Exhibit D (the "Lockbox Agreement"), providing, among other things, for the following upon the terms and subject to the conditions set forth in the Lockbox Agreement: (A) all receipts received in the
Lockboxes shall be deposited on the day of receipt by the Lockbox
Bank in the Collection Account maintained at such Lockbox
Bank and
(B) all amounts deposited in the Collection Accounts, whether from the Lockboxes or directly from account debtors, shall immediately upon becoming good funds be transmitted to the CIT Concentration
Account. LSI, the Lender and each Depository Bank shall enter into a three-party agreement, substantially in the form of Exhibit F
(the "Depository Account Agreement"), providing for, among other things, that, subject to the conditions set forth in the Depository
Agreement, all amounts deposited in the Depository Account shall immediately upon becoming good funds be transmitted to the CIT
Concentration Account.  Each Company, the Lender and
NationsBank
N.A. shall enter into a three-party agreement substantially in the form of Exhibit E (the "Blocked Account Agreement") providing, among other things, for the application of funds in the CIT Concentration Account as provided in Section 3.4(b).

        (d) At the election of the Lender, upon (i) the occurrence of any Event of Default or (ii) after the occurrence of a Minimum
Availability Trigger Date, all account debtors of each Company shall be instructed to remit all payments directly to the Lender, the Lockbox Accounts, the Depository Accounts or the Collection
Accounts.

        3.5 Account Notices. Each Company agrees to notify the
Lender promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods.
Each Company agrees to issue credit memoranda promptly (with duplicates to the Lender upon request) upon accepting returns or granting allowances, and may continue to do so until the Lender has notified LSI that an Event of Default has occurred and that all future credits or allowances are to be made only after the Lender's prior written approval.

        3.6 Accounting for Payments. The Lender shall maintain a joint account on its books in the Companies' names in which the
Company will be charged with loans and advances made by the Lender to them or for their account, and with any other Obligations, including any and all costs, expenses and attorney's fees which the
Lender may incur in connection with the exercise by or for the
Lender of any of the rights or powers herein conferred upon the
Lender, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Lender in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing to the Lender by the Companies. It is expressly understood and agreed by LSI and Trap Rock that the Lender shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of the Revolving Loans made to LSI and/or Trap Rock or any fees, costs or expenses for which LSI and Trap Rock are jointly and severally obligated under this Financing Agreement. In no event shall prior recourse to any Accounts, Inventory or other security granted to or by the Companies be a prerequisite to the
Lender's right to demand payment of any Obligation.
Further, it is
understood that the Lender shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

        3.7 Monthly Statements. After the end of each month, the
Lender shall promptly send LSI a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lender and the Companies during that month. The monthly statements shall be deemed correct and binding upon the
Companies and shall constitute an account stated between the Companies and the Lender unless the Lender receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement and then only the items expressly excepted shall be deemed disputed.

        3.8  Prepayments; Termination of Commitment.  (a)
If at any
time the Availability of the Companies is not greater than zero and any Revolving Loans are outstanding to the Companies or, any Letters of Credit are outstanding, then, an amount equal to the lesser of the amount of Revolving Loans outstanding to the Companies or the amount which will result in such Availability becoming greater than zero shall be immediately prepaid jointly and severally by the Companies to the Lender and, if after the Revolving Loans made to the Companies have all been prepaid and such Availability has not become greater than zero, there shall be pledged and delivered to the Lender cash in an amount equal to 105%
of the undrawn and unreimbursed amount of all Letters of Credit.
Any amounts of cash pledged and delivered to the Lender under this
Section 3.8 shall be held by the Lender in a demand deposit account in the Lender's name at a bank selected by the Lender with interest accruing for the benefit of the Companies and added to the cash collateral or used to reduce the Obligations, and shall be repaid to the Companies on request on any Business Day on which both (i) the Companies have Availability that is greater than zero and (ii) an Event of Default has not occurred and is not continuing.

        (b) Upon the occurrence of an Event of Default, the Lender may, upon written notice to LSI, terminate the Line of Credit.

        (c) Subject to the provisions of Sections 8.1(e) and 11, the Companies may prepay the Obligations, in whole or in part, at any time without premium or penalty.

        SECTION 4.  Letters of Credit

        In order to assist LSI in establishing or opening
Letters of
Credit with an Issuing Bank, LSI has requested the Lender to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of
Credit Guaranty, thereby lending the Lender's credit to LSI and the
Lender has agreed to do so. These arrangements shall be handled by the Lender subject to the terms and conditions set forth below.

        4.1 Issuance of Letters of Credit. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by LSI and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of the Lender in the exercise of its reasonable discretion provided however, that the purpose of any Letter of Credit shall be deemed to be acceptable to the Lender if such purpose is consistent with the ordinary course of business of LSI consistent with past practice and:

        (a) in no event may the aggregate undrawn and unreimbursed amount of all such outstanding Letters of Credit exceed at any one time $5,000,000,

        (b) the aggregate undrawn and unreimbursed amount of all outstanding Letters of Credit issued on behalf of LSI, plus the aggregate principal amount of all Revolving Loans made to the
Companies, may not, at any time, exceed the lesser of (x) the Line of Credit and (y) the Borrowing Base then in effect; and

        (c) the Letters of Credit and all documentation in connection therewith shall be in form and substance satisfactory to
LSI, the Lender and the Issuing Bank.

        4.2 Letters of Credit Guaranty. The Lender shall have the right, without notice to LSI, to charge the Companies' account on the Lender's books, without duplication, with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Lender under the Letters of Credit Guaranty at the earlier of
(a) payment by the Lender under the Letters of Credit
Guaranty, or
(b) the occurrence of an Event of Default. Any amount charged to
Companies' loan account shall be deemed a Revolving Loan hereunder and shall accrue interest at the rate provided in Section
8.1(a)(i)
of this Financing Agreement.

        4.3  Indemnification.  LSI unconditionally
indemnifies the
Lender and holds it harmless from any and all loss, claim or liability incurred by it arising from any transactions or occurrences relating to Letters of Credit established or opened for
LSI's account, the Collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Lender under the
Letter of Credit Guaranty. LSI further agrees to hold the Lender harmless from any errors or omission, negligence or misconduct by the Issuing Bank. LSI's unconditional obligation to the Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Lender's gross negligence or willful misconduct. LSI agrees that any charges incurred by the Lender for LSI's account by the Issuing Bank shall be conclusive on the Lender absent manifest error and may be charged to LSI's account.

        4.4  Disclaimers.  The Lender shall not be
responsible for:
the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and LSI. Furthermore, without being limited by the foregoing, the
Lender shall not be responsible for any act or omission, other than the Lender's gross negligence or willful misconduct, with respect to or in connection with any Collateral.

        4.5 Actions with respect to Letters of Credit. LSI agrees that any action taken by the Lender, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the
Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on LSI and shall not put the
Lender in any resulting liability to LSI in the absence of gross negligence or willful misconduct of the Lender. In furtherance thereof, the Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airway guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Lender's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the
Lender, all without any notice to or any consent from LSI.

        4.6 Resolutions with respect to Letters of Credit. Without the Lender's express consent and endorsement in writing, LSI agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and
(b)
after the occurrence of an Event of Default which is not cured or waived by the Lender, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

        4.7 Licenses; Taxes. LSI agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with except where the failure to so comply could not have a Material Adverse
Effect; and any certificates in that regard that the Lender may at any time reasonably request will be promptly furnished. In this connection, LSI warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. LSI assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in connection with such shipments. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely LSI's risk, liability and responsibility.

        4.8 Subrogation. Upon any payments made to the Issuing
Bank under the Letter of Credit Guaranty, the Lender shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by LSI to the Issuing Bank in any application for
Letters of Credit, any standing agreement relating to Letters of
Credit or otherwise, all of which shall be deemed to have been granted to the Lender and apply in all respects to the Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

        SECTION 5.  Collateral

        5.1 Grant of Collateral. As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by the Lender pursuant hereto, as well as to secure the payment in full of all reimbursement obligations with respect to Letters of Credit and all other Obligations, the Companies hereby pledge and grant to the Lender a continuing general lien upon and security interest in all of their:

        (a)  present and hereafter acquired Inventory;

        (b)  present and future Accounts;

        (c)  present and future Documents of Title; and

        (d) present and future General Intangibles, other than (i) all patents and copyrights of LSI and its Subsidiaries, (ii) the trademarks directly related to the Pyrament division of LSI,
(iii)
all contracts and marketing agreements directly relating to the operation of LSI's facility located in Oglesby, Illinois,
(iv)
LSI's interest in the Kosmos Partnership, (v) the proceeds of insurance policies covering fixed assets to the extent such proceeds do not arise from or relate to any Collateral, and
(vi)
LSI's interest in the lease for real property related to its Pennsuco cement plant.

        5.2 Description. The security interests granted hereunder shall extend and attach to:

        (a) All Collateral which is presently in existence and which is owned by a Company or in which a Company has any interest, whether held by a Company or others for its account;

        (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Lender or a Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Company, or to the sale, promotion or shipment thereof.

        5.3 Disposition of Collateral. Each Company agrees to safeguard, protect and hold all Inventory for the Lender's account and make no disposition thereof except in the regular course of the business of such Company as herein provided. Until the Lender has given a Company notice to the contrary, as provided for below, any
Inventory may be sold and shipped by such Company to its customers in the ordinary course of such Company's business, on open account and on terms currently being extended by such Company to its customers or on other standard industry terms, provided that all proceeds of sale constituting cash, checks and other similar proceeds are transferred, endorsed and turned over and delivered pursuant to the terms of Section 3.4. The Lender shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Lender's satisfaction, in which event no further disposition shall be made of the Inventory by such Company without the Lender's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by a Company shall be made by such Company only with the approval of the Lender, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with such Company's other property, but shall be segregated, held by such Company in trust for the Lender as the Lender's exclusive property, and shall be delivered immediately by such Company to the
Lender in the identical form received by such Company by deposit to a Lockbox Account, a Depository Account or a Collection Account.
Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in each Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

        5.4 Survival of Security Interest. Subject to Sections 11 and 12.13 of this Financing Agreement, the rights and security interests granted to the Lender hereunder are to continue in full force and effect, notwithstanding the termination of this Financing
Agreement or the fact that the account maintained in the Companies' names on the books of the Lender may from time to time be temporarily in a credit position, until the final payment in full to the Lender of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Lender to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        5.5 Remedies. To the extent that the Obligations are now or hereafter secured by any assets or property other than the
Collateral or by the guarantee, endorsement, assets or property of any other Person, then the Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lender's rights hereunder.

        5.6 Other Liens Held as Collateral. Any reserves or balances to the credit of the Companies and any other property or assets of the Companies in the possession of the Lender may be held by the Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Lender may have in any other assets of the
Companies, shall secure payment and performance of all now existing and future Obligations except if this Financing Agreement is terminated pursuant to the terms of Section 11 hereof. The Lender may in its discretion charge any or all of the Obligations to the account of the Companies when due.

        SECTION 6.    Representations and Warranties

        Each Company hereby represents and warrants to the Lender on the Effective Date and each time thereafter as required by the terms of this Financing Agreement that:

        6.1 Organization. Each Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the failure so to qualify has a reasonable likelihood of having a
Material Adverse Effect; (c) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its certificate of incorporation and by-laws; (e) is in compliance with all other applicable requirements of law except such noncompliance as would have no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or which the failure to have would have no reasonable likelihood of having, individually or in the aggregate, a Material
Adverse Effect.

        6.2  Power; Authority; Consents.  (a)  The
execution,
delivery and performance by each Company of this Financing
Agreement, the other Loan Documents and the Related
Documents to
which each is a party and the consummation of the transactions related to the financing contemplated hereby:

             (i)  are within such Person's corporate powers;

             (ii) have been duly authorized by all necessary corporate action, including without limitation the consent of
   stockholders where required;

             (iii)do not and will not (A) contravene any of the
   Companies' or any of their Subsidiaries' respective certificate of incorporation, by-laws or other governing instruments,
(B)
   violate any other applicable requirement of law
(including
   without limitation, Regulations G, T, U and X of the Board of
   Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator except such violation as would have no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of such Company or any of its Subsidiaries, which conflict, breach or default could have a Material Adverse
Effect,
   or (D) result in the creation or imposition of any lien upon any of the property of such Company or any of its Subsidiaries, other than those in favor of the Lender and those described in clauses
   (vi), (vii) and (viii) of the definition of the term
Permitted
   Encumbrances; and

             (iv) do not require the consent, authorization by, or
   approval of, or notice to, or filing or registration with, any
   Governmental Authority or any other Person, other than those which have been obtained or made and copies, in the case of those involving a Governmental Authority, of which have been or will be delivered to the Lender pursuant to this Financing
Agreement,
   each of which is in full force and effect.

        (b) This Financing Agreement and the other Loan Documents have been duly executed and delivered by each Company. This Financing Agreement and the other Loan Documents to which either of the Companies is a party are the legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with their terms.

        6.3 Full Disclosure. (a) No written statement prepared or furnished by or on behalf of LSI or any of its Subsidiaries in connection with this Financing Agreement, the other Loan Documents or the Related Documents or the consummation of the transactions contemplated thereby, and the Financial Statements delivered pursuant hereto or thereto, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which any such statement was made. There is no fact known to LSI which is material to the financial condition, business, properties or prospects of LSI and its Subsidiaries taken as one enterprise or an understanding thereof and which has not been disclosed to the
Lender.

        (b)  LSI has delivered to the Lender a true,
complete and
correct copy of the Disclosure Statement.  The Disclosure
Statement, as of the date it was distributed to the creditors, at the time of the creditor vote pursuant thereto, and as of the
Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        (c) The pro forma Consolidated Statements of financial condition and pro forma Consolidated Statements of operations of
LSI and its Consolidated Subsidiaries delivered to the Lender prior to the Effective Date are the unaudited consolidated financial statements of LSI and its Consolidated Subsidiaries, as of the dates and for the periods specified therein, adjusted to give effect to the Reorganization, any financing thereof and certain other events and assumptions as set forth therein. Such pro forma financial statements (including any related schedules and notes) have been prepared on the basis of the statements and assumptions set forth in the respective notes thereto contained in the Disclosure Statement and the projections and assumptions expressed therein were reasonably based on the information available to LSI at the time so furnished.

        (d) The Plan of Reorganization has been confirmed pursuant to the Confirmation Order and the Confirmation Order has become a
Final Order.

        (e) The Confirmation Order is binding and effective on the holders of all Claims and Stock Interests (each as defined in the
Plan of Reorganization).

        (f)  The Bankruptcy Court has approved the Employee
Settlement Agreements pursuant to Final Orders.

        6.4  Margin Regulations.  (a)  No proceeds of any
Borrowing
will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange
Act of
1934, as amended.

        (b) LSI and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any borrowing made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        6.5  Related Documents.  Since the Effective Date,
(i) none
of the Related Documents has been amended or modified in any respect (excluding any amendment or modification to the Settlement
Agreement with the Official Committee of Retired Employees increasing the payments by LSI with respect to post-retirement welfare obligations resulting from the additional coverage of non-union hourly employees retiring prior to December 31, 1992 and non-union salaried and non-union hourly employees retiring after December 31, 1992 and prior to the Effective Date) and no provision therein has been waived without the written consent of the Lender in accordance with the provisions hereof other than amendments, modifications and waivers that do not increase any Indebtedness or other obligations of LSI or its Subsidiaries thereunder, do not provide for more restrictive terms and conditions to LSI or its
Subsidiaries and are not adverse to the interests of the Lender,
(ii) each of the representations and warranties of LSI and/or its
Subsidiaries therein are true and correct in all material respects as of each date each such representation or warranty is made, and
(iii) no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

        6.6 Compliance with Bankruptcy Code. Each of the Debtors has complied in all material respects with the Bankruptcy Code, and all other laws, rules, regulations, decrees and orders applicable to or arising out of the Reorganization. All lists of creditors and shareholders, schedules, statements of affairs and financial reports filed by the Debtors with the Bankruptcy Court and all representations, warranties or disclosures of the Debtors made in connection with the Reorganization are complete and accurate in all material respects. Notice has been given to all holders of Claims and Stock Interests as required by the Bankruptcy Code and as was directed by the Bankruptcy Court in connection with the hearings on the Disclosure Statement and confirmation of the Plan of Reorganization except for any failure to give such notice which, together with all other failures, could not have a Material Adverse
Effect.

        6.7  Solvency.  Each of the Companies hereby
represents and
warrants that after giving effect to the agreements and transactions that the Plan of Reorganization provides for on the
Effective Date: (i) the fair value of the assets of LSI and its
Consolidated Subsidiaries exceeds the book value of the liabilities of LSI and its Consolidated Subsidiaries; (ii) LSI and its Consolidated Subsidiaries are generally able to pay their debts as they become due and payable; and (iii) LSI and its Consolidated
Subsidiaries do not have unreasonably small capital to carry on their businesses as they are currently conducted absent extraordinary and unforeseen circumstances.

        6.8 Priority; Title. Each Company warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, each Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the
Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that no Person has any right of first refusal, option or other preferential right to purchase any
Collateral or improvements thereto; that each Company will at its expense forever warrant and, at the Lender's request, defend the same from any and all claims and demands of any other Person other than the Permitted Encumbrances; that each Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other
Person other than the holders of the Permitted Encumbrances.
Each
Company has good and marketable title to all its property, including, without limitation, the Core Assets and all other property reflected in the Financial Statements, other than properties disposed of in any manner otherwise permitted under this
Financing Agreement.

        6.9 Trade Names. Each Company hereby represents and warrants that, except as set forth on the Schedule 6.9 hereto, such
Company does not use any other business or trade names.

        6.10 Subsidiaries. LSI hereby represents and warrants that
Schedule 6.10 hereto sets forth a complete and accurate list of all the Subsidiaries of LSI and the stockholder(s) of each such Subsidiary and all partnership or joint venture interests owned by
LSI. Except as set forth on Schedule 6.10 hereto, all of the outstanding shares of each such Subsidiary are owned of record and beneficially by LSI or another Subsidiary of LSI. There are no third parties who hold any options, warrants, or other rights to acquire shares of capital stock of any Subsidiary of LSI.

        6.11 Insurance. LSI hereby represents and warrants that
Schedule 6.11 hereto sets forth a complete and accurate list of all insurance policies in effect with respect to the assets of LSI and its Subsidiaries, specifying for each such policy, (a) the amount thereof, (b) the risks insured against, (c) the name of the insurer and each insured party thereunder, and (d) the policy or other identification number.

        6.12  Locations of Offices; Records and Inventory.
Each
Company hereby represents and warrants that such Company's principal place of business is listed on Schedule 6.12 hereto. The books and records of each Company and all chattel paper and
all
records of Accounts of each Company are located at its
principal
place of business or such other locations listed on Schedule
6.12
hereto. There is no location at which the Companies have any
Inventory (except for Inventory in transit) other than those locations for each Company listed on Schedule 6.12 hereto.
Schedule 6.12 hereto contains a true, correct and complete list of the legal names and addresses of each warehouse at which Inventory of each Company is stored. None of the receipts received by a
Company from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

        6.13  Affiliate Transactions.   Except as set forth
on
Schedule 6.13 hereto, each Company hereby represents and warrants that such Company is not a party to any transaction prohibited under Section 7.22.

        6.14 Environmental Matters. LSI hereby represents and warrants that except as set forth on Schedule 6.14 hereto and except as is not, reasonably likely to have a Material
Adverse
Effect:

        (a) All of the current and, to the best knowledge of LSI, past business operations of LSI and its Subsidiaries and all of the assets of LSI and its Subsidiaries and their existing and, to the best knowledge of LSI, prior uses, operations, businesses and activities thereon, substantially comply with all applicable Environmental Laws, and no lien is currently imposed on any of such assets by any Governmental Authority in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the existence of any Hazardous Substances at, on or under any of the assets of LSI and its Subsidiaries, or resulting from any Hazardous Substances released or transported from any of the assets of LSI and its Subsidiaries. LSI and its
Subsidiaries have obtained any and all permits, licenses and authorizations which are required for the conduct of the business as presently conducted or as contemplated to be conducted under the
Plan of Reorganization through the Core Assets under all applicable
Environmental Laws and LSI and its Subsidiaries, their Core Assets and the uses, operations, businesses, and activities thereon are in substantial compliance with the terms and conditions of any required permits, licenses and authorizations. To the knowledge of
LSI, there are no Environmental Laws scheduled to become applicable to the assets or operations of LSI or any of its Subsidiaries that, when effective, would make the statement contained in the previous sentence untrue.

        (b) Neither LSI, its Subsidiaries nor, to the best knowledge of LSI, any prior owner, occupant or user of any of the assets of LSI and its Subsidiaries, has engaged in or permitted any operations or activities upon any of the assets of LSI and its
Subsidiaries for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, dumping or disposal of any Hazardous Substances at, on or under the assets of LSI and its
Subsidiaries, except in substantial compliance with all applicable
Environmental Laws. The assets do not contain and, to the best knowledge of LSI, have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Substances in concentrations which violate
Environmental Laws.

        (c) Neither LSI, nor its Subsidiaries, has received any notice of any actual or threatened Environmental Claim or any alleged violation of or liability under any Environmental
Laws
which has not been resolved.

        6.15  Employee Grievances.  Except as disclosed on
Schedule
6.15 hereto, there are no actions or proceedings pending or, to the knowledge of LSI, threatened against LSI or its Subsidiaries, by or on behalf of, or with, its respective employees, other than employee grievances arising in the ordinary course of business which could, in the aggregate, have a Material Adverse Effect.

        6.16 Bank Accounts. Schedule 6.16 hereto contains a true and complete list of all lockbox, demand deposit and other bank accounts of LSI and its Consolidated Subsidiaries.

        6.17 Returns. All material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of LSI and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority (taking into account properly requested extensions). The Returns accurately reflect all liability for taxes of LSI and its Subsidiaries for the periods covered thereby in all material respects. All taxes payable by LSI and each of its
Subsidiaries which have become due other than those contested in good faith and for which adequate reserves have been established have been paid. Except as disclosed on Schedule 6.17 hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or threatened by any authority regarding any taxes relating to LSI or any of its Subsidiaries. Except as disclosed on Schedule
6.17 hereto, neither LSI nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Persons, and neither
LSI nor any of its Subsidiaries is aware of any circumstances that could reasonably be expected to cause the taxable years or other taxable periods of LSI or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither LSI nor any of its Subsidiaries have incurred, or will incur, any tax liability in connection with the Reorganization which is materially different from that specifically reflected in the pro forma financial statements delivered to the Lender prior to the Effective
Date.

        6.18 Merged Subsidiaries. Each of the Subsidiaries set forth in Schedule 2.1(N) has been merged into LSI on the Effective
Date.

        6.19 Intellectual Property. Schedule 6.19 hereto lists all trademarks of LSI and its Consolidated Subsidiaries and all registrations and applications therefore, and all license agreements in which LSI and its Consolidated Subsidiaries grants or receives any interest in any trademarks.

        SECTION 7.  Covenants

        Until the termination of this Financing Agreement and the satisfaction of all Obligations hereunder, each Company agrees that:

        7.1 Compliance with Bankruptcy Documents. Each Company will, and will cause each of its Subsidiaries to, comply at all times with the Plan of Reorganization, the Confirmation Order and each Related Document except (i) in the case of the Related Documents, for any non-compliance that is waived by the party entitled to the benefits thereof, if such waiver is not adverse to the interests of the Lender; (ii) for any non-compliance with respect to personal injury claims or similar tort claims against the Debtors which are (A) adequately covered by insurance and (B) if adversely determined, could not have, in the aggregate, a Material Adverse Effect; and (iii) the filing with the Bankruptcy
Court of a registration rights statement required to be filed prior to the Confirmation Date, which failure could not have a Material
Adverse Effect; (iv) the establishment of the Professional
Fee
Reserve (as defined in the Plan); and (v) the claim of a former employee of LSI as to which a disputed claim reserve has not been established, and which claim is not an allowed claim, provided if such claim is adversely determined, it could not have, a Material
Adverse Effect.

        7.2  Books and Records; Access; Change of Offices;
Change in
Collateral. Each Company will, and will cause its Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require and such books and records will reflect the Lender's interest in the
Accounts. Each Company agrees that the Lender may enter upon such
Company's premises at any time during normal business hours, and from time to time, for the purpose of (a) inspecting the Collateral, and inspecting and/or copying, at such Company's expense, any and all records pertaining thereto, (b) verifying the
Accounts, and (c) inspecting and/or copying, at such Company's expense, any and all records which in the Lender's reasonable judgment are relevant to the monitoring of the Obligations. Each
Company agrees to afford the Lender not less than thirty days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Lender and at which the Lender has filed financing statements and otherwise fully perfected its liens thereon. Each
Company is also to advise the Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted therein.

        7.3 Collateral Records. Each Company agrees to execute and deliver to the Lender for the benefit of the Lender from time to time, solely for the Lender's convenience in maintaining a record of the Collateral, such written statements, and schedules as the
Lender may reasonably require, designating, identifying or describing the Collateral pledged hereunder. A Company's failure, however, to promptly give the Lender such statements, or schedules shall not affect, diminish, modify or otherwise limit the Lender's security interests in the Collateral.

        7.4 Compliance with Applicable Laws. Each Company agrees to comply with the requirements of all state and federal laws in order to grant to the Lender valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Lender is hereby authorized by each Company to file any financing statements covering the Collateral whether or not such Company's signature appears thereon. Each Company agrees to do whatever the Lender may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Lender's custodians; keeping stock records; transferring proceeds of Collateral to the Lender's possession; and performing such further acts as the Lender may reasonably require in order to effect the purposes of this Financing Agreement.

        7.5 Insurance. LSI shall and shall cause its Consolidated
Subsidiaries to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Lender based on those criteria customary in the commercial finance industry generally or in the lending practices of the Lender. All policies covering the Inventory are, subject to the rights of any holders of Permitted
Encumbrances holding claims senior to the Lender, to be made payable to the Lender, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the Inventory and to any payments to be made under such policies. True copies of the policies (or original policies which are requested by the Lender) are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the case of policies covering Inventory, in the Lender's favor, and shall provide for not less than thirty (30) days prior written notice to the Lender of the exercise of any right of cancellation. At LSI's request, or if LSI fails to maintain such insurance, the Lender may arrange for such insurance, but at LSI's expense and without any responsibility on the Lender's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Lender shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lender have the sole right, in the name of the Lender and LSI, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the
Collateral, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

        7.6 Taxes. LSI agrees to pay and will cause each of its
Subsidiaries to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") levied or assessed upon LSI or any of its Subsidiaries or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof, unless such taxes are being diligently contested in good faith by LSI or any of its Subsidiaries by appropriate proceedings, or (x) if any lien shall be claimed thereunder for taxes due the United States of
America or (y) there exists any imminent seizure or imposition of lien, the Lender may, on LSI's or any of its Subsidiaries' behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Lender on demand. The Companies shall in all cases maintain adequate reserves with respect to such taxes in accordance with generally accepted accounting principles.

        7.7 Compliance with ERISA. LSI warrants and represents that each Plan is in substantial compliance with ERISA and the
Code; except as disclosed on Schedule 7.7 hereto, no Reportable
Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; except as disclosed on Schedule 7.7 hereto, no
Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code;
except as disclosed on Schedule 7.7 hereto, neither LSI, any Subsidiary or any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409,
502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of
ERISA or Section 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any
Plan; no proceedings have been instituted to terminate any Plan;
except as disclosed on Schedule 7.7 hereto, no condition exists which presents a material risk to LSI, any Subsidiary or any ERISA
Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; except as disclosed on Schedule 7.7 hereto, no lien imposed under the Code or ERISA on the assets of LSI, any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan;
except as disclosed on Schedule 7.7 hereto neither LSI, any Subsidiary or any ERISA Affiliate maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of LSI, any Subsidiary or any ERISA Affiliate; and except as disclosed on
Schedule 7.7 hereto, LSI, any Subsidiary or any ERISA Affiliate may terminate contributions to any other employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained by them if such termination is not reasonably likely to cause a Material Adverse
Effect.

        7.8 ERISA Notice. LSI agrees that as soon as possible and, in any event, within 10 Business Days after LSI or any Subsidiary or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, LSI will deliver to the Lender a certificate of the chief financial officer of LSI setting forth details as to such occurrence and the action, if any, which LSI, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or filed with or by LSI, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred, (ii) that an accumulated funding deficiency has been incurred or an application will be made to the
Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, (iii) that a Plan has been or will be terminated under Section 4041(c) or 4042 of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA,
(iv)
that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code (excluding liens under the Employee Settlement Agreements), (v) that proceedings are likely to be or have been instituted to terminate a Plan under Section 4041(c) or
4042 of ERISA, (vi) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a
Plan, (vii) that LSI, any Subsidiary or any ERISA Affiliate will incur any liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201,
4204, or 4212 of ERISA with respect to a Plan under Section
4971 or
4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA,
(viii) that any Employee Settlement Agreement has been amended, modified or supplemented (and LSI will deliver copies of such amendment, modification or supplement to the Lender). LSI will deliver to the Lender a complete copy of the annual report (IRS
Form 5500) for each Employee Benefit Plan required to be filed with the Internal Revenue Service and copies of each accounting report for postretirement benefits (other than pensions) prepared in accordance with Financial Accounting Standards No. 106.

        7.9  Compliance with Laws; Environmental Matters.
Each
Company shall and shall cause its Subsidiaries to: (a) comply with all applicable Governmental Rules which the failure to comply with could have a Material Adverse Effect; provided that a Company and/or its Subsidiaries may contest or defend against potential liability imposed by any Governmental Rules in any reasonable manner which will not, in the Lender's reasonable opinion, have a
Material Adverse Effect; and (b) to comply with all applicable
Environmental Laws as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, the failure to comply with which could have a Material Adverse Effect; provided that LSI and its Subsidiaries may contest or defend against potential liability imposed by any Environmental Law in any reasonable manner. Each
Company shall not, and shall not permit any of their Subsidiaries or, to the best of each of their ability, any other Person to, dispose of any Hazardous Substance by placing it in or on the ground or waters of any property owned or leased by such Company or any of their Subsidiaries other than in compliance with Environmental Laws or any permit, license or authorization issued thereunder. Each Company hereby jointly and severally indemnifies the Lender and agrees to defend and hold the Lender harmless from and against any and all loss, damage, claim, liability, injury or expense which the Lender may sustain or incur (other than as a result of actions of the Lender constituting gross negligence or willful misconduct) in connection with any Environmental Claim arising from or related to this Financing Agreement, the other Loan
Documents, the exercise by the Lender of its rights and remedies under this Financing Agreement or the other Loan Documents or the transactions contemplated hereunder or any claim or expense which results from such Company's or its Subsidiaries' operations (including, but not limited to, such Company's or its Subsidiaries' off-site disposal practices) and each Company further agrees that this indemnification shall survive termination of this Financing
Agreement as well as the payment of all Obligations or amounts payable hereunder.

         7.10 Public Reports. Promptly upon their becoming available, LSI shall furnish to the Lender one copy of each financial statement, report, notice or proxy statement sent by LSI to stockholders or noteholders generally and of each regular or periodic report, and any registration statement or prospectus filed by LSI with any securities exchange or the SEC.

         7.11  Financial Reporting.  Commencing on the
Effective
Date (a)  LSI agrees that, unless the Lender shall have
otherwise
consented in writing, LSI will furnish to the Lender (i)
within
ninety-five (95) days after the end of each fiscal year of
LSI, an
audited Consolidated Balance Sheet as at the close of such
year,
and statements of profit and loss, cash flow and
reconciliation of
surplus of LSI and its Consolidated Subsidiaries for such
year,
audited by Coopers & Lybrand or other independent public accountants selected by LSI and satisfactory to the Lender and accompanied by a schedule of deferred fixed costs in
Inventory or,
in lieu thereof, LSI shall be permitted to furnish Lender
with a
copy of its SEC Form 10-K for such fiscal year; (ii) within
sixty
(60) days after the end of each fiscal quarter (A) a
Consolidated
Balance Sheet as at the end of such period and statements of profit
and loss, cash flow and surplus of LSI and all its
Consolidated
Subsidiaries (or, in lieu thereof, LSI shall be permitted to furnish Lender with a copy of its SEC Form 10-Q for each of the first three fiscal quarters of each fiscal year) accompanied by a
schedule of deferred fixed costs in Inventory, (B) a
schedule of
all asset sales made outside of the ordinary course of
business
during such fiscal quarter and the Net Proceeds of each such asset
sale, (C) a schedule of all Capital Expenditures made during such
fiscal quarter and all expenditures for property, plant and equipment from Net Proceeds of Permitted Asset Sales that do not constitute Capital Expenditures, and (D) a schedule of all
payments
made with respect to the Senior Note Indenture during such
fiscal
quarter from Net Proceeds; (iii) within forty-five (45) days after
the end of the last month of each fiscal year of LSI and
within
thirty (30) days after the end of each other month, the
monthly
management review prepared by LSI consistent with past
practice
accompanied by a schedule of deferred fixed costs in
Inventory,
provided that the monthly management review for the April
1994
fiscal month of LSI shall be preliminary; (iv) within forty-five
(45) days after the end of the last month of each fiscal year of
LSI and ten (10) Business Days after the end of each other month,
(A) monthly schedules, in form and substance reasonably satisfactory to the Lender, current as of the close of business of the last Business Day of such month, of all Accounts of the Companies showing separately those which are more than one month, two months, three months and four months old, and a description of all liens, claims, encumbrances, set-offs, defenses and counter claims with respect thereto, reasonably satisfactory to the Lender and current as of the close of business on the last day of the month immediately prior to such date, and (B) a breakdown of the
Inventory of the Companies by amount (which shall include dollar valuation by location) reasonably satisfactory to the Lender and current as of the close of business on the last Business Day of such month, together with supporting documents; (v) within one hundred twenty (120) days of the Effective Date an "opening" Consolidated Balance Sheet of LSI and its Consolidated Subsidiaries audited by Coopers & Lybrand, and from time to time, such further information regarding the business affairs and financial condition of LSI and its Consolidated Subsidiaries as the Lender may reasonably request, including without limitation annual cash flow projections in form satisfactory to the Lender; (vi) within ninety-five (95) days after the end of each fiscal year of Rosebud an audited consolidated balance sheet of Rosebud and its Subsidiaries as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Rosebud and its Subsidiaries for such year, audited by independent public accountants selected by Rosebud or, in lieu thereof, LSI shall be permitted to furnish Lender with a copy of Rosebud's SEC Form 10-K for such fiscal year; (vii) within sixty (60) days after the end of each fiscal quarter of Rosebud, a consolidated balance sheet of
Rosebud and its Subsidiaries as at the end of such period and statements of profit and loss, cash flow and surplus of Rosebud and its Subsidiaries, or in lieu thereof, LSI shall be permitted to furnish Lender with a copy of Rosebud's SEC Form 10-Q for such fiscal quarter; and (viii) promptly and in any event within three
(3) Business Days of receipt of notice or obtaining knowledge of a default, event of default or event of termination or acceleration under any Related Document, notice to the Lender of the nature of such default, event of default or event of termination or acceleration.

        (b) Each Financial Statement and each other report which
LSI is required to submit pursuant to Section 7.11(a) hereto must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) (other than SEC Forms 10-K and 10-Q and those reports which LSI is required to submit monthly pursuant to Sections 7.11(a)(iii) and (iv)) fairly and accurately represent(s) LSI's and its Consolidated Subsidiaries' financial condition at the end of the particular accounting period, as well as LSI's and its Consolidated Subsidiaries' operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Potential
Default, Event of Default under this Financing Agreement or default, event of default or event of termination or acceleration under any Related Document, provided, however, that if any such officer has knowledge that any such Potential Default, Event of
Default or default, event of default or event of termination or acceleration under any Related Document, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) LSI has not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing
Agreement.

        (c) (i) Five Business Days after the Friday of each week or, if at the end of any month the billing period exceeds five
Business Days, five Business Days after the date on which the billing occurs but in any event not later than seven
Business Days
after the last Friday of such month, the Companies shall furnish to the Lender a joint certificate ("Borrowing Base
Certificate")
substantially in the form attached hereto as Exhibit C, executed by an Executive Officer of LSI, setting forth the Borrowing
Base as of
the close of business on such Friday together with such other information with respect to the Accounts and the Inventory of the
Companies as the Lender may reasonably request.

             (ii) In the event of any dispute about the eligibility of any asset for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Lender's good faith judgment shall control.

             (iii)The Borrowing Base set forth in a
Borrowing Base
Certificate shall be effective from and including the date such
Borrowing Base Certificate is duly received by the Lender to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Lender, unless the Lender disputes the eligibility of any asset for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Company.

             (iv) Each Borrowing Base Certificate shall be accompanied by such other and further information, including backup schedules, as the Lender may reasonably request from time to time.

        7.12 EBITDA. LSI shall maintain at the end of each fiscal quarter of LSI set forth below (i) prior to January 1, 1995, for the period from the first day covered by the "opening" Consolidated
Balance Sheet described in Section 7.11(a) hereof to the end of such fiscal quarter and (ii) after January 1, 1995, for the four quarters ending at the end of such fiscal quarter, EBITDA of not less than:

   Fiscal Quarter Period              EBITDA

        June 1994                     $ 4,000,000
        September 1994                $21,000,000
        December 1994                 $32,000,000
        March 1995                    $25,000,000
        June 1995                     $36,000,000
        September 1995                $38,000,000
         and thereafter

        7.13 Notice of Additional Subsidiaries; Additional Documents. LSI agrees to (a) give the Lender written notice within ten (10) Business Days of the creation, establishment or acquisition of any Subsidiary or any interest in a joint venture not listed on Schedule 6.10 hereto, (b) cause each such Consolidated Subsidiary which is a Significant Consolidated Subsidiary to execute and deliver to the Lender within ten
(10)
Business Days of the creation, establishment or acquisition
thereof
a Guaranty, guaranteeing the Obligations, (c) within ten
(10)
Business Days of the creation, establishment or acquisition of a
Significant Consolidated Subsidiary, pledge to the Lender pursuant to the Pledge Agreement, or cause to be pledged to the Lender pursuant to a pledge agreement substantially similar to the Pledge
Agreement, all of the issued and outstanding capital stock of such
Significant Consolidated Subsidiary owned by the Companies, or, if such Subsidiary is a Subsidiary organized outside of the United
States, sixty-five (65%) percent of the issued and outstanding capital stock of such Significant Consolidated Subsidiary, together with the delivery of all necessary stock powers and stock certificates, (d) within ten (10) Business Days of the creation, establishment or acquisition of any interest in a partnership or joint venture or similar entity, execute and deliver to the Lender, or cause to be executed and delivered to the Lender, a security agreement, in form and substance satisfactory to the Lender, granting to the Lender a lien on and security interest in any such partnership or joint venture interest or similar entity together with any financing statements necessary or desirable to perfect such lien and security interest, and (e) in connection with each such delivery, cause to be delivered to the Lender, in form and substance satisfactory to the Lender, a favorable written opinion of counsel, which may include LSI's General Counsel, as to such matters relating thereto as the Lender may reasonably request, together with such other agreements, instruments, approvals or other documents as the Lender may reasonably request.

         7.14 Prohibited Transactions. Until termination of the
Financing Agreement and payment and satisfaction of all Obligations due hereunder, LSI and Trap Rock agree that, without the prior written consent of the Lender, except as otherwise herein provided, each of LSI and Trap Rock will not and LSI will not permit its
Consolidated Subsidiaries, to:

        (a) Negative Pledge. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the
Permitted Encumbrances;

        (b) No Additional Indebtedness. Incur or create any
Indebtedness other than the Permitted Indebtedness;

        (c) Borrowing Against Collateral. Borrow any money on the security of the Collateral from sources other than the Lender;

        C:\ Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, or (ii) either all or a substantial portion of the assets of either of the Companies or any
Significant Consolidated Subsidiary, in each case except as otherwise specifically permitted by Section 12.13 of this Financing
Agreement or consented to in writing by the Lender;

        (e) Merger; Consolidation, Etc. Except for the transactions required to be consummated by Section 2.1(N) on the
Effective Date merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by such
Person, except as consented to in writing by the Lender, such consent not to be unreasonably withheld;

        (f) Guaranties. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) for the Asset Proceeds Notes
Guaranty, (iii) the guaranty of LSI for the obligations of Trap
Rock and/or NYTR in connection with the lease or charter of barges, including any such guaranty for the purchase option contained in such lease or charter; (iv) for guaranties of indebtedness existing on the date hereof, as set forth on Schedule 7.14(F) hereto, including any renewal or other modification thereof, provided, however, that such renewal or modification (A) is pursuant to terms that are not less favorable to LSI and its Consolidated Subsidiaries than the terms of the guaranty being renewed or modified, and (B) after giving effect to the renewal or modification of such guaranty, the amount of the outstanding Indebtedness guaranteed by such guaranty is not greater than the amount of the outstanding Indebtedness guaranteed by such guaranty immediately prior to such renewal or modification, or (v) for guaranties in an amount, together with all Indebtedness permitted pursuant to clause (xv) of the definition of Permitted Indebtedness, not to exceed $10,000,000 in the aggregate outstanding at any one time;

        (g) Advances; Loans; Investments. Make any advance or loan to, or any investment in, any firm, entity, Person or corporation except (i) advances, loans or investments between the Companies,
(ii) net advances or net loans by the Companies to or investments by the Companies in Construction Aggregates and/or NYTR in an aggregate amount not exceeding $10,000,000 in any year,
(iii)
capital contributions in Rosebud in an aggregate amount not exceeding $5,000,000 on the Effective Date and, in addition, if an
Event of Default has not occurred and is not continuing and the
Payment Notes have not been issued by LSI, up to $5,000,000 in the aggregate at any one time outstanding thereafter, (iv) advances of business and travel expenses to its officers and employees,
(v)
loans, reimbursements and/or guaranties, in connection with the relocation of its officers and employees, in an aggregate amount not to exceed $500,000 outstanding at any time, (vi) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided, that, such obligations mature within one year after the date of acquisition thereof; (vii) certificates of deposit maturing within one year after the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $500,000,000;
(viii) reverse repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (vi) and (vii) (whether or not such underlying securities have maturities less or greater than one year from the date of such repurchase transaction), entered into with any financial institution meeting the qualifications specified in clause
(vii)
above, (ix) commercial paper given at least the second highest rating by a national credit rating agency and maturing not more than 270 days after the date of creation thereof; (x) money market funds investing substantially all of their assets in instruments of the types specified in clauses (vi) through (ix) above; (xi) investments in debt or equity securities acquired from bankrupt account debtors; (xii) subject to Section 7.13 hereof, investments made substantially contemporaneously with the receipt of Net Proceeds of a Permitted Asset Sale, provided that any advance, loan or investment made with such Net Proceeds is not made to or in
Rosebud or its Subsidiaries; (xiii) subject to Section 7.13 hereof, investments in Subsidiaries not existing on the date of this Financing Agreement; or (xiv) subject to Section 7.13 hereof, such other loans, advances or investment as LSI deems prudent provided such does not exceed, in the aggregate in any year, $5,000,000;

        (h) Restricted Payments. Directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted
Payment;
provided, however, that (i) any Subsidiary of LSI may pay dividends and make other distributions to the Companies and (ii) Lone
Star
Cement, Inc. may repurchase or redeem its Class C Common
Stock for
aggregate consideration not exceeding $100,000.

        (i) No Defeasance; Prepayment. Take, or permit any Consolidated Subsidiary to take, any action that would constitute a defeasance under the Senior Note Indenture or the Payment Note
Indenture. Neither LSI nor any of its Consolidated Subsidiaries shall prepay the Senior Notes, the Asset Proceeds Notes Guaranty, the Payment Notes or any other Indebtedness for borrowed money, including, without limitation, any redemptions or purchases of and any sinking fund payments with respect to such Indebtedness, except for (i) payments of the Obligations in accordance with the provisions of this Financing Agreement; (ii) payments of the Senior
Notes made by LSI (A) pursuant to Section 3.08 of the Senior
Note
Indenture with Excess Net Proceeds (as defined in the Senior
Note
Indenture), (B) sinking fund payments commencing July 31, 2000 made pursuant to Section 3.09 of the Senior Note Indenture, and
(C)
purchases of Senior Notes pursuant to Section 4.14 of the Senior
Note Indenture upon the occurrence of a Change of Control (as defined in the Senior Note Indenture); and (iii) payment of the
Payment Notes pursuant to the terms thereof.

        (j) Additional Trade Names. Sell Inventory or create
Accounts, or permit instruments in payment of its Accounts to be made payable to, any trade name other than those listed on Schedule
6.9 hereto;

        7.15  Limitations on Leases and Capital
Expenditures.
Without the prior written consent of the Lender, LSI will
not and
LSI will cause its Consolidated Subsidiaries not to (i)
enter into
any Operating Lease if after giving effect thereto the
aggregate
obligations with respect to Operating Leases of LSI and its Consolidated Subsidiaries during any fiscal year would exceed
$10,000,000 or (ii) contract for, purchase, make
expenditures for,
lease pursuant to a Capital Lease or otherwise incur
obligations
with respect to Capital Expenditures (whether subject to a
security
interest or otherwise) in the aggregate amount in excess of
(A)
$25,000,000 for the short fiscal year of LSI ending December
31,
1994, (B) $33,000,000 for the 1995 fiscal year of LSI, and
(C)
$25,000,000 for the 1996 fiscal year of LSI and thereafter, provided that (x) Capital Leases shall not include up to $3,800,000 per year paid by Trap Rock and/or NYTR in connection with the Lease or charter of barges, (y) the amounts set forth in clause
(ii)
above shall not include the first $20,000,000 principal amount of
Indebtedness incurred in connection with the West Nyack Transaction, and (z) for any fiscal year set forth above an amount equal to the carryover amount for such fiscal year may be carried over to the next succeeding fiscal year (but no further succeeding fiscal year). As used herein, "carryover amount" means for any fiscal year the lesser of (a) the excess of the amount of Capital
Expenditures permitted for such fiscal year as set forth above over the amount of Capital Expenditures actually made during such fiscal year and (b) $5,000,000.

        7.16 Interest Coverage Ratio. LSI shall maintain at the end of each fiscal quarter of LSI set forth below (a) prior to
January 1, 1995, for the period from the first day covered by the
"opening" Consolidated Balance Sheet described in Section
7.11(a)
hereof to the end of such fiscal quarter and (b) after January 1,
1995, for the four quarters of LSI ending at the end of such fiscal quarter, an Interest Coverage Ratio of at least:

        Fiscal Quarter Ending              Ratio

             June 1994                     1.88 to 1.0
             September 1994                2.0  to 1.0
              and thereafter

        7.17 Leverage Ratio. LSI shall maintain commencing on June
30, 1994 and at all times thereafter a Leverage Ratio of not more than 4.35 to 1.0.

        7.18 Notice of Environmental Matters. LSI agrees to advise the Lender in writing of: (a) any expenditures (actual or anticipated) in excess of $1,000,000 for Environmental Claims or
Environmental Damages other than Capital Expenditures, (b) expenditures, other than Capital Expenditures, in excess of $1,000,000 necessary for compliance with Environmental Laws, and
(c) any notices LSI or its Subsidiaries receives from any Governmental Authority advising LSI or its Subsidiaries of any
Environmental Claim or Environmental Damages or any
Environmental
Condition which could be expected to result in Environmental Damages in excess of $1,000,000, and to provide the Lender with copies of all such notices if so requested by the Lender.

        7.19 Amendment or Waiver of Related Documents and Confirmation Order. LSI shall not agree to any amendment or other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any Related
Document (excluding any amendment or modification to the Settlement
Agreement with the Official Committee of Retired Employees increasing the payments by LSI with respect to post-retirement welfare obligations resulting from the additional coverage of non-union hourly employees retiring prior to December 31, 1992 and non-union salaried and non-union hourly employees retiring after December 31, 1992 and prior to the Effective Date) or refinance any of the Indebtedness evidenced by the Senior Notes and the Senior
Note Indenture without obtaining the prior written consent of the
Lender to such amendment, modification, payment, waiver, change or refinancing, provided that (except in the case of any refinancing of the Indebtedness evidenced by the Senior Notes and the Senior
Indenture) such consent shall not be required if such amendment, modification, waiver, change or refinancing does not increase any
Indebtedness or obligations of LSI or any of its Subsidiaries thereunder, is not adverse to the interests of the Lender and does not provide for terms more restrictive to LSI or any of its Subsidiaries than those terms in effect prior to such amendment, modification, waiver, change or refinancing. LSI shall not agree to any amendment, modification or other change to or waiver of any of its rights under the Confirmation Order without the prior written consent of the Lender, provided that such consent shall not be required if such amendment, modification or other change is not adverse to the interests of the Lender. LSI agrees to provide the
Lender with a copy of any amendment, modification, waiver or change to any Related Document or the Confirmation Order, not less than five (5) Business Days prior to the effective date of such amendment, modification, waiver or change.

        7.20 Account Agreements. LSI agrees and covenants that all proceeds of the Accounts and the Inventory and all proceeds of other Collateral, shall be deposited in Lockbox Accounts, Collection Accounts, Depository Accounts or the CIT
Concentration
Account.  LSI shall cause all good funds in the Lockbox
Accounts,
Collection Accounts and Depository Accounts to be promptly transferred to the CIT Concentration Account.

        7.21 Locations of Collateral. The Companies will not change their principal places of business or corporate names, or maintain any Inventory, Documents of Title, books and records or records of Accounts at any location other than those listed on
Schedule 6.12 hereto or otherwise change or add to any of such locations, without in each case the prior written consent of the
Lender.

        7.22  No Affiliate Transactions.   Except as set
forth on
Schedule 6.13 and except for the transactions contemplated by the
Rosebud Management Agreement, neither LSI nor any of its Subsidiaries will enter into any transaction with any Affiliate of
LSI, other than another Subsidiary or LSI, as the case may be, to the extent such transaction is not prohibited by any other provision of this Financing Agreement, except in the ordinary course of business and pursuant to the reasonable requirements of
LSI's or such Subsidiary's business upon fair and reasonable terms no less favorable to LSI or such Subsidiary than could be obtained in a comparable arms-length transaction with an unaffiliated Person.

        7.23 Notice of Additional Trademarks. LSI agrees to (a) give the Lender written notice within ten (10) Business Days of any
(i) acquisition of or registration or application for registration for any trademark by any Company (the "Additional Trademarks") and
(ii) grant of or receipt by any Company of any license or interest in any trademark and (b) execute and deliver, or cause Trap Rock to execute and deliver, to the Lender all documents requested by the
Lender at any time to grant, evidence, perfect, maintain, record and enforce the Lender's lien on and security interest in the
Additional Trademarks.

        7.24 Notice of Rosebud Advances or Loans. If LSI makes any advances or loans to Rosebud permitted by Section 7.14(g)(iii)
hereof, LSI agrees to (a) give the Lender written notice within ten
(10) Business Days of such loan or advance, (b) require that Rosebud execute and deliver to LSI its promissory note to evidence its obligation to repay such loan or advance, and (c) pledge to the
Lender, pursuant to a pledge agreement, in form and substance satisfactory to the Lender, as security for the Obligations, any promissory note executed by Rosebud in favor of LSI and deliver such note to the Lender, together with all other documents requested by the Lender at any time to grant, evidence, perfect, maintain, record and enforce the Lender's lien on and security interest in such promissory note.

        7.25  Production Payments.  Not later than five (5)
Business
Days prior to each Application Date (as defined in the Production
Payment Agreements), LSI shall (i) request a Revolving Loan under this Financing Agreement or otherwise make funds available to the
Lender in an amount sufficient to make the semi-annual purchase price payment for the minerals located in the quarries adjacent to
LSI's cement plants in Greencastle, Indiana and Pryor, Oklahoma as required by the Production Payment Agreements and (ii) direct the
Lender to send the proceeds of such Revolving Loan or such other funds directly to the PP Owner (as defined in the Production Payment Agreements). LSI shall provide the Lender with a calculation of the amount of such semi-annual purchase price and all other information requested by the Lender in connection with such semi-annual purchase price payment.

        SECTION 8.  Interest, Fees and Expenses

        8.1  Interest On Revolving Loans.

        (a)  Interest Rate

             (i)  Each Chemical Bank Rate Loan shall bear
interest
at the rate per annum until paid at the Chemical Bank Rate plus one and one quarter percent (1-1/4%).

             (ii) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest
Period in
effect for such Eurodollar Loan plus three percent (3%), together with any additional interest owing pursuant to Section 8(f) hereof.

        (b) Interest Payment Dates. The Companies shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount shall be paid in full, which interest shall be payable jointly and severally (i) if such Revolving Loan is a Chemical Bank Rate Loan, monthly in arrears on the first Business Day of each month, commencing May 1, 1994, and (ii) if such Revolving Loan is a Eurodollar Loan, (A) on the last day of the Interest Period of such
Eurodollar Loan and (B) for any Interest Period longer than three months, on the day that occurs during such Interest Period every three (3) months from the first day of such Interest Period. After maturity of any principal amount of any Revolving Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and jointly and severally payable on demand.

        (c)  Eurodollar Rate Not Determinable; Inability to
Determine Interest Rate; Illegality or Impropriety.

             (i)  If prior to the first day of any Interest
Period:

                  (A)  the Lender shall have determined in
good
faith (which determination shall be conclusive and binding upon the
Company absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest
Period, or

                  (B)  dollar deposits in the principal
amounts of
the Eurodollar Loans to which such Interest Period is to be applicable are not generally available in the London interbank market,

the Lender shall give notice to LSI by fax or telephone as soon as practicable thereafter. If such notice is given (1) any Eurodollar
Loans requested to be made on the first day of such Interest Period shall be made as Chemical Bank Rate Loans and (2) any loans that were to have been converted to or continued as Eurodollar Loans on the first day of such Interest Period shall be converted to or continued as Chemical Bank Rate Loans. Until such notice has been withdrawn by the Lender (which shall occur on the first date that the Lender becomes aware that the conditions set forth in the preceding clauses (A) or (B) no longer exist), no Revolving Loans shall be made as or converted to or continued as Eurodollar Loans.

             (ii) In the event that the Lender shall have determined hereafter at any time that the introduction of, or any change in, any applicable law, rule, regulation, order or decree or in the interpretation or the administration thereof by any Governmental
Authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive
(whether or not having the force of law) of any such Governmental
Authority, shall make it unlawful or improper for the Lender or any
Affiliate of the Lender to make, maintain or fund any Eurodollar
Loan as contemplated by this Financing Agreement, then the Lender shall forthwith give notice thereof to LSI describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of the notice, the obligation of the
Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and the Lender shall notify LSI. If any such change shall make it unlawful or improper for the Lender to maintain any outstanding
Eurodollar Loan as a Eurodollar Loan, the Lender shall, upon the happening of such event, notify LSI, and LSI shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Chemical Bank Rate Loan.

        (d)  Increased Costs; Capital Adequacy
Circumstances.

             (i)  Notwithstanding any other provision
herein, if any
change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall heretofore impose any tax on or change the basis of taxation of payments to the Lender or any Affiliate of the
Lender of the principal of or interest on any Eurodollar Loan made by the Lender (other than taxes imposed on the overall net income of the Lender or such Affiliate of the Lender by the jurisdiction in which the Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Lender or any Affiliate of the Lender
(except any such reserve requirement that is reflected in the additional interest payable pursuant to Section 8(f)) or shall impose on the Lender or any Affiliate of the Lender any other condition affecting this Financing Agreement or any Eurodollar
Loans made by the Lender, and the result of any of the foregoing shall be to increase the cost to the Lender or any Affiliate of the
Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Lender to be material, then the
Companies shall jointly and severally pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Companies to the Lender in accordance with the provisions of this Section 8.1(d) shall be paid jointly and severally by the Companies to the Lender within ten (10) days after receipt by LSI from the Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

             (ii) If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the
Lender, any lending office of the Lender, or any Affiliate of the
Lender, with any request or directive regarding capital adequacy
(whether or not having the force of law) of any such authority, central bank or comparable agency, in each case after the date hereof, has the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's Affiliate, as a consequence of the Lender's obligations under this Financing Agreement to a level below that which the Lender or the Lender's
Affiliate, could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies or the
Lender's Affiliate's policies, with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Companies shall jointly and severally reimburse the
Lender for such reduction. Any amount or amounts payable by the
Companies to the Lender in accordance with the provisions of this
8.1(d)(ii) shall be paid jointly and severally by the Companies to the Lender within ten (10) days after receipt by LSI from the
Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

             (iii)The Lender may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; provided that the Lender shall provide to LSI a certificate setting forth the basis on which such demand is made. The protection of this
Section 8.1(d) shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

        (e) Indemnity. The Companies agree to jointly and severally indemnify the Lender against any loss or expense that the
Lender actually sustains or incurs as a consequence of (i) any failure by any Company to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Section 2,
(ii)
any failure by a Company to borrow any Eurodollar Loan hereunder or to convert any Chemical Bank Rate Loan into a Eurodollar Loan, after notice of such borrowing or conversion has been given pursuant to Section 3.1 or Section 8.1(g), as the case may be,
(iii) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Financing
Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of any Event of Default, including, in each such case, any actual loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by the Lender, of
(x) its
cost of obtaining the funds for the Revolving Loan being paid, prepaid or converted or not borrowed or converted (based on the
Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert on the last day of the Interest Period for such Revolving
Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Revolving Loan that would have commenced on the date of such failure to borrow or convert) over
(y) the amount of interest (as reasonably determined by the Lender) that would be realized by the Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such
Interest Period. A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this Section 8.1(e) and the basis for the determination of such amount or amounts shall be delivered to LSI and shall be conclusive and binding absent manifest error.

        (f) Regulation D Compensation. For so long as the Lender or any Affiliate of the Lender maintains reserves against "eurocurrency liabilities" (or any other category of liabilities that includes deposits by reference to which the interest rate on
Eurodollar Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of the Lender or any Affiliate of the Lender to United
States residents), and as a result the cost to the Lender or any
Affiliate of the Lender (or its eurodollar lending office) of making or maintaining its Eurodollar Loans is increased, then such
Lender may require the Companies to jointly and severally pay, contemporaneously with each payment of interest on the Eurodollar
Loans, additional interest on the related Eurodollar Loans of the
Lender at a rate per annum up to but not exceeding the excess of
(i) (x) the applicable Eurodollar Rate divided by (y) one minus the
Reserve Requirement over (ii) the applicable Eurodollar
Rate.  The
Lender shall so notify LSI and provide to LSI, along with such notice, an officer's certificate setting forth the amount to which the Lender is then entitled under this Section 8.1(f). Each such certificate provided to LSI under this Section 8.1(f) shall be conclusive and binding absent manifest error.

        (g) Continuation and Conversion of Loans. Subject to
Section 3.1 and Section 8.1(c) hereof, the Companies shall have the right, at any time, (i) on three (3) Business Days' prior irrevocable written or telecopy notice to the Lender, to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period or to convert any Chemical Bank Rate Loan or portion thereof into a Eurodollar Loan, or (ii) on one (1) Business
Day's prior irrevocable written or telecopy notice to the Lender, to convert any Eurodollar Loan or portion thereof into a Chemical
Bank Rate Loan, subject to the following:

             (A) no Event of Default or Potential Default shall
        have occurred and be continuing at the time of such continuation or conversion;

             (B)  the aggregate principal amount of any
Eurodollar
        Loan continued or converted shall not be less than $1,000,000 and in multiples of $250,000 if in excess thereof;

             (C) each conversion shall be effected by the Lender by
        applying the proceeds of the new Revolving Loan to the
        Revolving Loan (or portion thereof) being converted;
accrued
        interest on the Revolving Loan (or portion thereof) being
        converted shall be paid by the Company at the time of
        conversion;

             (D) if the new Revolving Loan made in respect of a
        conversion shall be a Eurodollar Loan, the first
Interest
        Period with respect thereto shall commence on the date of
        conversion;

             (E) no portion of any Revolving Loan shall be continued or converted to a Eurodollar Loan with an
Interest
        Period ending later than the Termination Date; and

             (F)  if any conversion of a Eurodollar Loan
shall be
        effected on a day other than the last day of an Interest
        Period, the Company shall reimburse the Lender on demand for any loss incurred by it in the reemployment of the funds
        released by such conversion as provided in 8.1(e) hereof.

In the event that LSI shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Revolving
Loan (unless repaid) shall automatically become a Chemical
Bank
Rate Loan at the expiration of the then current Interest
Period.

        8.2  Calculations of Interest and Fees.  All
interest and
fees under this Financing Agreement shall be calculated based on the actual number of days elapsed and a 365 (or 366) day year, except that, with respect to Eurodollar Loans interest shall be calculated based on the actual number of days elapsed and a 360 day year. The Lender shall be entitled to charge the Companies' joint account at the rate provided for herein when due until all Obligations have been paid in full.

        8.3 Letter of Credit Fees. In consideration of the Letter of Credit Guaranty of the Lender, LSI shall pay the Lender, the
Letter of Credit Guaranty Fee which shall be an amount (a) equal to
(i) with respect to each documentary Letter of Credit, one and one-half percent (1-1/2%) per annum and (ii) with respect to each standby Letter of Credit, one and three-quarters percent (1-3/4%)
per annum and (b) payable monthly in arrears on the first
Business
Day of each month, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

        8.4 Additional Letter of Credit Fees. Any charges, fees, commissions, costs and expenses charged to the Lender for the
Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing
Agreement or out of transactions relating thereto will be charged to the Companies' joint account in full when charged to or paid by the Lender and when made by any such Issuing Bank shall be conclusive on the Lender.

        8.5  Out-of-Pocket Expenses; Documentation Fee.  The
Companies shall, upon demand, jointly and severally reimburse or pay the Lender as the case may be, for: (i) all Out-of-
Pocket
Expenses of the Lender and (b) any applicable Documentation
Fee.

        8.6  Line of Credit Fee.  Upon the first Business
Day of
each month for the immediately preceding month, commencing with May
2, 1994, the Companies shall jointly and severally pay the Lender the Line of Credit Fee.

        8.7 Loan Facility Fee. To induce the Lender to enter into this Financing Agreement and to extend to the Companies the Revolving Loans, the Companies shall jointly and severally pay to the Lender a non-refundable Loan Facility Fee in the amount of
$350,000 on the date of execution of this Financing
Agreement.

        8.8 Administration Fee. The Companies shall jointly and severally pay to the Lender an administration fee of $75,000 per annum for each year that the Line of Credit is available or Obligations are outstanding, payable in full in advance upon execution of this Financing Agreement for the first year of this
Financing Agreement, and payable on each Anniversary Date in advance for each year thereafter.

        8.9 Expenses of Lender. The Companies shall jointly and severally pay the Lender's standard charges for, and the fees and expenses of, the Lender's personnel used by the Lender for reviewing the books and records of the Companies and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral.

        8.10  Authorization to Charge Accounts.  The
Companies
hereby authorize the Lender to charge the Companies' joint account with the Lender with the amount of all payments due hereunder as such payments become due. The Companies and the Lender confirm that any charges which the Lender may so make to the Companies' joint account as herein provided will be made as an accommodation to the Companies and solely at the Lender's discretion.

        SECTION 9.  Powers

        The Companies hereby constitute the Lender or any Person or agent the Lender may designate as their attorney-in-fact, at the
Companies cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations have been paid in full:

        (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Lender or any Company, any and all checks, notes, drafts and other documents or instruments relating to the
Collateral;

        (b) To receive, open and dispose of all mail addressed to any Company and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate;

        (c) To request from customers indebted on Accounts at any time, in the name of the Lender or any Company or that of the
Lender's designee, information concerning the amounts owing on the
Accounts;

        (d) To transmit to customers indebted on Accounts notice of the Lender's interest therein and to notify customers indebted on
Accounts to make payment directly to the Lender for the Companies' joint account; and

        (e) To take or bring, in the name of the Lender of any
Company, all steps, actions, suits or proceedings deemed by the
Lender necessary or desirable to enforce or effect collection of the Accounts.

        Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Lender's satisfaction.

        SECTION 10.  Events of Default and Remedies

        10.1 Event of Default. Notwithstanding anything hereinabove to the contrary, the Lender may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

        (a) the cessation of the business of LSI or the calling of a meeting of the creditors of LSI or any Significant
Consolidated
Subsidiary for purposes of compromising the debts and obligations of LSI or any Significant Consolidated Subsidiary;

        (b)  the failure of LSI or any Significant
Consolidated
Subsidiary to generally meet debts as they mature;

        (c) the commencement by or against LSI or any Significant
Consolidated Subsidiary of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

        (d)  the breach by LSI or any Consolidated
Subsidiary of any
warranty, representation or covenant contained herein (other than those covenants referred to in subparagraph (e) below) or in any other Loan Document;

        (e) breach by LSI or any Subsidiary of any covenant contained in Sections 7.1, 7.2, 7.3, 7.8, 7.10, or 7.18, provided
that any such breach by LSI shall not be deemed to be an Event of
Default unless and until such breach shall remain unremedied to the
Lender's satisfaction for a period of ten (10) Business Days from the date of such breach;

        (f) failure of the Companies to pay any of the Obligations on the due date thereof;

        (g)  the Companies shall (i) except for the
transactions
described in Section I of the proposed exemption under consideration by the Department of Labor for Lone Star Industries,
Inc. Master Retirement Trust, et al.  (Application No. D-
9295, 59
F.R. 10,832, March 8, 1994), engage, or permit any ERISA Affiliate to engage, in any "prohibited transaction" as defined in ERISA or the Code, (ii) have, or permit any ERISA Affiliate to have, any
"accumulated funding deficiency" as defined in Section 302 of
ERISA, (iii) have, or permit any ERISA Affiliate to have, any
Reportable Event, (iv) fail, or permit any ERISA Affiliate to fail, to make by its due date a required installment under Section 412(m)
of the Code with respect to any Plan or fail to make any required contribution to any "multiemployer plan" as defined in
Section 4001
of ERISA, (v) file, or permit any ERISA Affiliate to file, a notice of intent to terminate any Plan in a distress termination described in Section 4041(c) of ERISA, (vi) have proceedings commenced by the
PBGC to terminate any Plan, (vii) incur, or permit any ERISA Affiliate to incur, a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any "multiemployer plan" as defined in Section 4001 of ERISA, (viii) receive, or any
ERISA Affiliate shall receive, notice from any multiemployer plan that such multiemployer plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA or that any multiemployer plan intends to terminate or has terminated under
Sections 4041A or 4042 of ERISA, (ix) breach, or permit any ERISA
Affiliate to breach, any warranty, representation or covenant contained in any Employee Settlement Agreement, and with respect to this subparagraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from the later of the date of occurrence or the date of notice, and (y) could, in the reasonable opinion of the Lender, subject the Companies or any Subsidiaries to any tax, penalty, lien, or other liability that could have a Material Adverse Effect;

        (h) the Companies or any Consolidated Subsidiary of LSI shall fail to pay any of its Indebtedness (excluding (i) Indebtedness evidenced by this Financing Agreement and (ii) Indebtedness incurred in connection with the deferred purchase price of property or services incurred in connection with capital additions and improvements) in an aggregate amount in excess of
$1,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such
Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

        (i) any material provision of this Financing Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the
Companies or any Subsidiary, or a proceeding shall be commenced by the Companies or any Subsidiary, or by any Governmental Authority or other regulatory body having jurisdiction over the Companies or any Subsidiary, seeking to establish the invalidity or unenforceability thereof, or the Companies or any Guarantor shall deny that the Companies or any Guarantor has any liability or obligation purported to be created under this Financing Agreement, the Pledge Agreement or any other Loan Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on or security interest in any Collateral purported to be covered thereby;

        (j) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than
$2,000,000 in the aggregate shall be rendered against LSI or any
Consolidated Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 60 consecutive days during which (x) a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (y) such judgment has not been bonded;

        (k) except in connection with the resolution of claims filed against LSI and its Subsidiaries prior to the confirmation of the Plan of Reorganization, LSI or any of their Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against LSI or any of their Subsidiaries, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or release of any Hazardous Substance and, in connection with any of the foregoing, LSI or any of its Subsidiaries has an obligation for the payment of money exceeding, in the aggregate, $2,000,000, or one or more third parties have a right to exercise remedies or commence enforcement proceedings against LSI, its Subsidiaries or their property for an aggregate amount in excess of $2,000,000, which in each case is unstayed, due and owing and not covered by adequate insurance;

        (l)  a default, event of default or event of
termination or
acceleration (other than a Credit Rating Event of Default) shall occur under any of the Related Documents, provided that any such default, event of default or event of termination or acceleration shall not constitute an Event of Default unless any such default, event of default or event of termination or acceleration results in
(i) LSI or any of its Consolidated Subsidiaries having an obligation to make a cash payment in excess of $1,000,000 in the aggregate or (ii) the exercise of remedies or the commencement of enforcement proceedings against LSI or any of its Consolidated
Subsidiaries (A) seeking the payment of money in excess of $1,000,000 in the aggregate or (B) with respect to property of LSI or any of its Consolidated Subsidiaries with a fair market value in excess of $1,000,000 in the aggregate; or

        (m)  a Change of Control (as defined in the Senior
Note
Indenture) shall have occurred.

        10.2 Remedies. (a) Upon the occurrence of a Potential
Default and/or an Event of Default, at the option of the Lender, all loans and advances provided for in Section 3.1 of this Financing Agreement shall be thereafter in the Lender's sole discretion and the obligation of the Lender to make revolving loans and/or assist LSI in opening Letters of Credit shall cease unless such Potential Default or Event of Default is waived or cured to the Lender's satisfaction, and at the option of the Lender upon the occurrence of an Event of Default: (i) all Obligations shall become immediately due and payable upon written notice from the Lender to
LSI provided that no notice is required if the Event of Default is the event listed in Section 10.1(c); (ii) the Lender may charge the
Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8.1(a) of this Financing Agreement, provided the
Lender has given LSI written notice of the Event of Default, provided, further, however, that no notice is required if the Event of Default is the event listed in Section 10.1(c); and (iii) the
Lender may immediately terminate this Financing Agreement upon notice to LSI, provided, however, that no notice of termination is required if the Event of Default is the event listed in Section
10.1(c). The exercise of any option is not exclusive of any other option which may be exercised at any time by the Lender.

        (b) Immediately upon the occurrence of any Event of Default, the Lender may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, the Inventory or the other Collateral, or the Lender may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon, the Inventory or the other
Collateral; (b) bring suit, in the name of the Companies or the
Lender, and generally shall have all other rights respecting said
Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the Lender; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole option and discretion, and the Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Lender shall deem appropriate. The Companies agree, at the request of the Lender to assemble the Inventory and to make it available to the Lender at premises of the Companies or elsewhere and to make available to the Lender the premises and facilities of the Companies for the purpose of the Lender's taking possession of, removing or putting the Inventory in saleable form.
However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Lender to the payment of the Companies' Obligations, whether due or to become due, in such order as the Lender may elect, and the Companies shall remain jointly and severally liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

        SECTION 11.  Termination

        Except as otherwise permitted herein, the Lender may terminate this Financing Agreement and the Line of Credit only as of the third or any subsequent Anniversary Date and then
only by
giving the other at least sixty (60) days prior written
notice of
termination. Notwithstanding the foregoing the Lender may terminate this Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of
Default is an event listed in Section 10.1(c) of this
Financing
Agreement, the Lender may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary
Date.
Notwithstanding the foregoing, LSI may terminate this
Financing
Agreement and the Line of Credit at any time upon fifteen
(15)
days' prior written notice to the Lender. All Obligations shall become due and payable as of any termination under this
Section 11
hereof and, pending a final accounting, the Lender may withhold any balances in the Companies' joint account (unless supplied with an indemnity satisfactory to the Lender) to cover all of the Companies' Obligations, whether absolute or contingent. All of the
Lender's rights, liens and security interests shall continue after any termination until all Obligations for the payment of money have been paid in cash and satisfied in full. After such payment and satisfaction, the Lender will, upon the reasonable request of LSI, execute all documents necessary to release, without recourse, representation and warranty and at the expense of LSI, its liens and security interest granted pursuant to the terms of this Financing Agreement and the other Loan Documents, provided that the
Lender shall not be entitled to withhold any such releases solely by reason of the existence of indemnification provisions in this
Financing Agreement if (i) no claim has been asserted or threatened with respect to any such indemnification or (ii) any such claim is asserted or threatened and the Lender determines that such claim is adequately covered by insurance or bonded or the Lender has received an indemnity, from LSI or a third-party, secured or unsecured, in all respects reasonably satisfactory to it.

        SECTION 12.  Miscellaneous

        12.1  Waivers.  The Companies hereby waive
diligence,
demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Lender or the
Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the
Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

        12.2 Payments; Expenses; Taxes; Indemnification. All payments made by the Companies or any Guarantor hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. The Companies jointly and severally agree to pay or cause to be paid, on demand, and to save the Lender harmless against liability for the payment of, all Out-of-Pocket Expenses, regardless of whether the transactions contemplated hereby are consummated, from time to time arising from or relating to:
(a)
the negotiation, preparation, execution, delivery, performance, termination and administration of this Financing Agreement and the other Loan Documents, (b) any requested amendments, waivers or consents to this Financing Agreement and the other Loan Documents, whether or not such documents become effective or are given,
(c)
the preservation and protection of any of the Lender's rights under this Financing Agreement and the other Loan Documents, (d) the defense of any claim or action asserted or brought against the
Lender by any Person that arises from or relates to this Financing
Agreement or the other Loan Documents, the Lender's claims against the Companies, or any and all matters in connection therewith, except where any such claim or action results from the Lender's gross negligence or willful misconduct, as judicially determined by a final nonappealable order, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Financing Agreement or the other Loan Documents, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect to Collateral or other security, in connection with this Financing Agreement or the other Loan Documents, (g) the protection, collection, lease, sale, taking possession of or liquidation of any Collateral or other security in connection with this Financing Agreement or the other Loan Documents, (h) any attempt to enforce any lien in any
Collateral or other security in connection with this Financing
Agreement, (i) any attempt to collect from the Companies or their
Subsidiaries, or (j) the receipt of any advice with respect to any of the foregoing. Without limitation of the foregoing, (x) the
Companies jointly and severally agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Financing Agreement or the other Loan Documents, and the Companies agree to jointly and severally save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Companies or their Subsidiaries fail to perform any covenant or agreement contained in this Financing
Agreement or the other Loan Documents, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Companies. The Companies agree to jointly and severally indemnify and defend the Lender and its directors, officers, agents, employees and affiliates (collectively the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Financing Agreement and the other Loan Documents, the transactions contemplated hereby or thereby or any Revolving
Loan or Letter of Credit or proposed Letter of Credit hereunder
(including, but without limitation, any use made or proposed to be made by the Companies or any of their Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Revolving Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the
Indemnified Parties.

        12.3 Entire Agreement. This Financing Agreement, the other
Loan Documents and the documents executed and delivered in connection herewith and therewith constitute the entire agreement between the Companies and the Lender; supersede any prior agreements; can be changed only by a writing signed by both the
Companies and the Lender; and shall bind and benefit the Companies and the Lender and their respective successors and assigns.

        12.4  Assignments and Participations.  This
Financing
Agreement shall be binding upon and inure to the benefit of each of the Companies and the Lender and their respective successors and assigns, except that the Companies may not assign their rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to one or more banks or other financial institutions (with the prior written consent of LSI prior to an Event of Default or at any time after an Event of Default) all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, the Revolving
Loans, and, to the extent of any such assignment or participation
(unless otherwise stated therein), the assignee of such assignment shall have the same rights and benefits hereunder as it would have if it were the Lender hereunder, provided, however, that no such participation shall relieve the Lender of its obligations hereunder.

        12.5  Maximum Rate.  In no event shall the
Companies, upon
demand by the Lender for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lender shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

        12.6 Severability. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

        12.7 Counterparts. This Financing Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        12.8  Jury Trial.  EACH COMPANY AND THE LENDER
HEREBY WAIVES
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING
ARISING
OUT OF THIS FINANCING AGREEMENT.  EACH COMPANY HEREBY
IRREVOCABLY
WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE
OF
PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT
REQUESTED.

        12.9 Guaranty. Each Company unconditionally and irrevocably agrees that it shall be jointly and severally liable for, and guarantees payment and performance when due, whether at maturity, by acceleration or otherwise, of, any and all obligations of the other Company under this Financing Agreement. The foregoing guaranty is an absolute, unconditional and continuing guaranty of payment and performance, is in no way conditioned upon any attempt to enforce payment, performance or compliance by the Company whose obligations are guaranteed or upon any other event or contingency and shall be binding upon and enforceable against each Company without regard to the genuineness, regularity, validity or enforceability of the provisions herein or in any other instrument or document under which such guaranteed obligations were created.
Each Company hereby waives and agrees that it will not exercise any right which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise.

        12.10  Notices.  Except as otherwise herein
provided, any
notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile and receipt confirmed, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

        (A)  if to the Lender at:

             The CIT Group/Business Credit, Inc.
             1211 Avenue of the Americas
             New York, New York 10036
             Attn:  Regional Manager
             Telephone No. (212) 536-1269
             Facsimile No. (212) 536-1295

             with a copy to:

             Schulte Roth & Zabel
             900 Third Avenue
             New York, New York 10022
             Attn: Frederic L. Ragucci, Esq.
             Telephone No. (212) 758-0404
             Facsimile No. (212) 593-5955

        (B)  if to LSI at:

             Lone Star Industries Inc.
             300 First Stamford Place
             Stamford, CT 06912-0014
             Attn: Corporate Secretary
             Telephone No. (203) 969-8500
             Facsimile No. (203) 969-8590

        (C)  if to Trap Rock at:

             New York Trap Rock Corporation
             162 Old Mill Road
             West Nyack, New York 10994
             Attn: President
             Telephone No. (914) 358-4500
             Facsimile No. (914) 358-4728


or to such other address as any party may designate for itself by like notice.

        12.11  Governing Law.  THE VALIDITY, INTERPRETATION
AND
ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY
THE
LAWS OF THE STATE OF NEW YORK.

        12.12 Confidentiality. Upon delivering to the Lender, or permitting the Lender to inspect, any written information pursuant to this Financing Agreement, the Lender shall treat such information as confidential in accordance with its customary practices to the extent such information is conspicuously marked confidential or LSI has otherwise notified the Lender that such information is confidential. The Lender agrees to hold such information in confidence from the date of disclosure thereof.
Subject to the other provisions of this Section 12.12, the Lender may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by the Lender in connection with the transactions contemplated by this
Financing Agreement and then only after such third party has agreed to hold such information in confidence to the same extent as if it were the Lender. Notwithstanding the foregoing, the provisions of this Section 12.12 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by the Lender, has been disclosed to or is known to any Person other than (A) a director, officer, employee or agent of LSI or a professional engaged by LSI and (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of the Lender), (ii) information which the Lender had in its possession prior to receipt thereof from the disclosing party or (iii) information received by the Lender from a third party having no obligations of nondisclosure with respect thereto.
Nothing contained in this Section 12.12 shall prevent any disclosure: (x) believed in good faith by the Lender to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for the Lender to be necessary or advisable in connection with its obligations to any
Governmental Authority or the enforcement or preservation of rights under or in connection with this Financing Agreement any other Loan
Document or (z) of any information which has been made public by a
Person other than the Lender. The Lender shall have the right to disclose any confidential information described in this Section
12.12 to an Issuing Bank and to a participant or assignee or prospective participant or assignee in loans hereunder, provided that the Lender shall have obtained from such participant or assignee or prospective participant or assignee an agreement to hold such information in confidence to the same extent as if it were the Lender.

        12.13     Releases of Collateral.

        (a) Upon the request of LSI made in connection with any
Permitted Asset Sale, which includes contract rights, intellectual property and other similar intangible assets as all or part of the assets being sold, and provided that (i) no Event of Default or
Potential Default has occurred and is continuing both immediately before and immediately after such Permitted Asset Sale and
(ii) the
Lender determines, in its sole discretion exercised reasonably, that such contract rights, intellectual property and other similar intangible assets (A) do not arise from or relate to Accounts or
Inventory, (B) are not necessary or desirable to fully exercise the rights and remedies granted to the Lender in this Financing Agreement with respect to Accounts and Inventory, and (C) are not necessary or desirable to realize the economic benefits of the lien on and security interest in Accounts and Inventory granted to the
Lender in this Financing Agreement, the Lender shall, at the expense of LSI, release, without recourse, representation and warranty, its lien on and security interest in any such contract rights, intellectual property or intangible assets. Notwithstanding anything to the contrary, the Lender shall not have any obligation to release its lien on or security interest in (x) any Accounts or Inventory or (y) any contract rights, intellectual property or other intangible assets if, with respect to clause (y), the Lender determines, in its sole discretion, exercised reasonably, that the conditions of this subsection (a) of Section
12.13 have not been satisfied.

        (b) Upon the request of LSI made in connection with any
Permitted Asset Sale, which includes any Accounts, Inventory and/or all (but not less than all) of the capital stock of Trap Rock as part of the assets being sold, and provided that (i) no Event of
Default or Potential Default has occurred and is continuing both immediately before and immediately after giving effect to such
Permitted Asset Sale, (ii) LSI makes a mandatory prepayment with all or a portion of the Net Proceeds from such Permitted Asset Sale in an amount (the "Collateral Release Payment") equal to the lesser of (A) the amount of the Revolving Loans outstanding immediately prior to such Permitted Asset Sale and (B) the product of
(x) 110%
and (y) the portion of the Borrowing Base attributable to the assets being sold, (iii) LSI has delivered to the Lender a Borrowing Base Certificate calculated both immediately before and immediately after giving effect to the proposed release,
(iv) both
immediately before and immediately after giving effect to the proposed release, the Availability of the Companies (without giving effect to the Line of Credit limitation contained in clause
(i) of
the definition of Availability) is greater than zero, and
(v) the
Lender has determined in its sole discretion exercised reasonably that the Collateral remaining in the Borrowing Base after giving effect to the proposed release has not deteriorated beyond recent historical performance, the Lender shall, at the expense of LSI, release, without recourse, representation and warranty, its lien on and security interest in any such Collateral. The Lender shall not have any obligation to release its lien on or security interest in any such Collateral if the Lender determines, in its sole discretion exercised reasonably, that the conditions of this subsection (b) of Section 12.13 have not been satisfied. Notwithstanding anything to the contrary, if such Permitted Asset
Sale includes the capital stock of Trap Rock (1) Trap Rock shall cease to be a borrower under this Financing Agreement, (2) all references in this Financing Agreement to the Companies shall be deemed to be references solely to LSI, (3) all references in this
Financing Agreement to Trap Rock shall be interpreted so that Trap
Rock will not have any rights or obligations under this Financing
Agreement, (4) the Lender shall be released from any duty, liability or obligation with respect to Trap Rock directly or indirectly arising out of or relating to this Financing Agreement or the other Loan Documents or any transactions hereunder or thereunder, and (5) at the request of the Lender, LSI shall enter into any amendment to this Financing Agreement or the other Loan
Documents that the Lender reasonably requests to effect or evidence the satisfaction of any obligations to Trap Rock or the termination of the effectiveness as to Trap Rock of this Financing Agreement or any Loan Document.

        (c) Upon the request of LSI made in connection with any
Permitted Asset Sale, which includes all (but not less than all) of the capital stock of any Pledged Subsidiary or any other Collateral not subject to subsections (a) or (b) of this Section 12.13 as part of the assets being sold, and provided that no Event of Default or
Potential Default has occurred and is continuing both immediately before and immediately after such Permitted Asset Sale, the Lender shall, at the expense of LSI, release, without recourse representation and warranty, its lien on and security interest in any such Collateral. Notwithstanding anything to the contrary, the
Lender shall not have any obligation to release its lien on or security interest in any such Collateral if the Lender determines, in its sole discretion exercised reasonably, that the conditions of this subsection (c) of Section 12.13 have not been satisfied.

        (d)  LSI may exercise its rights under this Section
12.13 at
any time during the term of this Financing Agreement in connection with a Permitted Asset Sale by delivering to the Lender, not less than ten (10) Business Days prior to the date of the proposed
Permitted Asset Sale and release, a certificate substantially in the form of Exhibit I hereto (the "Release Certificate") of an
Executive Officer of LSI which shall refer to this Section
12.13,
identify the assets proposed to be sold pursuant to such Permitted
Asset Sale and any documents that LSI is requesting the Lender to sign in connection with any such proposed release, and be accompanied by a counterpart of any such documents executed and acknowledged by all parties thereto (if any) other than the Lender
(and in form for execution by the Lender) certifying, as of the date of the Release Certificate, that, both immediately before and immediately after giving effect to such requested release (including any intended use of the proceeds of such released Collateral to reduce the Revolving Loans pursuant to Section 12.13(b) hereof) (A) with respect to each of subsections
(a), (b)
and (c) of this Section 12.13, no Event of Default or Potential
Default has occurred and is continuing, (B) with respect to a release requested pursuant to subsection (a) of this Section 12.13, the Collateral that LSI proposes to release does not arise from or relate to Accounts or Inventory, and (C) with respect to a release requested pursuant to subsection (b) of this Section 12.13
(x) the
Collateral Release Payment has been made or, as a condition to the requested release, will be made, (y) attached to the Release Certificate is a Borrowing Base Certificate calculated both immediately before and immediately after giving effect to such
Permitted Asset Sale, and (z) the Availability of the
Companies
(without giving effect to the Line of Credit limitation contained in clause (i) of the definition of Availability) is greater than zero; provided that in the event that the Release Certificate states that LSI is required to make a Collateral Release Payment,
(1) such Release Certificate shall contain a calculation of the amount of such Collateral Release Payment and (2) prior to the release requested by LSI and the delivery by the Lender of any documents relating thereto, the Lender shall have received such
Collateral Release Payment.


        IN WITNESS WHEREOF, the parties hereto have caused this
Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This
Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of the Lender after which, the Lender shall forward to each of the Companies a fully executed original for its files.

                            LONE STAR INDUSTRIES, INC.


                            By        Ramsay A. Moran
                              Name:   Ramsay A. Moran
                              Title:  Vice President


                            NEW YORK TRAP ROCK CORPORATION


                            By        Ramsay A. Moran
                              Name:   Ramsay A. Moran
                              Title:  Vice President


Executed and Accepted in
New York, New York



THE CIT GROUP/BUSINESS CREDIT, INC.


By        Frank A. Grimaldi
   Name:  Frank A. Grimaldi
   Title: Assistant Vice President

                                                     EXHIBIT
A TO

FINANCING

AGREEMENT



                              GUARANTY


             GUARANTY, dated as of ______________, 1994,
made by
_____________________, a corporation (the "Guarantor"), in
favor of
The CIT Group/Business Credit, Inc. (the "Lender").


W I T N E S S E T H


             WHEREAS, Lone Star Industries, Inc., a Delaware corporation which directly or indirectly owns a majority of the issued and outstanding shares of capital stock of the Guarantor
(the "Borrower"), New York Trap Rock Corporation ("Trap Rock") and the Lender are parties to a Financing Agreement, dated as of April
13, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the "Financing
Agreement"); and

             WHEREAS, pursuant to Section 7.13 of the Financing
Agreement, the Guarantor is required to execute and deliver to the
Lender a guaranty guaranteeing all obligations under the Financing
Agreement;

             NOW, THEREFORE, in consideration of the
premises and
the agreements herein and in order to induce the Lender to make and maintain the Revolving Loans pursuant to the Financing
Agreement
and to assist the Borrower in obtaining Letters of Credit
(as
defined in the Financing Agreement), the Guarantor hereby agrees with the Lender as follows:

             SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

             SECTION 2. Guaranty. The Guarantor hereby (i) irre-vocably, absolutely and unconditionally guarantees the prompt payment by the Borrower, as and when due and payable
(whether by
scheduled maturity, required prepayment, acceleration, demand or otherwise), of all (A) amounts now or hereafter owing in respect of the Financing Agreement and the other Loan Documents, including, without limitation, all reimbursement obligations to the Issuing
Bank under the Financing Agreement, whether for principal, interest, fees, expenses or otherwise, and (B) all other indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising, of the Borrower to the Lender (the "Obligations");
and
(ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Guaranty.

             SECTION 3. Guarantor's Obligations
Unconditional.

             (a) The Guarantor hereby guarantees that the Obliga-tions will be paid strictly in accordance with the terms of the
Loan Documents to which the Borrower is a party, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the
Lender with respect thereto. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations, or any other amendment or waiver of or consent to any departure from any provision of any
Loan Document other than this Guaranty; (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral, or any,release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the
Borrower or any other guarantor in respect of the Obligations or the Guarantor in respect hereof.

             (b) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Guarantor pursuant hereto shall have been satisfied in full after the Termination Date and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

             SECTION 4. Waivers. The Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrower; (iii) notice of any actions taken by the Lender or the Borrower under any Loan Document or any other agreement or instrument relating thereto; (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving the Guarantor of its obligations hereunder; and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any
Borrower or any other Person or any Collateral.

             SECTION 5. Subrogation. The Guarantor hereby waives and agrees it will not exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the
Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of the
Lender, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, and all such other expenses in accordance with the terms of the Financing Agreement.

             SECTION 6. Representations and Warranties.  The
Guarantor hereby represents and warrants as follows:

             (a)  The Guarantor (i) is a corporation duly
organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on the first page hereof; and (ii) has all requisite power and authority to execute, deliver and perform this Guaranty and each other Loan
Document to
which the Guarantor is a party.

             (b) The execution, delivery and performance by the
Guarantor of this Guaranty and each other Loan Document to which the Guarantor is a party (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any other applicable law, (iii) do not and will not violate any contractual restriction binding on or otherwise affecting the Guarantor in respect of any indebtedness of the Guarantor, and (iv) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than pursuant to any such Loan Document) pursuant to any contractual restriction referred to in clause (iii) of this subsection (b).

             (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Loan Documents to which the Guarantor is a party.

             (d) Each of this Guaranty and the other Loan Documents to which the Guarantor is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and general equity principles affecting the enforcement of creditors' rights generally.

             (e)  There is no pending or, to the best
knowledge of
the Guarantor, threatened action, suit or proceeding against the
Guarantor or to which any of the properties of the Guarantor is subject, before any court or other Governmental Authority or any arbitrator (i) which challenges the validity or enforceability of this Guaranty or any of the other Loan Documents to which the
Guarantor is a party, or (ii) in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business, operations or financial condition of the
Guarantor.

             (f) The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower, and has no need of, or right to obtain from the Lender, any credit or other information concerning the affairs, financial condition or business of the Borrower that may come under the control of the Lender.

             SECTION 7. Right of Set-off.  Upon the
occurrence and
during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit of the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. The
Lender agrees to notify the Guarantor promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 7 are
in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

             SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telegraphed, telexed or delivered, if to the Guarantor, to it at its address at if to the Lender, to it at its address at
1211 Avenue of the Americas, New York, New York 10036; or, as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telegraphed, when delivered to the telegraph company,
(iii) if
telexed, when sent, answerback received, or (iv) if delivered, upon delivery.

             SECTION 9. Consent to Jurisdiction; Waiver of
Immunities.

             (a) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New
York City in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantor hereby irrevocably appoints Proskauer Rose Goetz & Mendelsohn (the
"Process Agent"), with an office on the date hereof at 1585 Broadway, New York, New York 10036, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing
(by certified or registered mail, postage prepaid and return receipt requested) or delivering a copy of such process to the
Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the
Guarantor at its address specified in Section 8 hereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

             (b) Nothing in this Section 9 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdictions.

             SECTION 10.  Miscellaneous.

             (a)  The Guarantor will make each payment
hereunder in
lawful money of the United States of America and in immediately available funds to the Lender at such address specified by the
Lender from time to time by notice to the Guarantor.

             (b)  No amendment of any provision of this
Guaranty
shall be effective unless it is in writing and signed by the Guarantor and the Lender, and no waiver of any provision of this
Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

             (c)  No failure on the part of the Lender to
exercise,
and no delay in exercising, any right hereunder or under any other
Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other
Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

             (d)  Any provision of this Guaranty which is
prohibited
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             (e) This Guaranty shall (i) be binding on the Guaran-tor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, to the extent permitted by Section 12.4 of the Financing
Agreement, the Lender may assign or otherwise transfer its rights under any other Loan Document, to any other Person, and such other
Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

             (f)  This Guaranty shall be governed by and
construed
in accordance with the law of the State of New York.

             IN WITNESS WHEREOF, the Guarantor has caused this
Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.


                                           [NAME OF
GUARANTOR]


                                           By:
                                           Name:
                                           Title:

                                                EXHIBIT B
                                                TO FINANCING
AGREEMENT



             PLEDGE AND SECURITY AGREEMENT dated as of April
13,
1994, made by Lone Star Industries, Inc., a Delaware corporation
(the "Pledgor"), in favor of The CIT Group/Business Credit,
Inc.
(the "Lender").


                        W I T N E S S E T H:

             WHEREAS, the Pledgor, New York Trap Rock
Corporation
("Trap Rock") and the Lender are parties to a Financing
Agreement
dated as of April 13, 1994 (such Agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the
"Financing Agreement");

             WHEREAS, pursuant to the Financing Agreement the Lender has agreed to make Revolving Loans to the Pledgor and Trap
Rock,
and to assist the Pledgor in obtaining Letters of Credit, upon the terms set forth therein;

             WHEREAS, it is a condition precedent to the obligation of the Lender to make the initial Revolving Loan or to assist the
Pledgor in obtaining the initial Letter of Credit, that the Pledgor shall (a) have executed and delivered to the Lender a Pledge Agreement and stock powers pledging to the Lender as additional collateral for the Obligations (as such term is defined in the
Financing Agreement) of the Pledgor under the Financing Agreement and the other Loan Documents all of the issued and outstanding capital stock of the Pledged Subsidiaries (as such term is defined in the Financing Agreement) and (b) deliver to the Lender the original stock certificates of the Pledged Subsidiaries.

             NOW, THEREFORE, in consideration of the
premises-and
the agreements herein and in order to induce the Lender to make the
Revolving Loans and assist the Pledgor in obtaining the Letters of
Credit, the Pledgor hereby agrees with the Lender as follows:

             SECTION 1. Definitions. All terms used in this Agreement which are defined in the Financing Agreement or in
Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

             SECTION 2. Pledge and Grant of Security
Interest.  The
Pledgor hereby pledges and assigns to the Lender, and grants to the
Lender a continuing security interest in, the following (the
"Pledged Collateral"):

             (a)  the shares of stock described in Schedule
2(a)
hereto (the "Pledged Shares") issued by the corporations described in such Schedule 2(a) (the "Existing Subsidiaries"), the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

             (b) the shares of stock, at any time and from time to time acquired by the Pledgor, of any and all Significant Consolidated Subsidiaries, whether now or hereafter existing (which, when aggregated with the shares of stock described in paragraphs (a) above and (c) below, shall not exceed 65% of the outstanding capital stock of any Pledged Subsidiary organized outside of the United States) (such significant consolidated Subsidiaries, together with the Existing Subsidiaries, being hereinafter referred to collectively as the "Pledged Subsidiaries" and individually as a "Pledged Subsidiary"), the certificates representing such shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

             (c) all additional shares of stock, from time to time acquired by the Pledgor, of any Pledged Subsidiary (which, when aggregated with the shares of stock described in paragraphs
(a) and
(b) above, shall not exceed 65% of the outstanding capital stock of any Pledged Subsidiary organized outside of the United States), the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

             (d) all proceeds of any and all of the
foregoing;

in each case, howsoever its interest therein may arise or appear
(whether by ownership, security interest, claim or otherwise).

             SECTION 3. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the due performance and observance by the Pledgor of all of its obligations from time to time existing in respect of the Financing Agreement and the other
Loan Documents.

             SECTION 4. Delivery of the Pledged Collateral.

             (a)  All certificates currently representing
the
Pledged Shares shall be delivered to the Lender on or prior to the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time
(the "Additional Shares") shall be delivered to the Lender within ten (10) Business Days of the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the
Lender. Within ten (10) Business Days of the receipt by Pledgor of the Additional Shares, a Pledge Amendment, duly executed by the
Pledgor, in substantially the form of Schedule 4(a) hereto
(a
"Pledge Amendment") shall be delivered to the Lender, in respect of the Additional Shares which are to be pledged pursuant to this
Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule 2(a). The Pledgor hereby authorizes the Lender to attach each Pledge Amendment to this
Agreement and agrees that all shares listed on any Pledge Amendment delivered to the Lender shall for all purposes hereunder constitute
Pledged Collateral and shall be deemed upon delivery thereof to have made the representations and warranties set forth in
Section 5
with respect to such Additional Shares.

             (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any
(i)
stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger,, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument,
(ii)
option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Lender, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Lender in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as
Pledged Collateral and as further collateral security for the
Obligations.

             SECTION 5. Representations and Warranties.  The
Pledgor
represents and warrants as follows:

             (a)  The Pledgor (i) is a corporation duly
organized,
validly existing and in good standing under the laws of the state of its incorporation as set forth on the first page hereof, and
(ii) has all requisite power and authority to execute, deliver and perform this Agreement.

             (b) The execution, delivery and performance by the
Pledgor of this Agreement (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any law applicable to Pledgor or any contractual restriction binding on or affecting the Pledgor or any of its properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

             (c)  This Agreement is a legal, valid and
binding
obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and general equity principles affecting the enforcement of creditors' rights generally.

             (d)  The Existing Subsidiaries set forth in
Schedule
2(a) hereto are the Pledgor's only Significant Consolidated Subsidiaries existing on the date hereof. The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and, except as noted in Schedule 2(a) hereto, constitute 100% of the issued shares of capital stock of the Pledged Subsidiaries or, in the case of Pledged Subsidiaries organized outside of the United States, 65% of the issued shares of capital stock of such Pledged Subsidiaries. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable.

             (e)  The Pledgor is and will be at all times
the legal
and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

             (f) The exercise by the Lender of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or affecting the Pledgor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

             (g)  No authorization or approval or other
action by,
and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement,
(ii) the
grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral or
(iii)
the exercise by the Lender of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

             (h) This Agreement creates a valid security interest in favor of the Lender in the Pledged Collateral, as security for the
Obligations. The Lender's having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Lender's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

             SECTION 6. Covenants as to the Pledged
Collateral.  So
long as any Obligations shall remain outstanding, the Pledgor will, unless the Lender shall otherwise consent in writing:

             (a)  keep adequate records concerning the
Pledged
Collateral and permit the Lender or any agents or representatives thereof to examine and make copies of and abstracts from such records in accordance with Section 7.2 of the Financing
Agreement;

             (b)  at its expense, promptly deliver to the
Lender a
copy of each material notice or other communication received by it in respect of the Pledged Collateral;

             (c) at its expense, defend the Lender's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

             (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Lender may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby, (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Lender, from and after the occurrence of an Event of Default, irrevocable proxies in respect of the
Pledged Collateral;

             (e) not sell, assign (by operation of law or other-
wise), exchange or otherwise dispose of any Pledged
Collateral or
any interest therein except as permitted by Section 7(a)(i) hereof;

             (f)  not create or suffer to exist any lien,
security
interest or other charge or encumbrance upon or with respect to any
Pledged Collateral except for the security interest created hereby;

             (g)  not make or consent to any amendment or
other
modification or waiver with respect to any Pledged
Collateral or
enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto;

             (h)  not permit the issuance of (i) any
additional
shares of any class of capital stock of any Pledged
Subsidiary,
(ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

             (i) not take or fail to take any action which would in any manner impair the value or enforceability of the Lender's security interest in any Pledged Collateral.

             SECTION 7. Voting Rights, Dividends, Etc. in
Respect of
the Pledged Collateral.

             (a) So long as no Event of Default shall have occurred and be continuing:

                  (i)   the Pledgor may exercise any and all
voting
and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that (A) the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Lender gives it notice that, in the Lender's reasonable judgment, such action would have a material adverse effect on the value of any Pledged Collateral and
(B) the
Pledgor will give the Lender at least five days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right;

                  (ii)   the Pledgor may receive and retain
any and
all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and
(C)
cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the
Lender in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Lender as Pledged Collateral and as further collateral security for the Obligations; and

                  (iii)  the Lender will execute and deliver
(or
cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a).

             (b)  Upon the occurrence and during the
continuance of
an Event of Default:

                  (i)  all rights of the Pledgor to exercise
the
voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection
(a) of
this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive -and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as
Pledged Collateral such dividends and interest payments;

                  (ii) without limiting the generality of
the
foregoing, the Lender may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged
Subsidiary, or upon the exercise by any Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                  (iii)   all dividends which are received
by the
Pledgor contrary to the provisions of paragraph (i) of this Section
7(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Lender as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the
Lender as Pledged Collateral and as further collateral security for the Obligations.

             SECTION 8.  Additional Provisions Concerning
the
Pledged Collateral.

             (a) The Pledgor hereby authorizes the Lender to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

             (b)  The Pledgor hereby irrevocably appoints
the Lender
the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's reasonable discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the
Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

             (c)  If the Pledgor fails to perform any
agreement or
obligation contained herein, the Lender itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof.

             (d) other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the
Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged
Collateral.

             (e)  The Lender may at any time in its
discretion (i)
without notice to the Pledgor, transfer or register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

             SECTION 9. Remedies Upon Default. If any Event of
Default shall have occurred and be continuing:

             (a) The Lender may exercise in respect of the Pledged
Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the
State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the
Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the
Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

             (b) In the event that the Lender determines to exer-cise its right to sell all or any part of the Pledged Collateral pursuant to subsection (a) of this Section 9, the Pledgor will, at the Pledgors expense and upon request by the Lender cooperate with the Lender in connection with any registration statement or release made by or on behalf of Lender with respect to all or any part of the Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or state securities or
"Blue Sky" laws, and do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.
The Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Lender by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if the Pledgor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Lender demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release the Pledgor from any of its obligations under any of the other Loan Documents.

             (c)  Notwithstanding the provisions of
subsection (b)
of this Section 9, the Pledgor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the
Pledged Shares or any other securities constituting Pledged Collateral and that the Lender may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the
Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "Public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Lender may, in such event, bid for the purchase of such securities.

             (d)  Any cash held by the Lender as Pledged
Collateral
and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the
Lender pursuant to Section 10 hereof) in whole or in part by the
Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

             (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

             SECTION 10.  Indemnity and Expenses.

             (a) The Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Lender's gross negligence or willful misconduct.

             (b)  The Pledgor will upon demand pay to the
Lender the
amount of any and all costs and expenses, including the fees and disbursements of the Lender's counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or
(iv)
the failure by the Pledgor to perform or observe any of the provisions hereof.

             SECTION 11.  Notices, Etc.  All notices and
other
communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telegraphed, telexed or delivered, if to the Pledgor, to its address at 300 First Stamford Place, Stamford, CT 06912-
0014; and if to the Lender, to its address at 1211 Avenue of the
Americas, New York, New York 10036; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telegraphed, when delivered to the telegraph company, if telexed, when sent, answerback received, or (iv) if delivered, upon delivery.

             SECTION 12.  Miscellaneous.

             (a)  No amendment of any provision of this
Agreement
shall be effective unless it is in writing and signed by the Pledgor and the Lender, and no waiver of any provision of this
Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

             (b)  No failure on the part of the Lender to
exercise,
and no delay in exercising, any right hereunder or under any other
Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other
Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

             (c) Any provision of this Agreement which is prohi-bited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release after the
Termination Date of the obligations and (ii) be binding on the
Pledgor and its successors and assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.
Without limiting the generality of clause (ii) of the immediately preceding sentence, the Lender may assign or otherwise transfer its rights under any Loan Document to any other Person, and such other
Person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise to the extent permitted in accordance with Section 12.4 of the Financing
Agreement. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

             (e)  Upon the satisfaction in full after the
Termina-
tion Date of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and all rights to the
Pledged Collateral shall revert to the Pledgor, and (ii) the Lender will, upon the Pledgors request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

             (f)  This Agreement shall be governed by and
construed
in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular
Pledged
Collateral are governed by the law of a jurisdiction other than the
State of New York.

             IN WITNESS WHEREOF, the Pledgor has caused this Agree-ment to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                      LONE STAR INDUSTRIES,
INC.



                                      By:
_________________________

                                      Title:
______________________

AGREED AND ACCEPTED

THE CIT GROUP/BUSINESS CREDIT, INC.


By:  ________________________
Title: ______________________




SCHEDULE 2(a)

TO

PLEDGE AND SECURITY AGREEMENT


Pledged Shares



Certificate
Name of Issuer      Number of Shares      Class
No(s).










SCHEDULE 4(a)

TO

PLEDGE AND SECURITY AGREEMENT

PLEDGE AMENDMENT


             This Pledge Amendment, dated _______________,
1994 is
delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge
Amendment
may be attached to the Pledge Agreement, dated April __, 1994, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the obligations referred to in said
Pledge
Agreement.

                                 LONE STAR INDUSTRIES, INC.



                                 By:
__________________________
                                      Name:
                                      Title:



Issuer     Number of Shares     Class     Certificate No(s).








                                                EXHIBIT C
                                                TO FINANCING
AGREEMENT



BORROWING BASE CERTIFICATE

LONE STAR INDUSTRIES, INC.
and
NEW YORK TRAP ROCK CORPORATION



             Reference is made to the Financing Agreement dated
April 13, 19941:(as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among Lone Star Industries, Inc. ("LSI") a Delaware corporation,
Now York Trap Rock Corporation ("Trap Rock"), a Delaware corporation and The CIT Group/Business Credit, Inc. (the
"Lender").
Capitalized taw used herein without definition shall have the same meanings herein as set forth the Financing Agreement.
Pursuant to
the Financing Agreement on the undersigned certify &a follows:

             Computation Date: ___________________________

RECEIVABLES

1.                Gross Accounts Receivable
                  $________

2.                Ineligible Receivables
                  (sum or "2(a)" through "2(b)(xv)
$________

(a)               returns, discounts, claims,
                  credits and allowances of any
                  nature (whether issued, owing,
                  granted or outstanding)
$________

(b)(i)       reserves for sales to the United
                  States of America or to any
                  agency, department or division
                  thereof
$________

(b)(ii)      reserves for foreign sales other
                  than sales secured by stand-by
                  letters of credit (in form and
                  substance satisfactory to the
                  Lender) issued or confirmed by,
                  and payable at, banks having a
                  place of business in the United
                  States of America and payable in
                  United States currency
$________


(b) (iii)    reserves for accounts unpaid more
                  than four (4) calendar months from
                  the original statement or billing
                  date or two (2) calendar months
                  from the original due date
$________

(b)(iv)      reserves for contras               $________

(b)(v)       reserves for sales to any
                  Subsidiary or any Affiliate
$________

(b)(vi)      reserves for bill and hold (
                  deferred shipment) or consignment
                  sales
$________

(b)(vii)     reserves for sales to customers
                  which are (A) insolvent, (B)
                  debtors in bankruptcy, insolvency,
                  arrangement, reorganization,
                  receivership or similar proceedings
                  under any federal or state law (C)
                  negotiating, or have called a
                  meeting of creditors for purposes
                  of negotiating, a compromise of
                  debts or (D) financially unaccept-
                  able to the Lender or have a credit
                  rating unacceptable to the Lender
$________

(b)(viii) reserves for sales to customers if
                  fifty percent (50%) or more of the
                  aggregate dollar amount of all
                  outstanding invoices are unpaid
                  more than four (4) calendar months
                  from the original statement date
                  or two (2) calendar months from
                  original due date
$_________

(b)(ix)      reserves for Accounts for which
                  payments are subject to actual
                  dispute or subject to offset,
                  defense or counterclaim asserted
                  or threatened by customer
$_________

(b)(x)       reserves for Accounts that have
                  been terminated or cancelled by
                  customers
$_________

(b)(xi)      reserves for Accounts which do not
                  comply with all Governmental Rules
$_________


(b)(xii)     reserves for Accounts in which the
                  Lender does not have a perfected,
                  first priority, exclusive lien
$_________

(b)(xiii) reserves for Accounts for which
                  the customer is located in a
                  jurisdiction which requires creditors
                  to be licensed or hold a permit in
                  order to perform the services or sell
                  the items giving rise to such
                  Account or to receive Payments on
                  such Account, and the Company is not
                  so licensed or does not hold such
                  permit
$_________

(b)(xiv)     reserves for Accounts which are not
                  fully transferable or assignable
$_________

(b)(xv)      reserves for Accounts created pur-
                  suant transactions in which the
                  Company entitled to receive payment
                  on such account is required to
                  obtain a performance or other similar
                  bond in favor of its customer
$_________

3.           Unadjusted Eligible Accounts Receivable
             (difference 1" minus "2")
$________

4. Dilution Percentage (amounts representing historical returns, discounts, claims, credits and allowances)
             (percentage"3")
________%

5.           Dilution Amount
             (product of "3" times "4")
________%

6.           Total Eligible Accounts Receivable
             After Dilution
             (difference of "3" minus "5")
________%

7.           Adjusted Eligible Accounts Receivable
             (product of "6" times 85%)
________%

INVENTORY

8.           Gross Inventory (value at lower of
             cost or market value and excluding
             all deferred fixed costs in Inventory)
$________

9.           Ineligible Inventory
             (sum of "9(a)" through "9(i)")
$_________



             (a)  work-in-process
$_________

             (b)  supplies (other than raw material)
$_________

             (c)  goods not present in the United
                  States of America
$_________


             (d)  goals located at the premises of
                  third parties (other than ware-
                  houses with which the lender has
                  entered into a third party ware-
                  house letter, in form and substance,
                  satisfactory to the Lender
$_________


             (e)  Inventory in which the Lender does
                  not have a perfected, first
                  priority, exclusive lien
$_________

             (f)  goods returned or rejected by the
                  Companies' customers (other than
                  goods that are undamaged and re-
                  salable in normal course of
                  business)
$_________

             (g)  goods to be returned to the
                  Companies' suppliers
$_________

             (h)  goods in transit
$_________

             (i)  reserves required by the Lender
                  in its reasonable discretion for
                  special order goods, market value
                  declines and bill and hold
                  (deferred shipment) or consignment
                  sales
$_________

10.          Unadjusted Eligible Inventory
             (difference of "8" minus "9")
$________

11.          Adjusted Eligible inventory
             (product of "10" times 55%)
$________

12.          Total Borrowing Base before Borrowing Base
             Reserve
             (sum of "7" plus "11")
             $________


13.          Borrowing Base Reserve
$________

14.          Total Borrowing Base
             (difference of "12" minus "13")
$________

15.          Aggregate Revolving Loans Outstanding
$________

16. Aggregate undrawn and unreimbursed amounts of all Letters of Credit Outstanding
$________

17.          Availability
             (difference of"14" minus (sum of"15" plus "16")
$________


             This certificate is furnished to the Lender pursuant to
Section 7.11(c)(i) of the Financing Agreement.  This
Borrowing Base
Certificate has been prepared in accordance with the provisions of the Financing Agreement. This Borrowing Base Certificate and the information attached hereto and the schedules, if any, delivered herewith represent an accurate statement of the matters purported to be set forth herein or therein as of the data set forth above.
Pursuant to Section 7. 11(c)(i) of the Financing Agreement, the
Lender is entitled to request backup schedules showing the derivation of this Borrowing Base Certificate.

                                      LONE STAR INDUSTRIES,
INC.


                                      By:
_______________________
                                      Title:
____________________


                                      NEW YORK TRAP ROCK
CORPORATION


                                      By:
_______________________
                                      Title:
____________________



BORROWING BASE CERTIFICATE

LONE STAR INDUSTRIES, INC.
and
MEN YORK TRAP ROCK CoRpoRATION



                  Reference is made to the Financing
Agreement dated
             April 13, 1994 (as amended, restated
supplemented or
             otherwise modified 3.994 (as amended from time to time,
             the "Financing Agreement"), by and among Lone
Star
             Industries, Inc. ("LSI") a Delaware
corporation, New
             York Trap Rock Corporation ("Trap Rock"), a
Delaware
             corporation and The CIT Group/Business Credit,
Inc.
             (the "Lender"). Capitalized terms used herein without
             definition shall have the same meanings herein as set
             forth in the Financing Agreement. Pursuant to the
             Financing Agreement the undersigned certify as follows:


             Computation Date: _____________________


RECEIVABLES

1.           Gross Account Receivable from last
             Borrowing Base Certificate dated
             _______________
$________

2.           Sales since date of last Borrowing
             Base Certificate
$_________

3.           Gross Collections since date of last
             Borrowing Base Certificate
$_________

4.           Credit Memos
$_________

5.           Total Accounts Receivable
             (difference of (sum of "1" plus "2")
             minus (sums of "3" plus "4"))
$_________

6.           Total Ineligible Receivables from
             last month and Borrowing Base
             Certificate dated ___________
$_________

7.           Unadjusted Eligible Accounts Receivable
             (difference of "5" minus "6")
$________

8.           Dilution Percentage (amounts repre-
             senting historical returns, discounts,
             claims, credits and allowances)
             (percentage a "7")
________%

9.           Dilution Amount
             (product of "7" times "8")
$________

10.          Total Eligible Accounts Receivable
             After Dilution
             (difference of "7" minus "9")
$________

11.          Adjusted Eligible Accounts Receivable
             (product of "10" times 85%)
$________


INVENTORY

12.          Gross Inventory (value at lower of
             cost or market value and excluding all
             deferred fixed costs in Inventory
$________

13.  Total Ineligible Inventory            $_________

14.          Unadjusted Eligible Inventory
             (difference of "12" minus "l3")
$________

15.          Adjusted Eligible Inventory
             (product of "4" times 55%)
$________

16.          Total Borrowing Base before Borrowing
             Base Reserve
             (sum of "11" plus "15")
$________

17.          Borrowing Base Reserve
$________

18.  Total Borrowing Base
             (difference of "16" minus "17")
$________

19.          Aggregate Revolving Loans Outstanding
$________

20. Aggregate undrawn and unreimbursed amounts of all Letters of Credit Outstanding
$________

21.          Availability
             (difference of "18" minus (sum of "19"
             plus "20"))
$_________


             This certificate is furnished to the Lender pursuant to
Section 7.11(c)(i) of the Financing Agreement.  This
Borrowing Base
Certificate has been prepared in accordance with the provisions of the Financing Agreement. This Borrowing Base Certificate and the information attached hereto and the schedules, if any, delivered herewith represent an accurate statement of the matters purposed to be set forth herein or therein as of the date set forth above.
Pursuant to Section 7. 11(c)(i) of the Financing Agreement, the
Lender is entitled to request backup schedules showing the derivation of this Borrowing Base Certificate.

        LONE STAR INDUSTRIES, INC.

        By:  _______________________
        Title: _____________________


        NEW YORK TRAP ROCK CORPORATION

        By: ________________________
        Title: _____________________



                                           EXHIBIT D TO
                                           FINANCING
AGREEMENT





             LOCKBOX AGREEMENT, dated April __, 1994 among
(the
"Depository Bank"), The CIT Group/Business Credit. Inc.
("CIT") and
Lone Star Industries, Inc. (the "Company").


W I T N E S S E T H


             WHEREAS, CIT and the Company have entered into or are about to enter into a Financing Agreement, dated
_______________,
1994 (the "Financing Agreement"), and the Company has agreed to establish a lockbox and depository account system relating to the
Company's accounts receivable and

             WHEREAS, the Company has agreed to establish a bank account with the Depository Bank to be established and maintained by the Company in the name of CIT, designated as the "Depository
Account"; and

             WHEREAS, the Depository Bank has agreed to maintain the
Depository Account pursuant to this Lockbox Agreement among the
Depository Bank, CIT and the Company (the "Lockbox
Agreement");

             NOW, THEREFORE, the parties hereto hereby agree as follows:

             1. Depository Account. CIT shall possess all right,
                  title and interest in all of the items
from time
                  to time in the Depository Account and
their
                  proceeds.  The Depository Bank shall be
CIT's
                  agent for the purpose of holding and
collecting
                  such items and their proceeds.  The
Depository
                  Account shall be under the sole dominion and
                  control of CIT. Neither the Company nor
any person
                  or entity claiming by, through or under
the
                  Company shall have any right, title or
interest in
                  or control over the use of, or any right to
                  withdraw any amount from, the Depository
Account,
                  except that CIT shall have the right to
withdraw
                  amounts from the Depository Account.  The
                  Depository Bank shall be entitled to rely on, and
                  shall act in accordance with, all
instructions
                  given to it by CIT with respect to the
Depository
                  Account.

             2.   Duties of the Depository Bank.  The
Depository
                  Bank shall:

                  (a)  Rent one or more post office boxes in
the
                  name of CIT relating to the Depository
Account but
                  without changing the name and address used by
                  customers. The Depository Bank shall have exclusive and unrestricted access, and shall
                  collect the mail delivered to, such post office
                  boxes (even though addressed to the
Company or
                  CIT) on each business day in accordance
with the
                  Depository collection schedule.  The
Depository
                  Bank Bank's regular co shall give CIT and the
                  Company notice of the post office box or boxes and
                  shall instruct CIT and the Company how
mail
                  intended for the Depository Account should be
                  addressed.

                  (b)  Open all mail (even though addressed
to the
                  Company or CIT) and promptly endorse all items and
                  remittances received in such post office boxes and
                  credit such items and remittances to the Depository Account. All such items and remittances shall be endorsed in substantially the
                  following form:

                  Credited without prejudice to Account No.
                  _________
                  Absence of Endorsement Guaranteed Bank".

                  (c)  Shall prepare one photocopy of the
front of
                  each check, draft, note, bill of exchange, money
                  order, commercial paper or other security instrument or document (collectively, the "checks"; individually, a "check"), with the date
                  of deposit to be shown on the photocopy.
                  Attachments received with payments, such as
                  detachable stubs, together with any
correspondence
                  and the individual envelope, are to be
affixed to
                  the photocopy of the check.

                  (d)  Do not deposit checks which are
postdated.
                  Return postdated checks to the Company in daily
                  lockbox package. Checks returned unpaid because
                  of uncollected or insufficient funds shall be
                  redeposited only after telephone advice
form the
                  appropriate Lone Star credit manager;
checks
                  returned a second time will follow the
same
                  procedure. Undated checks may be dated by the
                  Depository Bank to agree with the postmark date
                  and included in the regular deposit.
Checks
                  incorrectly made out, where the amount
specified
                  in figures and the written amount differ, are to
                  be deposited for the written amount only, except
                  where the figure amount agrees with the
total of
                  the remittance notice. Checks bearing no signature are not to be deposited until after
                  telephone approval by appropriated Lone
Star
                  Credit Management with notification to the drawer
                  bank requesting that the signature be
obtained.
                  Third-party checks may be deposited into the
                  Depository Account it properly endorsed.
Checks
                  bearing the legend "Payment in Full" or
words or
                  similar import, either typed or
handwritten, shall
                  be withheld from the clearing system and sent to
                  the Company or, at any time after written notice
                  by CIT to CIT.  Should such an item be
cleared,
                  CIT and the Company hereby agree that no liability
                  shall accrue to the Depository box as a
result of
                  such action.

                  (e)  Apply and credit to the Depository
Account
                  all wire transfers directed to such
Depository
                  Account even though such wire transfers
may
                  identify the Depository account as an
account of
                  the company.

                  (f)  Maintain a microfilm record of the
front and
                  back of each check included in the
Depository
                  Account. This film shall be available for use by
                  CIT and the Company.

             3. Transfer of Funds. On each day on which both the
                  branch office of the Depository Bank at
which the
                  Depository Account is being maintained and the
                  office of The CIT Group/Business Credit,
Inc. are
                  open, the Depository Bank shall transfer all
                  collected funds maintaining a $40,000
balance on
                  deposit in the Depository Account to
Account No.
                  0304 7170 (Reference: Lone Star
Industries, Inc.)
                  of CIT maintained at said office of
NationsBank,
                  VA, Richmond, Va.

             4. Indemnity. The Company hereby agrees to pay,
                  indemnify and hold the Depository Bank
harmless
                  from and against any and all liabilities, obligations, losses, damages, penalties, actions,
                  judgments, suits, costs, expenses or
disbursements
                  of any kind or nature whatsoever
(including
                  without limitation, legal fees) with
respect to
                  the performance of this Agreement or any procedures agreement among the Depository
Bank,
                  CIT and the Company, by the Depository
Bank or any
                  of the Depository Bank's directors,
officers,
                  agents or employees, unless arising from its or
                  their own gross negligence or willful
misconduct.

             5.   Fees and Expenses.  The Company hereby
agrees:

                  (a)  Fees and charges associated with the
                  Depository Account as shall from time to time be
                  mutually agreed upon by the Company and
the
                  Depository Bank shall be included on a
monthly
                  consolidated account analysis statement
which the
                  Depository Bank shall submit to the
Company.  This
                  statement shall set forth the fees and
charges
                  payable for such month and be accompanied by such
                  supporting documentation as the Depository
Bank
                  shall deem reasonable.

                  (b)  Depository Bank expenses in
connection with
                  the establishment and maintenance of the post
                  office boxes rented pursuant to this
Agreement
                  shall also be included on the analysis
statement.

                  (c)  The depository Bank shall be entitled
to
                  charge the Depository Account for such
fees and
                  expenses as indicated by the analysis
statement.

                  Limitations on Liability of the Depository
Bank.
                  The Depository Bank undertakes to perform those
                  duties as are expressly set forth herein and the
                  other processing requirements as may be
covered in
                  any procedure agreement. Notwithstanding any
                  other provisions of this Agreement, it is agreed
                  by the parties hereto that the Depositary
Bank
                  shall not be liable for any action taken by it or
                  any of its directors, officers, agents or employees in accordance with this
Agreement except
                  for its or their own gross negligence or willful
                  misconduct.  In no event shall the
Depository Bank
                  be liable for losses or delays resulting from
                  force majeure, computer malfunctions,
interruption
                  of communication facilities, labor
difficulties or
                  other gauses beyond the Depositary Bank's reasonable control or for indirect, special or
                  consequential damages.

             7.   Irrevocable Instructions.  The Company
                  acknowledges that the agreements made by it and
                  the authorizations granted in Section 2
are powers
                  coupled with an interest.

             8. Account Information. The Depository Bank shall
                  provide monthly statements summarizing the activity in the Depository Account to each of CIT
                  and the company.  In addition, the
Depository Bank
                  will provide to each of CIT and the
Company copies
                  of all information reasonably requested by any of
                  them. The details representing deposited items.
                  adding machine tapes, etc., together with all
                  other materials rejected for various
reasons, and
                  so marked, and one advice of credit, shall be sent
                  by the Depository Bank to the Company or, at any
                  time after written notice by CIT to CIT.

             9.   Waiver of Right.of Set-off.  The
Depository Bank
                  waives, with respect to all of its
existing and
                  future claims against the Company or any affiliate
                  thereof, all existing and future rights at set-off
                  and banker's liens against the Depository
Account;
                  and all items (and proceeds thereof) that come
                  into its possession in connection with the Depository Account; provided that the
Depository
                  Bank retains the right to charge the
Depository
                  Account (a) for all items deposited in and credited to the Depository Account after the date
                  hereof and subsequently returned to the
Depository
                  Bank unpaid and (b) for all compensation and
                  expenses with respect to the Depository
Account.

             10.  Representations and Warranties.  The
Depository
                  Bank represents and warrants that:

                  (a)  Only employees of the Depository Bank
or its
                  affiliates have access to the post office boxes
                  provided for herein.

                  (b)  The Depository Account is the only
account
                  that has been maintained by the Depository
Bank
                  with respect to receivables of the
Company.

             11.  Effectiveness; integration"  Amendments.
This
                  Agreement shall be effective as of the
date above
                  written, and the Depository Bank shall be in a
                  position to process remittances on that
date.  To
                  the extent that other agreements are
inconsistent
                  with this Agreement, this Agreement shall supersede any other agreement relating to the
                  matters referred to herein, including any procedures agreement and any other agreement
                  between the Company and the Depository
Bank
                  relating to the collection of receivables of the
                  Company or its predecessors. Neither this Agreement nor any provisions hereof may be changed, amended, modified or waived orally, but
                  only by an instrument in writing signed by the
                  parties hereto; provided that such
instrument need
                  be signed only by the Depository Bank and CIT if
                  it does not change any rights or
obligations of,
                  or authorizations granted by, the Company hereunder in a manner adverse to the
Company.  Any
                  provision of this Agreement which may
prove
                  unenforceable under any law or regulation shall
                  not affect the validity of any other
provisions
                  hereof.

             12.  Termination. (a) This Agreement shall
                  automatically terminate on the. date on
which all
                  obligations of the Company under the
Financing
                  Agreement have been paid in full, all
commitments
                  of CIT thereunder have been terminated and no
                  letters of credit issued in connection
therewith
                  are outstanding.  The Depository Bank
shall be
                  entitled to rely on a certificate of CIT to such
                  effect.

                  (b)  This Agreement shall be terminated by
the
                  Company (with the consent of CIT, which
shall not
                  be unreasonably withheld) or any other
party
                  hereto upon 15 days advance written notice to the
                  other parties hereto.

             13. Notices. All notices, requests or other communications given to the Company, CIT or the
                  Depository Bank shall be given in writing
                  (including telex, facsimile transmission or
                  similar writing) at the address or telex or
                  facsimile number specified below:

                  CIT:                The CIT Group/Business
                                      Credit, Inc.
                                      1211 Avenue of the
Americas
                                      New York, NY 10036
                                      Attention:  Mr. L.
Goldbrener
                                      Vice
President/Controller
                                      Telecopy: (212) 536-
1292

                  Depository Bank:



                                      Attention:
                                      Telecopy:


             Company:                 Lone Star Industries,
Inc.
                                      300 First Stamford
Place
                                      P.O. Box 120014
                                      Stamford, CT. 06912-
0014
                                      Attention:  Ramsay
Moran
                                      Telecopy: (203) 969-
8590


Any party may change its address or telex or facsimile number for notices hereunder by notice to each other party hereunder. Each notice, request or other communication shall be effective
(a) if
given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex or facsimile number specified in this Section and in the case of telex notice, when the appropriate answerback is received, (b) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.

             14. Bankruptcy of Company. In the event that a
                  bankruptcy case or receivership proceeding is
                  commenced by or against the Company, CIT agrees to
                  pay the fees and charges of the Depository
Bank
                  payable by the Company under this
Agreement from
                  the date of commencement of such case or proceeding until earlier of the date of termination of this Agreement or the date of
                  dismissal or termination of such case or proceeding to the extent that such fees
and
                  charges are not being paid by the Company.

             15. Governing Law. Except to the extent that the laws
                  of the state in which the Depository Bank is
                  located govern the Depository Account,
this
                  Agreement shall be governed by, and
interpreted in
                  accordance with, the laws of the State of New
                  York.

             16.  Counterparts.  This Agreement may be
executed in
                  any number of counterparts which together shall
                  constitute one and the same instrument.


             IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.




________________________
                                           By:
                                           Title:


                                           THE CIT
GROUP/BUSINESS
                                           CREDIT, INC.



________________________
                                           By: Lawrence
Goldbrener
                                           Vice
President/Controller


                                           LONE STAR
INDUSTRIES,
INC.



________________________
                                           By:
                                           Title:


                                                EXHIBIT E
                                                TO FINANCING
                                                AGREEMENT



             BLOCKED ACCOUNT AGREEMENT, dated April __,
1994, among
Nationbank, N.A. (the "Concentration Account Bank"), The CIT
Group/Business Credit, Inc. ("CIT") and Lone Star
Industries, Inc.
and New York Trap Rock Corporation (each a "Company" and collectively the "Companies").


W I T N E S S E T H

             WHEREAS, the Companies have entered into or are about to enter into a financing agreement with CIT, dated April 13, 1994
(as amended or otherwise modified from time to time, the "Financing
Agreement"), and each of the Companies has agreed to establish a concentration account system relating to its accounts receivable and the proceeds of its inventory and other collateral specified in the Financing Agreement; and

             WHEREAS, the Companies have agreed to establish a bank account with the Concentration Account Bank in the name of and for the benefit of CIT, designated as the "CIT/Lonestar
Concentration
Account" (the "Concentration Account"); and

             WHEREAS, the Concentration Account Bank has agreed to maintain the Concentration Account pursuant to this Blocked
Account
Agreement;

             NOW, THEREFORE, the parties hereto hereby agree as follows:

             1. Concentration Account. Subject to Section 3," CIT shall possess all right title and interest in all of the items from time to time in the Concentration Account and their proceeds. The
Concentration Account Bank shall be CIT's agent (and not the Agent of any Company) for the purpose of holding and collecting such items and their proceeds. The Concentration Account shall be owned by and under the sole dominion and control of CIT and, subject to
Section 3, CIT shall have the right to withdraw amounts from the
Concentration Account. The Concentration Account Bank shall be entitled to rely on, and shall act in accordance with, all instructions given to it by CIT with respect to the Concentration
Account. Subject to Section 3, none of the Companies or any person or entity claiming by, through or under any of the Companies shall have any right, title or interest in, or control over the use of, or any right to withdraw any amount from, the Concentration Account.

             2.   Transfer of Funds.  Subject to Section 3,
on each
day on which both the branch office of the Concentration
Account
Bank at which the Concentration Account is being maintained
and the
office of [                               ] are open, the
Concentration Account Bank shall transfer all collected funds on deposit in the Concentration Account to account number [
] (Reference: Lone Star) of CIT maintained at said office of [
    ]. Subject to Section 3, any such funds received by CIT in said account shall be applied by CIT in accordance with the Financing
Agreement to the payment of the obligations (as defined therein) or, if all such obligations shall have been paid in full, made available to the Companies.

             3.   Special Provisions Prior to CIT Notice.
Not
withstanding the provisions of Sections 1 and 2, until such
time as
CIT gives    written notice (the "CIT Notice") to the
Concentration
Account Bank to the contrary, the Concentration Account Bank is authorized to disburse funds from the Concentration Account upon the direction of Lone Star Industries, Inc. on its behalf or on behalf of New York Trap Rock Corporation.

             4.   Indemnity.  Each Company hereby jointly
and
severally agrees to pay, indemnify and hold the Concentration
Account Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever
(including without limitation, legal fees) with respect to the performance of this Blocked Account Agreement or any procedures agreement among the Concentration Account Bank, CIT and any of the
Companies (a "Procedures Agreement"), by the Concentration
Account
Bank or any of the Concentration Account Bank's directors, officers, agents, or employees, unless arising from its or their own gross negligence or willful misconduct.

             5. Fees and Expenses. Each of the Companies hereby jointly and severally agrees:

                  (a)  Fees and charges associated with the
             Concentration Account as shall from time to time be
             mutually agreed upon by the Companies and the Concentration Account Bank shall be included on
a
             monthly consolidated account analysis statement which
             the Concentration Account Bank shall submit to the
             Companies. This statement shall set forth the fees and
             charges payable for such month and be
accompanied by
             such supporting documentation as the
Concentration
             Account Bank shall deem reasonable.

                  (b)  The Concentration Account Bank shall
be
             entitled to charge the Concentration Account for such
             fees and expenses as indicated by the analysis statement.

             6.   Limitations on Liability of the
Concentration
Account Bank. The Concentration Account Bank undertakes to perform those duties as are expressly set forth herein and the other processing requirements as may be covered in any Procedures Agreement. Notwithstanding any other provisions of this Blocked
Account Agreement, it is agreed by the parties hereto that the
Concentration Account Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Blocked Account Agreement, except for its or their own gross negligence or willful misconduct.

             7.   Account Information.  The Concentration
Account
Bank shall provide monthly statements summarizing the activity in the Concentration Account to each of CIT and the Companies. In addition, the Concentration Account Bank will provide to each of
CIT and the Companies copies of all information reasonably requested by any of them. The details representing deposited items, adding machine tapes, etc., together with all other materials rejected for various reasons, and so marked, and one advice of credit, shall be sent by the Concentration Account Bank to the Companies or at any time after written notice by CIT, to the
Companies and CIT.

             8.   Waiver of Right of Set-Off.  The
Concentration
Account Bank waives, with respect to all of its existing and future claims against any of the Companies or any respective affiliates thereof, all existing and future rights of set-off and banker's liens against the Concentration Account and all items (and proceeds thereof) that come into its possession in connection with the
Concentration Account; provided that the Concentration Account Bank retains the right to charge the Concentration Account (a) for all items deposited in and credited to the Concentration Account after the date hereof and subsequently returned to the Concentration
Account Bank unpaid and (b) for all compensation and expenses with respect to the Concentration Account.

             9.   Representations and Warranties.  The
Concentration
Account Bank represents and warrants that the Concentration
Account
is the only account that has been maintained by the Concentration
Account Bank with respect to receivables of any of the Companies.

             10.  Effectiveness; Integration; Amendments.
This
Blocked Account Agreement shall be effective as of the date above written, and the Concentration Account Bank shall be in a position to process remittances on that date. To the extent that other agreements are inconsistent with this Blocked Account Agreement, this Blocked Account Agreement shall supersede any other agreement relating to the matters referred to herein, including any Procedures Agreement and any other agreement between any of the
Companies and the Concentration Account Bank relating to the collection of funds of any of the Companies for any of their respective predecessors. Neither this Blocked Account Agreement nor any provisions hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto; provided that such instrument need be signed only by the Concentration Account Bank and CIT if it does not change any rights or obligations of, or authorizations granted by, the Companies hereunder in a manner adverse to the Companies. Any provision of this Blocked Account Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provisions hereof.

             11.  Termination.  This Blocked Account
Agreement shall
continue in full force and effect until termination by the Concentration Account Bank on 60 days' prior written notice to all other parties. CIT may terminate this Blocked Account Agreement at any time, which termination shall be effective on receipt of written notice by the Concentration Account Bank. The Company shall have no right to unilaterally terminate this Blocked Account
Agreement.

             12. Notices. All notices, requests or other communications given to the Companies, CIT or the Concentration
Account Bank shall be given in writing (including facsimile transmission or similar writing) at the address or telex or facsimile number specified below:

                  CIT:                The CIT Group/Business
                                      Credit, Inc.
                                      1211 Avenue of the
Americas
                                      New York, New York
10036
                                      Attention:  Regional
Manager
                                      Telecopy: (212)
                                      Telephone: (212)

Concentration Account Bank:




                                      Attention:
                                      Telecopy: (212)
                                      Telephone: (212)

                  Companies:          Lone Star Industries,
Inc.
                                      300 First Stamford
Place
                                      Stamford, Connecticut
06912-
0014
                                      Attention:
                                      Telecopy: (212)
                                      Telephone: (212)

Any party may change its address or facsimile number for notices hereunder by notice to each other party hereunder. Each notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section, (b) if given by mail,
48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this
Section.

             13. Governing Law. Except to the extent that the laws of the State in which the Concentration Account Bank is located govern the Concentration Account, this Blocked Account
Agreement
shall be governed by, and interpreted in accordance with, the laws of the State of New York.

             14.  Counterparts.  This Blocked Account
Agreement may
be executed in any number of counterparts which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                      [CONCENTRATION ACCOUNT
BANK]


                                      By:
___________________________
                                      Title:
________________________


                                      THE CIT GROUP/BUSINESS
                                      CREDIT, INC.


                                      By:
___________________________
                                      Title:
________________________


                                      LONE STAR INDUSTRIES,
INC.


                                      By:
__________________________
                                      Title:
________________________


                                      NEW YORK TRAP ROCK
CORPORATION


                                      By:
___________________________
                                      Title:
________________________
                          EXHIBIT F TO
                                                FINANCING
AGREEMENT



                                                April __,
1994

DEPOSITORY ACCOUNT AGREEMENT

[Name and
Address of
Depository Account Bank]

Gentlemen:

             We refer to the following account[s] maintained with you by Lone Star Industries, Inc. (the "Company"), into which certain monies, instruments and other property are deposited from time to time (collectively, the "Depository Account"). The Company has entered into a Financing Agreement, dated as of April 13, 1994
(as amended or otherwise modified from time to time, the "Financing
Agreement"), with New York Trap Rock Corporation ("Trap
Rock") and
The CIT Group/Business Credit, Inc. (the "Lender"), pursuant to which the Lender has agreed to make loans to the Company and Trap
Rock and assist the Company in obtaining letters of credit. It is a condition to the continued maintenance of the Depository Account with you that you agree to execute this Letter Agreement.

             By signing this Letter Agreement, you agree that from and after the date hereof, the Depository Account shall be under the exclusive dominion and control of the Lender, all monies, instruments or other property of the Company received in connection therewith, whether or not deposited in the Depository Account, shall be held solely for the benefit of the Lender and no officer or agent of the Company shall have the authority to withdraw or transfer any funds on deposit in the Depository Account.
The
Lender shall have the sole authority to give you instructions with respect to the withdrawal or transfer of any funds on deposit in the Depository Account. You agree to:

             (a) follow your usual operating procedures for the handling of any remittance received in the Depository Account that contains restrictive endorsements, irregularities, such as a variance between the written and numerical amounts, undated or postdated items, missing signature, incorrect payee, etc.;

             (b)  indorse and process all eligible checks
and other
remittance items, not covered by subparagraph (a) above, deposit such checks and other remittance items in the Depository Account and transfer intact all amounts deposited in respect thereof to the
CIT Concentration Account (as defined below);

             (c) not commingle any cash or other payments deposited in the Depository Account with other funds; and

             (d) maintain a record of all checks and other remittance items received in the Depository Account and, in addition to providing the Company with photostats, vouchers, enclosures, etc. of checks and other remittance items received on a daily basis, as well as a monthly statement, furnish to the Lender upon the request of the Lender, free of any service charge payable by the Lender, your regular bank statement with respect to the
Depository Account, with the words "The CIT Group/Business
Credit,
Inc., as Lender Re: Lone Star Industries, Inc." included thereon so that the Lender is able to properly identify the Depository Account.

             You hereby agree to transfer in same day funds, on each of your business days, all collected funds on deposit in the Depository Account, less charges for returned items received on such business day, to an account maintained with at:






                  For the account of:



                            Account #:

(the "CIT Concentration Account") or such other account designated in writing by the Lender. In order to enable the Lender to properly reconcile the Company's records, you agree that each such transfer of funds by you to the CIT Concentration Account shall not reflect the rounding off of any funds so transferred.

             You waive and agree not to assert, claim or endeavor to exercise, and by executing this Letter Agreement bar and estop yourself from asserting, claiming or exercising, any right to setoff, banker's lien or other purported form of claim with respect to the Depository Account and funds from time to time therein. You acknowledge that you have not heretofore received a notice from any other party asserting, claiming or exercising any such right or claim. You shall have no rights in the Depository Account or the funds therein. To the extent you may ever have any such rights, you hereby expressly subordinate all such rights to the rights of the Lender.

             You may terminate this Letter Agreement only upon thirty days, prior written notice to that effect to the Company and the Lender, by cancelling the Depository Account maintained with you and transferring all funds, if any, in such Depository
Account
to the CIT Concentration Account at the address set forth above.
After any such termination, you shall nonetheless remain obligated promptly to transfer to the CIT Concentration Account anything from time to time received in the Depository Account.

             This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New
York.

                                      Very truly yours,

                                      LONE STAR INDUSTRIES,
INC.,


                                      By:
_______________________
                                      Name:
                                      Title:


                                      THE CIT GROUP/BUSINESS
CREDIT,
INC.


                                      By:
________________________
                                      Name:
                                      Title:


Acknowledged and agreed to
as of the date first above
written.

[DEPOSITORY ACCOUNT BANK]


By: _______________________
    Name:
    Title:






                                                EXHIBIT G TO
                                                FINANCING
AGREEMENT


SECURITY AGREEMENT AND MORTGAGE - TRADEMARKS


             AGREEMENT made this 13th day of April, 1994 between
Lone Star Industries, Inc., a Delaware corporation
("Debtor")
having an office at 300 First Stamford Place, Stamford,
Connecticut, and The CIT Group/Business Credit, Inc. (the
"Secured
Party"), having an office at 1211 Avenue of the Americas, New York,
New York.

             WHEREAS, Debtor has adopted the terms and designs described in Schedules A and B annexed hereto and made a part hereof; and

             WHEREAS, as a condition to the Secured Party making and maintaining any loans or advances to Debtor pursuant to the Financing Agreement dated as of April 13, 1994 (as amended, supplemented or restated from time to time, the "Financing Agreement") between Debtor, New York Trap Rock Corporation ("Trap
Rock") and the Secured Party, the Secured Party has required the execution and delivery hereof by Debtor;

             NOW, THEREFORE, IT IS AGREED that, for and in consideration of the loans and advances to be made under the Loan
Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, and as collateral security for the full and prompt payment and performance of all Obligations, as hereinafter defined, Debtor does hereby mortgage to and pledge with the Secured Party, and grant to the Secured Party a security interest in, all of its right, title and interest in and to
(i)
each of the Trademarks (as hereinafter defined), and the goodwill of the business symbolized by each of the Trademarks, all customer lists and other records of Debtor relating to the distribution of products bearing the Trademarks and each of the registrations and pending applications described in Schedules A and B; (ii) any claims by Debtor against third parties for infringement of the
Trademarks; and (iii) any and all proceeds of the foregoing (collectively, the "Collateral").

             1.   Terms defined in the Loan Agreement and
not
otherwise defined herein, shall have the meaning set forth in the
Loan Agreement. As used in this Agreement, unless the context otherwise requires:

             "Trademarks" shall mean (i) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by Debtor, including, but not limited to, those described in Schedules A and B annexed hereto and made a part hereof, and (ii) all reissues, extensions or renewals thereof and all licenses thereof.

             2.   Debtor hereby represents, warrants,
covenants and
agrees as follows:

                  (a)  Debtor is a corporation duly
organized and
validly existing and in good standing under the laws of the State of Delaware. Debtor is qualified to do business in every jurisdiction where the nature of its business or the ownership of its property requires it to be so qualified and where failure to so qualify might materially affect its business or assets.

                  (b)  The execution, delivery and
performance of
this Security Agreement and Mortgage-Trademarks, the Loan
Agreement, and all other documents and all and any other instruments and documents to be delivered by Debtor hereunder and the creation of all liens, mortgages and security interests provided for herein are within Debtor's corporate power, have been duly authorized by all necessary or proper corporate action
(including the consent of shareholders where required), are not in contravention of any agreement or indenture to which the Debtor is a party or by which the Debtor is bound, or of the certificate of incorporation or by-laws of the Debtor, and are not in contravention of any provision of law and the same do not require the consent or approval of any governmental body, agency, authority or any other person which has not been obtained.

                  (c)  Debtor has the sole, full and clear
title to
the Trademarks in the United States for the goods and services covered by the registrations thereof and such registrations are valid and subsisting and in full force and effect.

                  (d)  No claim has been made that the use
of the
Trademarks does or may violate the rights of any third party.

                  (e)  Debtor has used, and will continue to
use for
the duration hereof, proper statutory notice in connection with the use of the Trademarks.

                  (f)  Debtor has used, and will continue to
use for
the duration hereof, consistent standards of quality in its manufacture of products sold under the Trademarks.

                  (g)  To the best of Debtor's knowledge and
belief
after due inquiry, no material infringement or unauthorized use presently is being made of the Collateral.

                  (h)  Debtor will perform all acts and
execute all
documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and
Trademark Office, substantially in the form of Exhibit I hereof, requested by the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party's interest in the
Collateral or otherwise in furtherance of the provisions of this
Agreement, and Debtor hereby authorizes the Secured Party to execute and file one or more financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to the Collateral signed only by the Secured Party.

                  (i)  Except to the extent that the Secured
Party,
upon prior written notice of Debtor, shall consent (which consent shall not be unreasonably withheld), Debtor (either itself or through licensees) will continue to use the Trademarks on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and Debtor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                  (j)  Debtor will promptly pay the Secured
Party
for any and all reasonable sums, costs, and expenses which the
Secured Party may pay or incur pursuant to the provisions of this
Agreement or in enforcing the obligations, the Collateral or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges and reasonable attorneys' fees, all of which together with interest at the highest rate then payable on the obligations shall be part of the Obligations and be payable on demand.

                  (k)  In no event shall Debtor, either
itself or
through agent, employee, licensee or designee, (i) file an application for the registration of any Trademark with the United
States Patent and Trademark office or any similar office or agency in any other country or any political subdivision thereof or
(ii)
file any assignment of any trademark, which Debtor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless Debtor shall, on or prior to the date of such filing, notify the Secured Party thereof, and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the
Secured Party may reasonably request to evidence the Secured Party's interest in such Trademark and the goodwill and general intangibles of Debtor relating thereto or represented thereby, and
Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the
Obligations are paid in full.

                  (l)  Debtor has the right and power to
make the
assignment and to grant the security interest herein granted; and the Collateral is not now, and at all times hereafter will not be, subject to any liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever, except in favor of the
Secured Party, and to the best knowledge of Debtor none of the
Collateral is now subject to any claim.

                  (m)  Except to the extent that Secured
Party, upon
prior written notice from Debtor, shall consent, Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by the
Secured Party to any such action except as expressly permitted herein.

                  (n)  As of the date hereof neither Debtor
nor any
subsidiary thereof owns any Trademarks or has any Trademarks registered in, or the subject of pending applications in, the
United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules A and B hereto.

                  (o)  Debtor will take all necessary steps
in any
proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of the Trademarks, including, without limitation, filing of renewals,, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted under paragraph 2(i) hereof).

                  (p)  Debtor assumes all responsibility and
liability arising from the use of the Trademarks, and Debtor hereby indemnities and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by Debtor (or any subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any subsidiary thereof). Debtor agrees that
Secured Party does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Debtor, and Debtor hereby agrees to indemnify and hold the Secured Party harmless with respect to any and all claims by any person relating thereto.

                  (q)  Secured Party may, in its sole
discretion,
pay any amount or do any act required of Debtor hereunder or requested by Secured Party to preserve, defend, protect, maintain, record or enforce Debtors obligations contained herein, the obligations, the Collateral, or the right, title and interest granted Secured Party herein, and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to
Debtor and shall be payable on demand together with interest at the highest rate then payable on the Obligations.

                  (r)  Debtor agrees that if it, or any
subsidiary
thereof, learns of any use by any Person of any term or design likely to cause confusion with a Trademark, it shall promptly notify Secured Party of such use and, if requested by Secured
Party, shall join with Secured Party, at its expense, in such action as Secured Party, in its reasonable discretion, may deem advisable for the protection of Secured Party's interest in and to the Trademarks.

                  (s)  All licenses of Trademarks which
Debtor has
granted to third parties are set forth in Schedule C hereto.

                  3.   Upon the occurrence of an Event of
Default
(as defined in the Loan Agreement), in addition to all other rights and remedies of the Secured Party, whether under law, the Loan
Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, Debtor, the Secured Party shall have the following rights and remedies: (a) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to Debtor, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; (b) the Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtor in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and
Debtor hereby releases the Secured Party from, and agrees to hold the Secured Party free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement; (c) the Secured Party may, at any time and from time to time, upon 10 days' prior notice to
Debtor, assign, sell, or otherwise dispose of, the Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (d) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the
Collateral pursuant to subparagraph 3(c) hereof, the Secured Party may, at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 4 hereof (such authority becoming effective on the occurrence or continuation as hereinabove provided of an Event of Default), execute and deliver on behalf of
Debtor, one or more instruments of assignment of the Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. Debtor agrees to pay when due all reasonable costs incurred in any such transfer of the Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Obligations. The
Secured Party may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal and other expenses which may be incurred by the Secured Party, and then to the Obligations, in such order as to principal or interest as the
Secured Party may desire; and Debtor shall remain liable and will pay the Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Obligations and the balance of any expenses unpaid.
Nothing herein contained shall be construed as requiring the Secured Party to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the
Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, Debtor shall supply its customer lists and other records relating to the Trademarks and to the distribution of said products, to the Secured Party or its designee.

                  4.   Concurrently with the execution and
delivery
hereof, Debtor    is executing and delivering to the Secured
Party,
in the form of    Exhibit 2 hereto, five originals of a
Power of
Attorney for the implementation of the assignment, sale or other disposal of the Trademarks pursuant to paragraphs 3(c) and
(d)
hereof and Debtor hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the
Secured Party under the powers of attorney granted herein, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of the Secured Party. Secured
Party hereby agrees after the Termination Date and after all obligations for the payment of money have been paid in full in cash to (a) deliver all originals of the Power of Attorney to the Debtor or (b) destroy all originals of the Power of Attorney and deliver a certificate to the Debtor certifying to such destruction.

                  5.   No provision hereof shall be
modified,
altered or limited except by a written instrument expressly
referring to this Agreement      and executed by the party
to be
charged. The execution and delivery of this Agreement has been authorized by the Board of Directors of Debtor and by any necessary vote or consent of stockholders thereof. This Agreement shall be binding upon the successors, assigns or other legal representatives of Debtor, and shall, together with the rights and remedies of the
Secured Party hereunder, inure to the benefit of the Secured Party, its successors, assigns or other legal representatives.
This
Agreement, the Obligations and the Collateral shall be governed in all respects by the laws of the United States and the laws of the
State of New York. Debtor hereby submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York and the federal courts of the United States of America located in such
State in any action or proceeding arising under this Agreement. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

                  IN WITNESS WHEREOF, Debtor and the Secured
Party
have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      LONE STAR INDUSTRIES,
INC.


                                      Name:
_____________________
                                      Title:
____________________


                                      THE CIT GROUP/BUSINESS
CREDIT,
INC.


                                      Name:
______________________
                                      Title:
_____________________



                                   EXHIBIT H TO
                                   FINANCING AGREEMENT


              MORTGAGEE'S WAIVER, LICENSE AND AGREEMENT




                              April 13, 1994



The CIT Group/Business Credit, Inc.
1211 Avenue of the Americas
New York, New York 10036

     Re:  Lone Star Industries, Inc.

Gentlemen:

     Reference is made to (i) the Mortgage, Security
Agreement,
Assignment of Leases and Rents, and Financing Statement entered into between Lone Star Industries, Inc. ("LSI"), as mortgagor, and the Pension Benefit Guaranty Corporation (the "PBGC"), as mortgagee, dated as of April 13, 1994 (the "Mortgage"), relating to the real property and building and improvements thereon commonly known as the Oglesby Cement Plant Facility as more particularly described in Schedule A annexed hereto (the
"Premises"), (ii) the Settlement Agreement by and between the
Lone Star Group, which group includes LSI, and the PBGC dated as of April 13, 1994 (the "Settlement Agreement"), and (iii) the
Security Agreement by and among the PBGC, LSI and Lone Star
Cement Inc. (the "Security Agreement" and together with the
Mortgage, the Settlement Agreement and all related agreements, documents and instruments, collectively, the "PBGC
Transaction
Documents").

     Reference is made to (i) the Financing Agreement dated as of
April 13, 1994 (as amended or otherwise modified from time to time, being hereinafter referred to as the "Financing Agreement") among LSI and New York Trap Rock Corporation ("Trap Rock" and together with LSI, each a "Company" and collectively, the "Companies") and The CIT Group/Business Credit, Inc. (the "Lender") and (ii) the other Loan Documents (as defined in the
Financing Agreement) granting collateral security to the Lender.
(All of the foregoing, together with all related documents or instruments, as the same may now exist or may hereafter be amended or supplemented, are collectively referred to herein as the "Loan Agreements".)

     Pursuant to the terms of the PBGC Transaction Documents, LSI has granted to PBGC a security interest in the Kosmos Partnership
(as defined in the Security Agreement) and the Oglesby
Complex
(as defined in the Security Agreement), which latter definition specifically excludes all accounts receivable (other than accounts receivable generated (i) after the appointment of a receiver for the Premises and (ii) from inventory not part of the
Lender's Collateral) and all inventories other than fuel and spare parts inventories located at LSI's facility in Oglesby,
Illinois.

     Pursuant to the terms of the Loan Agreements, the Companies have granted to the Lender a security interest in and a lien on all now owned or hereafter acquired or existing accounts (other than accounts receivable generated (i) after the appointment of a receiver for the Premises and (ii) from inventory not part of the
Lender's Collateral), contract rights, general intangibles, documents, instruments, chattel paper, inventory and the proceeds thereof as the same are defined in the Uniform Commercial Code as currently in effect in the State of Illinois, excluding (i) LSI's interest in the Kosmos Partnership (as defined in the Security
Agreement), (ii) LSI's rights in the fuel and spare parts inventory located at LSI's facility in Oglesby, Illinois,
(iii)
LSI's rights in contracts and marketing agreements directly relating to LSI's facility in Oglesby, Illinois, (iv) all patents of LSI, and (v) the proceeds of insurance policies covering fixed assets to the extent such proceeds are not proceeds of the Lender's Collateral (as hereinafter defined) (collectively, the
"Lender's Collateral"), as security for any now existing or hereafter arising obligations of the Companies to the Lender, whether pursuant to the Loan Agreements or otherwise.

     Notwithstanding anything to the contrary in the PBGC
Transaction Documents or any related documents, the PBGC hereby acknowledges and consents to, and waives any default otherwise arising from, the pledge of, and the granting of a lien on and security interest in, the Lender's Collateral by the Companies in favor of the Lender.

     In the event of a default or event of default by LSI under the PBGC Transaction Documents, the PBGC agrees to use good faith efforts to promptly notify the Lender in writing of such default and of the exercise by the PBGC of any of its rights under the
PBGC Transaction Documents, provided that the PBGC shall not be subject to any liability for the inadvertent failure to provide such notice to the Lender.

     The PBGC hereby waives the PBGC's lien, right of distraint, levy or execution, security interests or other interests which the PBGC may now or hereafter have in any of the Lender's Collateral now or hereafter located at the Premises, whether for unpaid rent or otherwise and whether by virtue of the PBGC Transaction Documents, the mortgagor-mortgagee relationship, statute, common law doctrine, or otherwise. In no event, including, without limitation, a default or event of default under the PBGC Transaction Documents, shall the PBGC have any lien, right, interest or claim in or to the Lender's Collateral.

     To the extent the PBGC now or in the future has any right, claim, interest or lien in the Lender's Collateral, PBGC hereby waives and relinquishes in favor of the Lender, any such right, claim, interest and lien which the PBGC now has or may hereafter have in and to the Lender's Collateral. Lender's security interest in the Lender's Collateral, to the extent perfected and enforceable, shall be deemed to have a priority senior to any mortgage or security interest the PBGC may hereafter acquire in the Lender's Collateral. Lender's priority in respect of Lender's Collateral shall be irrespective of the time, order or method of attachment or perfection of security interests, or the time or order of the filing of mortgages or financing statements, or the giving of or failure to give notice of purchase money security interests. Notwithstanding anything to the contrary, the Lender recognizes the non-exclusive license granted by LSI to the PBGC in the trademarks directly related to the use and operation of the Premises pursuant to Section 3.2 of the Security
Agreement and agrees that, upon the exercise of the Lender's remedies with respect to the Lender's Collateral, the Lender will recognize and take the Lender's Collateral subject to such non-exclusive license.

     The PBGC hereby agrees that, upon prior written notice to the PBGC, the Lender and its agents and representatives may enter the Premises for the purposes of inspecting, repossessing, removing, selling or otherwise dealing with the Lender's
Collateral in accordance with the provisions of the Loan
Agreements, the Uniform Commercial Code and any other applicable law, provided that the Lender shall not interfere with the PBGC's use or operation of the Premises. Said license shall be irrevocable and shall continue at the Lender's option from the date the Lender enters the Premises for a period not to exceed one hundred twenty (120) days. Use or occupancy of the Premises by the Lender as set forth herein shall not constitute an assumption by the Lender of the PBGC Transaction Documents or of any obligations thereunder.

     In the event any Lender's Collateral, or any collections or other proceeds thereof, shall be received by the PBGC at any time for any reason, the PBGC shall take all reasonable actions to make such Lender's Collateral and the proceeds thereof available to the Lender, so long as there shall be any outstanding obligations or liabilities of the companies to the Lender.

     Notice to any party hereunder shall be in writing and shall be sent by certified mail, return receipt requested, to the parties at the following addresses:

               To PBGC:

               1200 K Street, N.W.
               Washington, D.C. 20005
               Attention:   Director of Corporate Finance
and
                          Negotiation Department
               Telephone No. 202-326-4070
               Facsimile No. 202-842-2643

     To LSI:

               300 First Stamford Place
               Stamford, Connecticut 06912-0014
               Attention: Corporate Secretary
               Telephone No. (203) 969-8500
               Facsimile No. (203) 969-8590

     To the Lender:

               1211 Avenue of the Americas
               New York, New York 10036
               Attention: Regional Manager
               Telephone No. (212) 526-1269
               Facsimile No. (212) 526-1295

     with a copy to:

               Schulte Roth & Zabel 900 Third Avenue
               New York, New York 10022
               Attention: Frederic L. Ragucci, Esq.
               Telephone No. (212) 758-0404
               Facsimile No. (212) 591-5955

     This Agreement shall be governed by the laws of the State of Illinois.

     This Agreement may not be changed or terminated orally and shall be binding upon the successors and assigns of the parties hereto and shall also be binding upon any successor, owner, or transferee of said Premises. No other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                         LONE STAR INDUSTRIES, INC.


                         By: ______________________
                         Name:
                         Title:



                         PENSION BENEFIT GUARANTY
CORPORATION



                         By: ______________________
                         Name:
                         Title:


                         THE CIT GROUP/BUSINESS CREDIT,
                         INC.


                         By: ______________________
                         Name:
                         Title:

STATE OF            )
                    )ss.:
COUNTY OF           )


     On this day of April 1994, before me personally came I to me known, who stated that he is the of Lone Star Industries, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the
Board of Directors of said Corporation.


                              _______________________
                                   Notary Public



STATE OF            )
                    )ss.:
COUNTY OF           )


     On this day of April, 1994, before me personally came, to me known, who stated that he is the of The CIT Group/Business
Credit, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said Corporation.



                              _______________________
                                   Notary Public



STATE OF            )
                    )ss.:
COUNTY OF           )



     On this day of April, 1994, before me personally came, to me known, who stated that he is the of Pension Benefit Guaranty Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said Corporation.



                              _______________________
                                   Notary Public

                                        EXHIBIT I
                                        TO FINANCING
AGREEMENT


LONE STAR INDUSTRIES, INC.
Release Certificate



     [Name]                   , (Title]             of Lone
Star
Industries, Inc. ("LSI"), pursuant to the terms of Section
12.13
of the Financing Agreement, dated as of April 13, 1994 (as amended or otherwise modified from time to time, the "Financing
Agreement"; all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing
Agreement), among LSI, New York Trap Rock Corporation ("Trap Rock") and together with LSI, each a "Company" and collectively, the "Companies") and The CIT Group/Business Credit, Inc. (the
"Lender") does hereby certify that as of the date hereof and as of the date of the proposed release requested below:

     1. LSI hereby requests the Lender to (i) release its lien on and security interest in the Collateral described in Schedule
I hereto in connection with the sale of such Collateral on the terms described in Schedule I, and (ii) execute and deliver to
LSI the documents that LSI is requesting the Lender to execute in connection with the proposed Release, which documents are specified in Schedule II hereto.

     2. The sale of the Collateral described in Schedule I hereto is a Permitted Asset Sale that will occur on and is in compliance with the terms of the Financing Agreement.

     3. The aggregate book value (net of reserves) of the Collateral to be released is $_____________________.

     4. All conditions or obligations required under the terms of the Financing Agreement to be satisfied or performed before the Lender makes the release requested hereby, including all of the conditions set forth in Section 12.13 of the Financing Agreement, have been satisfied or performed or will, prior to the release of the Collateral described in Schedule I, be satisfied and performed.

     5. At the time of and immediately after giving effect to the release of the Collateral described in Schedule I hereto (including any intended use of the proceeds of such released Collateral to reduce the Revolving Loans pursuant to Section 12.13(b) of the Financing Agreement and as set forth in Schedule
III hereto), no Default or Potential Default has occurred and is continuing. [With respect to a release requested pursuant to subsection (a) of Section 12.13 of the Financing Agreement, the
Collateral that LSI proposes to release does not arise from or relate to Accounts or Inventory.] [With respect to a release requested pursuant to subsection (b) of Section 12.13 of the Financing Agreement (i) attached hereto as Schedule III is a calculation of the Collateral Release Payment, (ii) the Collateral Release Payment has been made or, as a condition to the requested release, will be made, (iii) attached hereto as
Annex I is a Borrowing Base Certificate calculated both immediately before and immediately after giving effect to such
Permitted Asset Sale (including any intended use of the proceeds of such released Collateral to reduce the Revolving Loans pursuant to Section 12.13(b) of the Financing Agreement), and
(iv) both immediately before and immediately after giving effect to the requested release of the Collateral (including any intended use of the proceeds of such released Collateral to reduce the Revolving Loans pursuant to Section 12.13(b) of the
Financing Agreement), the Availability of the Companies (without giving effect to the Line of Credit limitation contained in clause (i) of the definition of Availability contained in the
Financing Agreement) is greater than zero.]

     6.   [In the event that Schedule III [and/or paragraph
5]
indicates that LSI is required to make a Collateral Release
Payment, LSI[represents and warrants that such Collateral
Release
Payment has been made on or prior to the date hereof]
[covenants
that such Collateral Release Payment will be made prior to the release of the Collateral described in Schedule I]].

     IN WITNESS WHEREOF, the undersigned has signed this certificate as of the ____________ day of 19__.



                              ___________________________
                              [Name]:
                              [Title]: